As filed with the Securities and Exchange Commission on August 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CardConnect Corp.

(Exact name of registrant as specified in its charter)

Delaware	7389	46-5380892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

100 Continental Drive, Suite 300

King of Prussia, PA 19406

(484) 581-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Shanahan

Chief Executive Officer and President

CardConnect Corp.

100 Continental Drive, Suite 300

King of Prussia, PA 19406

(484) 581-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Amanda Abrams

J. Baur Whittlesey

Ledgewood PC

2001 Market Street, Suite 3400

Philadelphia, PA 19103

Phone: (215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to Be Registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	10,300,000	(3)	$12.00	$123,600,000	$12,447

(1)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional common shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	In accordance with Rule 457(i), the proposed offering price is calculated based on the additional consideration to be received upon the exercise of each warrant of $12.00 per warrant to purchase one share of the registrant’s common stock.
(3)	Consists of 10,300,000 shares of our common stock issuable upon the exercise of warrants that were issued by FinTech Acquisition Corp., a Delaware corporation, now known as CardConnect Corp.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 25, 2016

PROSPECTUS

10,300,000 Shares of Common Stock

of

CardConnect Corp.

This prospectus relates to the issuance by us of up to 10,300,000 shares of our common stock, par value $0.001 per share, upon the exercise of warrants that were issued by FinTech Acquisition Corp., a Delaware corporation, now known as CardConnect Corp. The warrants became exercisable on August 28, 2016, which was 30 days after the completion of the transactions contemplated by the Merger (as defined and described below). See “Summary—Company History” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Recent Events” beginning on pages 1 and 51, respectively. The warrants will expire at 5:00 p.m., New York time, July 29, 2021 or earlier upon redemption or liquidation.

Each warrant entitles its holder to purchase one share of common stock at an exercise price of $12.00 per share.

We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of common stock. See “Plan of Distribution” beginning on page 105.

We may redeem the outstanding warrants at a price of $0.01 per warrant if the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CCN.” The warrants are traded on The Nasdaq Capital Market under the symbol “CCNWW.” On August 24, 2016, the last reported sale price of our common stock was $10.00 per share and the last reported sale price of the warrants was $1.35 per share.

Investing in our common stock involves a high degree of risk. These risks are described under the caption “Risk Factors” that begins on page 8 of this prospectus.

Neither the United States Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of the common stock that may be offered under this prospectus, nor have any of these regulatory authorities determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2016.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the SEC. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a subsequently filed document in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have not authorized anyone to provide you with any different or additional information other than that contained in this prospectus and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

We are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer, or an invitation on our behalf, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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INTRODUCTORY NOTE

On July 29, 2016, we consummated the acquisition of FTS Holding Corporation by the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc., our wholly-owned subsidiary, which we refer to as the Merger.

In connection with the closing of the Merger, we changed our name from FinTech Acquisition Corp. to CardConnect Corp. and FinTech Merger Sub, Inc. changed its name to FTS Holding Corporation. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined Company and its subsidiaries, “FinTech” refers to the company prior to the closing of the Merger and “CardConnect” refers to FTS Holding Corporation prior to the Merger.

SUMMARY

This summary highlights certain information about us, this offering and the information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” and the financial statements and other information included elsewhere in this prospectus, before making an investment decision. See also the section entitled “Where You Can Find More Information.”

Overview

CardConnect Corp., a Delaware corporation, is a provider of payment processing solutions to merchants throughout the United States. Our secure, proprietary platform allows us to provide payment solutions, superior customer support and first-rate tools for our distribution partners and merchants. Our solutions and services enable distribution partners to effectively manage their business and for merchants to securely accept electronic payments.

Risk Factors

There are a number of risks related to our business and our common stock that you should consider before making an investment decision. You should carefully consider all the information presented in the section entitled “Risk Factors” beginning on pages 8 of this prospectus and the other information contained in this prospectus.

Company History

We were formed in November 2013 as a special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. On July 29, 2016, we acquired CardConnect pursuant to the Merger and changed our name to CardConnect Corp. in connection with the Merger. Prior to the Merger, our securities were traded on the NASDAQ Capital Market under the symbols “FNTCU,” “FNTC” and “FNTCW.” Upon the closing of the Merger, we continued the listing of our common stock and warrants on the NASDAQ Capital Market under the symbols “CCN” and “CCNWW,” respectively, effective August 1, 2016.

CardConnect was founded in 2006 as Financial Transaction Services, LLC and in September 2010, merged into FTS Holding Corp. in connection with the sale of a controlling interest in the company.

Presentation of Financial and Operating Data

The Merger was accounted for as a reverse merger. CardConnect is considered the “acquirer” and FinTech is treated as the “acquired” company for financial reporting purposes.

Corporate Information

The mailing address of our principal executive office is 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406 and our telephone number is (484) 581-2200. Our website address is www.cardconnect.com. The information found on our website is not part of this prospectus.

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THE OFFERING

Common stock offered	10,300,000 shares

Common stock outstanding as of August 24, 2016	28,751,331 shares

Use of proceeds	We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of common stock. See “Use of Proceeds.”

Dividend policy	We currently expect to retain any future earnings for use in our business operations, and, accordingly, we do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Symbol for trading on The NASDAQ Capital Market	Our common stock is quoted under the symbol “CCN” Our warrants are quoted under the symbol “CCNWW”

Unless otherwise indicated, all information in this prospectus relating to the number of shares of our common stock to be outstanding immediately after this offering is based on 28,751,331 shares outstanding as of August 24, 2016, which excludes (a) the 10,300,000 shares of common stock offered by this prospectus, which are issuable upon exercise of 10,300,000 warrants at an exercise price of $12.00 per share; and (b) options to purchase 7,233,858 shares of our common stock at a weighted average exercise price of $7.33 per share.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected historical FinTech financial information. FinTech’s balance sheet data as of April 30, 2016 and 2015 and income statement data for the six months ended April 30, 2016 and 2015 are derived from FinTech’s unaudited financial statements included elsewhere in this prospectus. FinTech’s balance sheet data as of October 31, 2015 and 2014 and income statement data for the years ended October 31, 2015 and 2014 are derived from its audited financial statements included elsewhere in this prospectus.

The following information is only a summary and should be read in conjunction with FinTech’s condensed consolidated financial statements and related notes contained elsewhere in this prospectus. The historical results included below and elsewhere in this prospectus are not indicative of our future performance.

	Six Months Ended April 30,		Year Ended October 31,
	2016	2015	2015	2014
(dollars in thousands, except per share data)
Income Statement Data:
Operating costs	$745	$41	$229	$29
Gain on reduction of deferred underwriting fee payable	1,000	—	—	—
Unrealized gain (loss) on securities	61	—	(50)	—
Interest income	28	28	35	—
Net income (loss)	344	(13)	(244)	(29)
Basic and diluted income (loss) per share	0.07	(0.00)	(0.06)	(0.01)

	As of April 30,		As of October 31,
	2016	2015	2015	2014
(dollars in thousands)
Balance Sheet Data:
Cash	$65	$314	$153	$5
Cash and securities held in Trust Account	100,075	100,028	99,985	—
Total assets	100,201	100,441	100,210	226
Common stock subject to redemption	90,429	90,316	90,085	—
Total stockholders’ equity (deficit)	5,000	5,000	5,000	(4)

	Six Months Ended April 30,		Year Ended October 31,
	2016	2015	2015	2014
(dollars in thousands)
Cash Flow Data:
Net cash used in operating activities	$(373)	(160)	$(321)	$(8)
Net cash used in investing activities	—	(100,000)	(100,000)	—
Net cash provided by financing activities	285	100,470	100,470	13

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SELECTED HISTORICAL FINANCIAL INFORMATION OF CARDCONNECT

The following table sets forth selected historical financial information of CardConnect as of the dates and for the periods presented. The financial information for CardConnect as of December 31, 2015 and 2014 and for the periods ended December 31, 2015, 2014 and 2013 has been derived from CardConnect’s audited financial statements for such periods, audited by Marcum LLP, independent registered public accountants, included elsewhere in this prospectus. The financial information for CardConnect as of December 31, 2013, 2012 and 2011, for the years ended December 31, 2012 and 2011 and as of and for the six months ended June 30, 2016 and 2015 has been derived from CardConnect’s unaudited financial statements for such periods. You should read the following selected financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
(dollars in thousands)
Income Statement Data:
Revenue	$278,454	$213,245	$458,648	$389,985	$348,905	$251,071	$154,969
Expenses	273,729	210,801	454,806	392,098	350,892	251,370	149,026
Total other expenses	1,039	723	1,285	1,299	1,478	1,000	721
Income (loss) before income tax provision	3,686	1,721	2,556	(3,412)	(3,465)	(1,299)	5,223
Net income (loss)	3,394	721	1,172	(12,011)	(2,152)	(843)	3,336

	As of June 30,	As of December 31,
	2016	2015	2014	2013	2012	2011
(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$9,356	$3,575	$1,158	$257	$630	$4,765
Total assets	149,809	145,912	110,967	125,405	128,832	67,104
Total liabilities	86,708	87,205	52,619	56,994	59,932	17,117
Total stockholders’ equity	63,101	58,707	58,348	68,411	68,900	49,987

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
(dollars in thousands)
Cash Flow Data:
Net cash provided by operating activities	$12,049	$10,107	$20,071	$19,683	$18,232	$7,231	$7,993
Net cash used in investing activities	(4,488)	(9,254)	(37,171)	(9,998)	(14,317)	(59,083)	(10,033)
Net cash (used in) provided by financing activities	(1,780)	(1,175)	19,517	(8,784)	(4,288)	47,717	6,314

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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of April 30, 2016 combines the unaudited historical consolidated balance sheet of CardConnect as of June 30, 2016 with the unaudited historical condensed consolidated balance sheet of FinTech as of April 30, 2016, giving effect to the Merger as if it had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the year ended October 31, 2015 combines the audited historical consolidated statement of operations of CardConnect for the year ended December 31, 2015 with the audited historical statement of operations of FinTech for the year ended October 31, 2015, giving effect to the Merger as if it had occurred on November 1, 2014.

The following unaudited pro forma condensed combined income statement for the six months ended April 30, 2016 combines the unaudited historical consolidated statement of operations of CardConnect for the six months ended June 30, 2016 with the unaudited historical condensed consolidated statement of operations of FinTech for the six months ended April 30, 2016, giving effect to the Merger as if it had occurred on November 1, 2015.

The historical financial information has been adjusted to give pro forma effect to final events that are related and/or directly attributable to the Merger, are factually supportable and are expected to have a continuing impact on the results of the combined Company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined Company upon consummation of the Merger.

The historical financial statements of FinTech and CardConnect have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP.

The historical financial information for CardConnect as of December 31, 2014 and 2015 and for the years ended December 31, 2013, 2014 and 2015 has been derived from CardConnect’s audited financial statements included elsewhere in this prospectus. The historical financial information for CardConnect as of June 30, 2016 and for the six months ended June 30, 2016 has been derived from CardConnect’s unaudited financial statements. The historical financial information of FinTech was derived from the audited financial statements of FinTech for the years ended October 31, 2015 and 2014 and the unaudited condensed consolidated financial statements of FinTech for the six months ended April 30, 2016 and 2015 included elsewhere in this prospectus. This information should be read together with CardConnect’s and FinTech’s audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus or incorporated by reference in this prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined Company will experience. CardConnect and FinTech have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

5

Selected Unaudited Pro Forma Financial Information
(dollars in thousands except per share amounts)

	FinTech	CardConnect	Pro Forma Combined
Statement of Operations Data – For the Six Months Ended April 30, 2016 (Fintech) and Six Months Ended June 30, 2016 (CardConnect)
Revenue	$—	$278,454	$278,454
Total operating expenses	$745	$273,729	$276,271
Operating (loss) income	$(745)	$4,725	$2,183
Net (loss) income	$344	$3,394	$(957)
Net (loss) income per common share – basic and diluted	$0.07		$(0.03)

Balance Sheet Data – As of April 30, 2016 (Fintech) and June 30, 2016 (CardConnect)
Total current assets	$127	$45,737	$59,984
Total assets	$100,201	$149,809	$164,056
Total current liabilities	$647	$82,987	$30,384
Total liabilities	$4,772	$86.708	$163,057
Total stockholders’ equity (deficit)	$5,000	$63,101	$(36,502)

	FinTech	CardConnect	Pro Forma Combined
Statement of Operations Data – For the Year Ended October 31, 2015 (Fintech) and Year Ended December 31, 2015 (CardConnect)
Revenue	$—	$458,648	$458,648
Total operating expenses	$229	$454,806	$458,628
Operating (loss) income	$(229)	$3,842	$20
Net (loss) income	$(244)	$1,172	$(4,249)
Net loss per common share – basic and diluted	$(0.06)		$(0.15)

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COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of FinTech and CardConnect on a stand-alone basis and the unaudited pro forma condensed combined per share data for the six months ended April 30, 2016 and the year ended October 31, 2015 after giving effect to the Merger.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this prospectus. The unaudited FinTech and CardConnect pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FinTech and CardConnect would have been had the companies been combined during the period presented.

	FinTech	CardConnect	Pro Forma Combined
	(in thousands except share and per share amounts)
Six Months Ended April 30, 2016 (FinTech) and Six Months Ended June 30, 2016 (CardConnect)
Net (loss) income	$344	$3,394	$(957)
Stockholders’ equity (deficit) at April 30, 2016	$5,000	$63,101	$(36,502)
Weighted average shares outstanding – basic and diluted	4,728,248		28,782,439
Basic and diluted net income (loss) per share	$0.07		$(0.03)
Stockholders’ equity (deficit) per share – basic and diluted – at April 30, 2016	$1.06		$(1.27)

Year Ended October 31, 2015 (FinTech) and Year Ended December 31, 2015 (CardConnect)
Net (loss) income	$(244)	$1,172	$(4,249)
Weighted average shares outstanding – basic and diluted	4,316,202		28,370,393
Basic and diluted net loss per share	$(0.06)		$(0.15)

7

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities you should also refer to the other information contained in this prospectus.

Risks Relating to Our Business

The payment processing industry is highly competitive and such competition is likely to increase, which may adversely influence the prices we can charge to merchants for our services and the compensation we must pay to our distribution partners, and as a result, our profit margins.

The payment processing industry is highly competitive. We primarily compete in the small and medium business (“SMB”) merchant industry. Competition has increased recently as other providers of payment processing services have established a sizable market share in the SMB merchant industry, with the largest ten processors representing approximately 80% of the SMB market. Our primary competitors for SMB merchants in these markets include financial institutions and their affiliates and well-established payment processing companies that target SMB merchants directly and through third parties, including Bank of America Merchant Services, Chase Paymentech, Elavon, Inc. (a subsidiary of U.S. Bancorp), First Data Corporation, Vantiv, Inc., Global Payments, Inc., Heartland Payment Systems, Inc. (an affiliate of Global Payments, Inc.), BluePay and Square. Competing with financial institutions is challenging because, unlike us, they often bundle processing services with other banking products and services. We also compete with many of these same entities for the assistance of distribution partners. For example, many of our distribution partners are not exclusive to us but also have relationships with our competitors, such that we have to continually expend resources to maintain those relationships. Our growth will depend on the continued growth of payments with prepaid, debit and credit cards, which we refer to as Electronic Payments, and our ability to increase our market share through successful competitive efforts to gain new merchants and distribution partners.

In addition, many financial institutions, subsidiaries of financial institutions or well-established payment processing companies with which we compete, have substantially greater capital, technological, management and marketing resources than we have. These factors may allow our competitors to offer better pricing terms to merchants and more attractive compensation to distribution partners, which could result in a loss of our potential or current merchants and distribution partners. This competition may effectively limit the prices we can charge our merchants, cause us to increase the compensation we pay to our distribution partners and require us to control costs aggressively in order to maintain acceptable profit margins. Our future competitors may also develop or offer services that have price or other advantages over the services we provide.

We are also facing new competition from emerging and non-traditional payment processing companies as well as traditional companies offering alternative electronic payments services and products. Certain of these competitors integrate proprietary software and service solutions with electronic payments services and have significant financial resources and robust networks that could allow them to have access to merchants needing electronic payments services. If these new entrants gain a greater share of total electronic payments transactions, they could impact our ability to retain and grow our relationships with merchants and distribution partners. These new entrants also may compete in ways that minimize or remove the role of traditional, point of sale, or POS software in the electronic payments process upon which our services are based, which could also limit our ability to retain or grow those relationships.

8

To acquire and retain a segment of our merchants, we depend in part on distribution partners that may not serve us exclusively and are subject to attrition.

We rely in significant part on the efforts of integrated service vendors and referral partners to market our services to merchants seeking to establish a merchant acquiring relationship. These distribution partners seek to introduce us, as well as our competitors, to newly established and existing SMB merchants, including retailers, restaurants and other businesses. Generally, our agreements with distribution partners (with the exception of a portion of our integrated technology partners and bank referral partners) are not exclusive and distribution partners retain the right to refer merchants to other merchant acquirers. Gaining and maintaining loyalty or exclusivity can require financial concessions to maintain current distribution partners and merchants or to attract potential distribution partners and merchants from our competitors. We have been required, and expect to be required in the future, to make concessions when renewing contracts with our distribution partners and such concessions can have a material impact on our financial condition or operating performance. If these distribution partners switch to another merchant acquirer, cease operations or become insolvent, we will no longer receive new merchant referrals from them, and we risk losing existing merchants that were originally enrolled by them. Additionally, our distribution partners are subject to the requirements imposed by our bank sponsors, which may result in fines to them for non-compliance and may, in some cases, result in these entities ceasing to refer merchants to us. We cannot accurately predict the level of attrition of our distribution partners or merchants in the future, particularly those merchants we acquired as customers in the portfolio acquisitions we have completed in the past six years, which makes it difficult for us to forecast growth. If we are unable to establish relationships with new distribution partners or merchants, or otherwise increase our transaction processing volume in order to counter the effect of this attrition, our revenues will decline.

Unauthorized disclosure of merchant or cardholder data, whether through breach of our computer systems, computer viruses, or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We are responsible for data security for our self and for third parties with whom we partner and under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express, and debit card networks. These third parties include merchants, our distribution partners and other third-party service providers and agents. We and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver’s license numbers and bank account numbers. We have ultimate liability to the payment networks and our bank sponsors that register us with Visa or MasterCard for our failure or the failure of third parties with whom we contract to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our contracted third parties could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others.

Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security increase when we transmit information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of our contracted third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or our contracted third parties could hurt our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

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We and our contracted third parties could be subject to breaches of security by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, and result in the imposition of material penalties and fines under state and federal laws or by the payment networks. While we maintain insurance coverage that may, subject to policy terms and conditions, cover certain aspects of cyber risks, our insurance coverage may be insufficient to cover all losses. In addition, a significant cybersecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of our bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.

Although we generally require that our agreements with distribution partners or our service providers which may have access to merchant or cardholder data include confidentiality obligations that restrict these parties from using or disclosing any merchant or cardholder data except as necessary to perform their services under the applicable agreements, we cannot guarantee that these contractual measures will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. In addition, many of our merchants are small and medium businesses that may have limited competency regarding data security and handling requirements and may thus experience data breaches. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, and our incurring significant losses.

In addition, our agreements with our bank sponsors and our third-party payment processors (as well as payment network requirements) require us to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately comply with these protective measures could result in fees, penalties, litigation or termination of our bank sponsor agreements.

Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new integrated technology and referral partners, and may cause parties with whom we already have such agreements to terminate them.

Potential distribution partners and merchants may be reluctant to switch to a new merchant acquirer, which may adversely affect our growth.

Many potential distribution partners and merchants worry about potential disadvantages associated with switching merchant acquirers, such as a loss of accustomed functionality, increased costs and business disruption. For our distribution partners, switching to us from another merchant acquirer or integrating with us may constitute a significant undertaking. As a result, many distribution partners and merchants often resist change. There can be no assurance that our strategies for overcoming potential reluctance to change vendors or initiate a relationship with us will be successful, and this resistance may adversely affect our growth and performance results.

As we increase our sales efforts toward larger enterprise customers, our sales cycle may become more time-consuming, expensive and harmful to our business.

While the primary source of our revenue is derived from the SMB merchant segment, we also compete in, and have increased our sales efforts toward, larger businesses that primarily utilize sophisticated Enterprise Resource Planning (“ERP”) systems to manage their businesses (referred to as “Enterprise” customers). As we increase our sales efforts at Enterprise customers, we will face greater costs, longer sales cycles and less predictability in completing some of our sales. A prospective Enterprise customer’s decision to use our solutions may be an enterprise-wide decision and, if so, these sales would require us to provide greater education to the prospective customer about our solutions’ uses and benefits. Additionally, implementation of our services may be more costly and time consuming because larger customers typically demand more customization, integration services and features. Consequently, these sales opportunities may require us to devote greater sales support and professional services resources to individual sales, increasing the costs and time required to complete sales and diverting sales and professional services resources to a smaller number of larger transactions. We cannot guarantee you that we will be able to increase our Enterprise customer base and our sales efforts to obtain such customers may become time consuming, costly and harmful to our financial performance.

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We are subject to extensive government regulation, and any new laws and regulations, industry standards or revisions made to existing laws, regulations or industry standards affecting the electronic payments industry may have an unfavorable impact on our business, financial condition and results of operations.

We are subject to numerous regulations that affect electronic payments including, U.S. financial services regulations, consumer protection laws, escheat regulations, and privacy and information security regulations. Regulation and proposed regulation of our industry has increased significantly in recent years. Changes to statutes, regulations or industry standards, including interpretation and implementation of statutes, regulations or standards, could increase our cost of doing business or affect the competitive balance. Failure to comply with regulations may have an adverse effect on our business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines.

Interchange fees, which are typically paid by the payment processor to the issuer in connection with electronic payments, are subject to increasingly intense legal, regulatory, and legislative scrutiny. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or The Dodd-Frank Act, significantly changed the U.S. financial regulatory system, including by regulating and limiting debit card fees charged by certain issuers, allowing merchants to set minimum dollar amounts for the acceptance of credit cards and allowing merchants to offer discounts or other incentives for different payment methods.

New rules implementing the Dodd-Frank Act also contain certain prohibitions on payment network exclusivity and merchant routing restrictions. These restrictions could limit the number of debit transactions, and prices charged per transaction, which would negatively affect our business. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, or the CFPB, which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, such as us, should be supervised by the Board of Governors of the Federal Reserve System, or the Federal Reserve, because it is systemically important to the U.S. financial system. Any such designation would result in increased regulatory burdens on our business, which increases our risk profile and may have an adverse impact on our business, financial condition and results of operations.

We and many of our merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices. That statement and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of our merchants and, in some cases, may subject us, as the merchant’s electronic processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if we were deemed to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through our services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general, have authority to take action against non-banks that engage in unfair or deceptive practices or violate other laws, rules and regulations and to the extent we are processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, we may be subject to enforcement actions and as a result may incur losses and liabilities that may impact our business.

Our business may also be subject to the Fair Credit Reporting Act, or the FCRA, which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities that take adverse action based on information obtained from credit reporting agencies. We could be liable if our practices under the FCRA are not in compliance with the FCRA or regulations under it.

Separately, the Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code of 1986, as amended, or the Code, that requires, the filing of yearly information returns by payment processing entities and third-party settlement organizations with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements. We could be liable for penalties if our information returns do not comply with these regulations.

These and other laws and regulations, even if not directed at us, may require us to make significant efforts to change our products and services and may require that we incur additional compliance costs and change how we price our services to merchants. Implementing new compliance efforts may be difficult because of the complexity of new regulatory requirements, and may cause us to devote significant resources to ensure compliance. Furthermore, regulatory actions may cause changes in business practices by us and other industry participants which could affect how we market, price and distribute our products and services, which could limit our ability to grow, reduce our revenues, or increase our costs. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our business or our reputation.

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Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect our ability to effectively provide our services to merchants.

Governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, and transfer of, and requiring safeguarding of, non-public personal information. Our operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and consumer reporting agencies and businesses and governmental agencies that own data.

In May 2014, the Executive Office of the President of the United States issued two reports on the subjects of Big Data and Privacy. These reports indicate the potential, if not likelihood, for increased regulation of the collection, storage, use and transfer of personal information. Particularly, these reports seek to emphasize the need for future regulation of use of personal information. Any such changes may cause changes in business practices by us and other industry participants which could affect how we market, price and distribute our products and services, which limit our ability to grow, reduce our revenues or increase our costs.

In connection with providing services to our merchants, we are required by regulations and contracts with them and with our financial institution referral partners to provide assurances regarding the confidentiality and security of non-public consumer information. These contracts require periodic audits by independent companies regarding our compliance with industry standards and also allow for similar audits regarding best practices established by regulatory guidelines. The compliance standards relate to our infrastructure, components and operational procedures designed to safeguard the confidentiality and security of non-public consumer personal information shared by our merchants with us. Our ability to maintain compliance with these standards and satisfy these audits will affect our ability to attract, grow and maintain business in the future. If we fail to comply with the laws and regulations relating to the protection of data privacy, we could be exposed to suits for breach of contract or to governmental proceedings. In addition, our relationships and reputation could be harmed, which could inhibit our ability to retain existing merchants and distribution partners and obtain new merchants and distribution partners.

If more restrictive privacy laws or rules are adopted by authorities in the future on the federal or state level, our compliance costs may increase and our ability to perform due diligence on, and monitor the risk of, our current and potential merchants may decrease, which could create liability for us. Additionally, our opportunities for growth may be curtailed by our compliance capabilities or reputational harm, and our potential liability for security breaches my increase.

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Failure to comply with the rules established by payment networks or standards established by third-party processors could result in those networks or processors imposing fines or the networks suspending or, terminating our registrations through our bank sponsors.

In order to provide our merchant acquiring services, we are registered through our bank sponsors with the Visa and MasterCard networks as service providers for member institutions. More than 85% of our $19.5 billion in processing volume in the fiscal year ended December 31, 2015 was attributable to transactions processed on the Visa and MasterCard networks. We are also registered directly with other payment networks, including Discover and American Express. As such, we and our merchants are subject to payment network rules. The payment networks routinely update and modify requirements applicable to merchant acquirers including rules regulating data integrity, third-party relationships (such as those with respect to bank sponsors), merchant chargeback standards and Payment Card Industry and Data Security Standards (the “PCI DSS”). Standards governing our third-party processing agreements may also impose requirements with respect to compliance with PCI DSS.

If we do not comply with the payment network requirements or standards governing our third-party processing agreements, our transaction processing capabilities could be delayed or otherwise disrupted, and recurring non-compliance could result in the payment networks or third-party processors seeking to fine us, the payment networks suspending or terminating our registrations which allow us to process transactions on their networks, which would make it impossible for us to conduct our business on its current scale.

We have received notices of non-compliance and fines, which have typically related to excessive chargebacks by a merchant, data security failures or merchant non-compliance with PCI DSS on the part of a merchant. If we are unable to resolve the issues presented in such notices, recover fines from or pass-through costs to our merchants, or recover losses under insurance policies, we would experience a financial loss and any such loss could be significant. Under certain circumstances specified in the payment network rules or our third-party processing agreements, we may be required to submit to periodic audits, self-assessments or other assessments of our compliance with the PCI DSS. Such activities may reveal that we have failed to comply with the PCI DSS. In addition, even if we comply with the PCI DSS, there is no assurance that we will be protected from a security breach. The termination of our registration with the payment networks, or any changes in payment network or issuer rules that limit our ability to provide merchant acquiring services, could have an adverse effect on our payment processing volumes, revenues and operating costs.

If an audit or self-assessment under PCI DSS identifies any deficiencies that we need to remediate, the remediation efforts may distract our management team and be expensive and time consuming.

Changes in payment network rules or standards could adversely affect our business, financial condition and results of operations.

Payment network rules are established and changed from time to time by each payment network as they may determine in their sole discretion and with or without advance notice to their participants. The timelines imposed by the payment networks for expected compliance with new rules have historically been, and may continue to be, highly compressed, requiring us to quickly implement changes to our systems which increases the risk of non-compliance with new standards. In addition, the payment networks could make changes to interchange or other elements of the pricing structure of the merchant acquiring industry that would have a negative impact on our results of operations.

An example of a recent payment network standard is Europay, Mastercard and Visa (“EMV”), a credit and debit authentication methodology mandated by Visa, MasterCard, American Express and Discover that was to be supported by payment processors by April 2013 and by merchants by October 2015. This standard sets new requirements, including requiring POS systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard and setting new rules for data handling and security. We are liable to our EMV networks for losses resulting from fraudulent Electronic Payments made at our merchant customers that have not yet complied with the mandate by implementing EMV compliant payment terminals. Our contracts seek to mitigate this risk by allowing us to recover these fraud-related losses from our merchant customers. However, our merchant customers may be insolvent or we may otherwise be unable to recover these fraud-related losses in full or at all. We have invested significant resources to ensure our systems’ compliance and to assist our merchants in becoming EMV compliant. Any failure to recover fraud-related losses from our merchants that have not yet complied with EMV standards could result in our incurring material losses.

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There may be a decline in the use of Electronic Payments as a payment mechanism for consumers or adverse developments with respect to the electronic payments industry in general which could adversely affect our business, financial condition and operating results.

Maintaining or increasing our profitability is dependent on consumers and businesses continuing to use credit, debit and prepaid cards at the same or greater rate than previously. If consumers do not continue to use these cards for their transactions or if there is a change in the mix of payments between cash and Electronic Payments which is adverse to us our business could decline and we could incur material losses. Regulatory changes may also result in merchants seeking to charge customers additional fees for use of Electronic Payments. Additionally, in recent years, increased incidents of security breaches have caused some consumers to lose confidence in the ability of retailers to protect their information, causing consumers to discontinue use of electronic payment methods. In addition, security breaches could result in financial institutions cancelling large numbers of credit and debit cards, or consumers electing to cancel their cards following such an incident.

In order to remain competitive and to continue to increase our revenues and earnings, we must continually update our products and services, a process which could result in increased costs and the loss of revenues, earnings, merchants and distribution partners if the new products and services do not perform as intended or are not accepted in the marketplace.

The electronic payments industry in which we compete is subject to rapid technological changes and is characterized by new technology, product and service introductions, evolving industry standards, changing merchant needs and the entrance of non-traditional competitors. We are subject to the risk that our existing products and services become obsolete, and that we are unable to develop new products and services in response to industry demands. Our future success will depend in part on our ability to develop or adapt to technological changes and evolving industry. We are continually involved in a number of projects, such as the introduction of our SMB retail terminal solution and other new offerings emerging in the electronic payments industry, many of which require investment in non-revenue generating products or services that our distribution partners and merchants expect to be included in our product and service offerings. These projects carry the risks associated with any development effort, including difficulty in determining market demand and timing for delivery of new products and services, cost overruns, delays in delivery and performance problems. In addition, new products and offerings may not perform as intended or generate the business or revenue growth expected. Defects in our software and errors or delays in our processing of electronic transactions could result in additional development costs, diversion of technical and other resources from our other development efforts, loss of credibility with current or potential distribution partners and merchants, harm to our reputation, fines imposed by card networks, or exposure to liability claims. Any delay in the delivery of new products or services or the failure to differentiate our products and services could render them less desirable, or possibly even obsolete, to our merchants. Additionally, the market for alternative payment processing products and services is evolving, and it may develop too rapidly or not rapidly enough for us to recover the costs we have incurred in developing new products and services.

We may not be able to continue to expand our share of the existing electronic payments industry or expand into new markets, which would inhibit our ability to grow and increase our profitability.

Our future growth and profitability depend, in part, upon our continued expansion within the markets in which we currently operate, the emergence of other markets for electronic payments and our ability to penetrate these markets and our current distribution partners’ merchant base. Future growth and profitability of our business may depend upon our ability to penetrate new industries and markets for electronic payments.

Our ability to expand into new industries and markets also depends upon our ability to adapt our existing technology or to develop new technologies to meet the particular needs of each new industry or market. We may not have adequate financial or technological resources to develop effective and secure services or distribution channels that will satisfy the demands of these new industries or markets. Penetrating these new industries or markets may also prove to be more challenging or costly or take longer than we may anticipate. If we fail to expand into new and existing electronic payments industries and markets, we may not be able to continue to grow our revenues and earnings.

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Our acquisitions subject us to a variety of risks that could harm our business.

We review and complete selective acquisition opportunities. There can be no assurances that we will be able to complete suitable acquisitions for a variety of reasons, including the identification of and competition for acquisition targets, the need for regulatory approvals, the inability of the parties to agree to the structure or purchase price of the transaction and our inability to finance the transaction on commercially acceptable terms. In addition, any completed acquisition will subject us to a variety of other risks:

●	we may need to allocate substantial operational, financial and management resources in integrating new businesses, technologies and products, and management may encounter difficulties in integrating the operations, personnel or systems of the acquired businesses;

●	acquisitions may have a material adverse effect on our business relationships with existing or future merchants or distribution partners, in particular, to the extent we consummate acquisitions that increase our sales and distribution capabilities;

●	we may assume substantial actual or contingent liabilities, known and unknown;

●	acquisitions may not meet our expectations of future financial performance;

●	we may experience delays or reductions in realizing expected synergies or benefits;

●	we may incur substantial unanticipated costs or encounter other problems associated with acquired businesses or devote time and capital investigating a potential acquisition and not complete the transaction;

●	we may be unable to achieve our intended objectives for the transaction; and

●	we may not be able to retain the key personnel, customers and suppliers of the acquired business.

Additionally, we may be unable to maintain uniform standards, controls, procedures and policies as we attempt to integrate the acquired businesses, and this may lead to operational inefficiencies. These factors related to our acquisition strategy, among others, could have a material adverse effect on our business, financial condition and results of operations.

Potential changes in the competitive landscape, including disintermediation from other participants in the payments value chain, could harm our business.

We expect that the competitive landscape will continue to change, including the following developments.

●	Rapid and significant changes in technology may result in technology-led marketing that is focused on business solutions rather than pricing, new and innovative payment methods and programs that could place us at a competitive disadvantage and reduce the use of our services.

●	Competitors, distribution partners, and other industry participants may develop products that compete with or replace our value-added products and services.

●	Participants in the financial services payments and technology industries may merge, create joint ventures or form other business combinations that may strengthen their existing business services or create new payment services that compete with us.

●	New services and technologies that we develop may be impacted by industry-wide solutions and standards related to migration to EMV chip technology, tokenization or other security-related technologies

Failure to compete effectively against any of these competitive threats could have a material adverse effect on our business, financial condition and results of operations.

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We may not be able to successfully manage our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our proprietary technology. Third parties may challenge, circumvent, infringe or misappropriate our intellectual property, or such intellectual property may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of service offerings or other competitive harm. Others, including our competitors, may independently develop similar technology, duplicate our services or design around our intellectual property and, in such cases, we could not assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information. We may have to litigate to enforce or determine the scope and enforceability of our intellectual property rights and know-how, which is expensive, could cause a diversion of resources and may not prove successful. Also, because of the rapid pace of technological change in our industry, aspects of our business and our services rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms or at all. The loss of intellectual property protection or the inability to license or otherwise use third-party intellectual property could harm our business and ability to compete.

We may also be subject to costly litigation if our services and technology are alleged to infringe upon or otherwise violate a third party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, services or technology. Any of these third parties could make a claim of infringement against us with respect to our products, services or technology. We may also be subject to claims by third parties for patent, copyright or trademark infringement, breach of license or violation of other third-party intellectual property rights. Any claim from third parties may result in a limitation on our ability to use the intellectual property subject to these claims. Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement or other violations and attempting to extract settlements from companies like ours. Even if we believe that intellectual property related claims are without merit, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees. Claims of intellectual property infringement or violation also might require us to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products or services. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold its contractual obligations. If we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted.

We are subject to economic and political risk, the business cycles of our merchants and distribution partners and the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations.

The Electronic Payments industry depends heavily on the overall level of consumer, commercial and government spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions or increases in interest rates could adversely affect our financial performance by reducing the number or aggregate dollar volume of transactions made using Electronic Payments. If our merchants make fewer sales of their products and services using Electronic Payments, or consumers spend less money through Electronic Payments, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue. In addition, a weakening in the economy could force merchants to close at higher than historical rates, resulting in exposure to potential losses and a decline in the number of transactions that we process. We also have material fixed and semi-fixed costs, including rent, debt service, contractual minimums and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

A substantial portion of all of our merchants are small- and medium-sized businesses, which may increase the impact of economic fluctuations and merchant attrition on us.

We market and sell our solutions to SMB merchants. For the year ended December 31, 2015, approximately $446.4 million, or 97% of our revenue, was derived from SMB merchants. SMB merchants are typically more susceptible to the adverse effects of economic fluctuations than larger businesses. We experience attrition in merchants and merchant charge volume in the ordinary course of business resulting from several factors, including business closures, transfers of merchants’ accounts to our competitors and account closures that we initiate due to heightened credit risks relating to, or contract breaches by, a merchant. Adverse changes in the economic environment or business failures of our SMB merchants may have a greater impact on us than on our competitors who do not focus on SMB merchants to the extent that we do. We cannot accurately predict the level of SMB merchant attrition in the future. If we are unable to establish accounts with new merchants or otherwise increase our payment processing volume in order to counter the effect of this attrition, our revenues will decline.

16

Our systems and our third-party providers’ systems may fail due to factors beyond our control, which could interrupt our service, resulting in our inability to process, cause us to lose business, increase our costs and expose us to liability.

We depend on the efficient and uninterrupted operation of numerous systems, including our computer network systems, software, data centers and telecommunication networks, as well as the systems and services of our bank sponsors, the payment networks, third-party providers of processing services and other third parties. Our systems and operations or those of our third-party providers, such as our provider of dial-up authorization services, or the payment networks themselves, could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error or sabotage, financial insolvency and similar events. Our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. At present, our critical operational systems, such as our payment gateway, are fully redundant, while certain of our less critical systems are not. Therefore, certain aspects of our operations may be subject to interruption. Also, while we have disaster recovery policies and arrangements in place, they have not been tested under actual disasters or similar events.

Defects in our systems or those of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in failure to process transactions, additional operating and development costs, diversion of technical and other resources, loss of revenue, merchants and distribution partners, loss of merchant and cardholder data, harm to our business or reputation, exposure to fraud losses or other liabilities and fines and other sanctions imposed by payment networks.

We rely on other service and technology providers. If they fail or discontinue providing their services or technology generally or to us specifically, our ability to provide services to merchants may be interrupted, and, as a result, our business, financial condition and results of operations could be adversely impacted.

We rely on third parties to provide or supplement bankcard processing services and for infrastructure hosting services. We also rely on third parties for specific software and hardware used in providing our products and services. The termination by our service or technology providers of their arrangements with us or their failure to perform their services efficiently and effectively may adversely affect our relationships with our merchants and, if we cannot find alternate providers quickly, may cause those merchants to terminate their relationship with us.

We also rely in part on third parties for the development and access to new technologies, or updates to existing products and services for which third parties provide ongoing support, which increases the cost associated with new and existing product and service offerings. Failure by these third-party providers to devote an appropriate level of attention to our products and services could result in delays in introducing new products or services, or delays in resolving any issues with existing products or services for which third-party providers provide ongoing support.

Fraud by merchants or others could cause us to incur losses.

We face potential liability for fraudulent electronic payment transactions initiated by merchants or others. Merchant fraud occurs when a merchant opens a fraudulent merchant account and conducts fraudulent transactions or when a merchant, rather than a customer (though sometimes working together with a customer engaged in fraudulent activities), knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Any time a merchant is unable to fund a chargeback, we are responsible for that chargeback. Additionally, merchant fraud occurs when employees of merchants change the merchant demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account. We have established systems and procedures to detect and reduce the impact of merchant fraud, but we cannot be sure that these measures are or will be effective. Failure to effectively manage risk and prevent fraud could increase our chargeback or other liability.

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We also have potential liability for losses caused by fraudulent card-based payment transactions. Card fraud occurs when a merchant’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a card-present transaction, if the merchant swipes the card, receives authorization for the transaction from the issuer and verifies the signature on the back of the card against the paper receipt signed by the customer, the issuer remains liable for any loss. In a card-not-present transaction, even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction. Many of the merchants that we serve transact a substantial percentage of their sales in card-not-present transactions over the Internet or in response to telephone or mail orders, which makes these merchants more vulnerable to fraud than merchants whose transactions are conducted largely in card-present transactions.

We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices, in order to process electronic payment transactions. If these sponsorships are terminated and we are not able to secure new bank sponsors, we will not be able to conduct our business.

Because we are not a bank, we are not eligible for membership in the Visa, MasterCard and other payment networks, and are, therefore, unable to directly access these payment networks, which are required to process transactions. These networks’ operating regulations require us to be sponsored by a member bank in order to process Electronic Payment transactions. We are currently registered with Visa and MasterCard through Wells Fargo and Synovus Bank.

The current term of our agreement with Wells Fargo lasts through December 2021 and will thereafter automatically renew for two-year periods unless either party provides the other at least three months’ notice of its intent to terminate. The current term of our agreement with Synovus Bank lasts through October 2020 and will thereafter automatically renew for two-year periods unless either party provides the other at least six months’ notice of its intent to terminate.

Our bank sponsors may terminate their agreements with us if we materially breach the agreements and do not cure the breach within an established cure period, if our membership with Visa and/or MasterCard terminates, if we enter bankruptcy or file for bankruptcy, or if applicable laws or regulations, including Visa and/or MasterCard regulations, change to prevent either the applicable bank or us from performing services under the agreement. If these sponsorships are terminated and we are unable to secure a replacement bank sponsor within the applicable wind down period, we will not be able to process electronic payment transactions.

Furthermore, our agreements with our bank sponsors provide the bank sponsors with substantial discretion in approving certain elements of our business practices, including our solicitation, application and underwriting procedures for merchants. We cannot guarantee that our bank sponsors’ actions under these agreements will not be detrimental to us, nor can we provide assurance that any of our bank sponsors will not terminate their sponsorship of us in the future. Our bank sponsors have broad discretion to impose new business or operational requirements on us, which may materially adversely affect our business. If our sponsorship agreements are terminated and we are unable to secure another bank sponsor, we will not be able to offer Visa or MasterCard transactions or settle transactions which would likely cause us to terminate our operations.

Our bank sponsors also provide or supplement authorization, funding and settlement services in connection with our bankcard processing services. If our sponsorships agreements are terminated and we are unable to secure another bank sponsor, we will not be able to process Visa and MasterCard transactions which would have a material adverse effect on our business, financial condition and results of operations.

We incur liability when our merchants refuse or cannot reimburse us for chargebacks resolved in favor of their customers.

We have potential liability for chargebacks associated with the transactions we process. If a billing dispute between a merchant and a cardholder is not ultimately resolved in favor of the merchant, the disputed transaction is “charged back” to the merchant’s bank and credited or otherwise refunded to the cardholder. The risk of chargebacks is typically greater with those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment. If we or our bank sponsors are unable to collect the chargeback from the merchant’s account or reserve account (if applicable), or if the merchant refuses or is financially unable (due to bankruptcy or other reasons) to reimburse the merchant’s bank for the chargeback, we may bear the loss for the amount of the refund paid to the cardholder. Any increase in chargebacks not paid by our merchants could increase our costs and decrease our revenues.

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Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks.

We operate in a rapidly changing industry. Accordingly, our risk management policies and procedures may not be fully effective to identify, monitor, manage and remediate our risks. Some of our risk evaluation methods depend upon information provided by others and public information regarding markets, merchants or other matters that are otherwise inaccessible by us. In some cases, that information may not be accurate, complete or up-to-date. Additionally, our risk detection system is subject to a high degree of “false positive” risks being detected, which makes it difficult for us to identify real risks in a timely manner. If our policies and procedures are not fully effective or we are not always successful in capturing all risks to which we are or may be exposed, we may suffer harm to our reputation or be subject to litigation or regulatory actions that materially increase our costs and subject us to reputational damage that could limit our ability to grow and cause us to lose existing merchant clients.

Legal proceedings could have a material adverse effect on our business, financial condition or results of operations.

In the ordinary course of business, we may become involved in various litigation matters, including but not limited to commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters arising out of our current or future business. Any claims asserted against us, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our relationship with our merchants, distribution partners and other third parties and could lead to additional related claims. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of our business and operations or increase our cost of doing business. Our insurance or indemnities may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation and cause us to expend resources in our defense. Furthermore, there is no guarantee that we will be successful in defending ourselves in future litigation. Should the ultimate judgments or settlements in any pending litigation or future litigation or investigation significantly exceed our insurance coverage, they could have a material adverse effect on our business, financial condition and results of operations.

The loss of key personnel or of our ability to attract, recruit, retain and develop qualified employees could adversely affect our business, financial condition and results of operations.

Our success depends upon the continued services of our senior management and other key personnel who have substantial experience in the electronic payments industry and the markets in which we offer our services. In addition, our success depends in large part upon the reputation within the industry of our senior managers who have, developed relationships with our distribution partners, payment networks and other payment processing and service providers. Further, in order for us to continue to successfully compete and grow, we must attract, recruit, develop and retain personnel who will provide us with expertise across the entire spectrum of our intellectual capital needs. Our success is also depends on the skill and experience of our sales force, which we must continuously work to maintain. While we have a number of key personnel who have substantial experience with our operations, we must also develop our personnel to provide succession plans capable of maintaining the continuity of our operations. The market for qualified personnel is competitive, and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors.

Failure to retain or attract key personnel could impede our ability to grow and could result in our inability to operate our business profitably. In addition, contractual obligations related to confidentiality, assignment of intellectual property rights, and non-solicitation may be ineffective or unenforceable and departing employees may share our proprietary information with competitors in ways that could adversely impact us, or seek to solicit our distribution partners or merchants or recruit our key personnel to competing businesses.

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Risk Relating to Indebtedness

We have a substantial amount of indebtedness, which may limit our operating flexibility and could adversely affect its results of operations and financial condition.

On a pro forma basis after giving effect to the Merger, CardConnect would have had approximately $140.0 million of indebtedness as of June 30, 2016, consisting of amounts outstanding under the first lien term loan facility and second lien term loan facility entered into in connection with the Merger.

Our Company’s indebtedness may have important consequences to our investors, including, but not limited to:

●	increasing the our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

●	requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the competitive environment; and

●	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

Pursuant to the credit agreement with BMO Harris Bank N.A. (“BMO”), acting as administrative agent for a group of lenders, for a first lien credit facility (the “First Lien Facility”), and the second lien credit agreement with Babson Capital Finance LLC (“Babson”), also acting as administrative agent for a group of lenders, for a second lien term loan facility (the “Second Lien Facility” and, together with the First Lien Facility, the “Credit Facilities”) interest rates payable with respect to the First Lien Facility and Second Lien Facility vary at stated margins above either LIBOR or BMO’s base rate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities” for a description of the credit agreements for the Credit Facilities. An increase in interest rates would adversely affect our profitability.

Upon the occurrence of an event of default relating to our Credit Facilities, the lenders could elect to accelerate payments due and terminate all commitments to extend further credit. Consequently, we may not have sufficient assets to repay the amounts outstanding under the Credit Facilities, as well as other secured and unsecured indebtedness.

The credit agreements for the Credit Facilities provide that upon the occurrence of an event of default, the lenders will be able to elect to declare all amounts outstanding under the Credit Facilities to be immediately due and payable and terminate all commitments to lend additional funds. If we are unable to repay those amounts, the lenders for the Credit Facilities could proceed to foreclose against the collateral we granted to them to secure that indebtedness. We pledged substantially all of our and our subsidiaries’ assets as collateral for the Credit Facilities. If the lenders for the Credit Facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the amounts outstanding under the Credit Facilities, as well as any other secured and unsecured indebtedness, and if the lenders foreclose on our assets, it could render your common stock worthless.

The credit agreements for the Credit Facilities and the terms of our outstanding Series A Preferred Stock issued as partial financing for the Merger (the “Equity Financing”) contain restrictive covenants that may impair our ability to conduct business.

The credit agreements for the Credit Facilities and the terms of our Series A Preferred Stock contain operating covenants and financial covenants that may in each case limit management’s discretion with respect to certain business matters. Among other things, these covenants restrict our and Merger Sub’s ability to, among other things, incur additional debt, change the nature of our business, sell or otherwise dispose of assets, make acquisitions, and merge or consolidate with other entities. As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. Failure to comply with such restrictive covenants may lead to default and acceleration under the credit agreements for the Credit Facilities and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants, which may result in foreclosure on our assets and our common stock becoming worthless. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for a description of the credit agreements for the Credit Facilities.

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Risks Relating to Our Corporate Structure and the Merger

Following the consummation of the Merger, our only significant asset is ownership of CardConnect’s business through our 100.0% ownership interest in Merger Sub. If CardConnect’s business is not profitably operated, Merger Sub may be unable to pay us dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Following the consummation of the Merger, we have no direct operations and no significant assets other than the ownership of Merger Sub, which operates CardConnect’s business. We will depend on profits generated by CardConnect’s business for distributions, debt repayment and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our capital stock. Legal and contractual restrictions in the credit agreements for the Credit Facilities and any future indebtedness of the Company, as well as the financial condition and operating requirements of the Company, may limit our ability to receive distributions from Merger Sub and the CardConnect business.

Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Merger, the price of our securities may fluctuate significantly due to the market’s reaction to the Merger and general market and economic conditions. An active trading market for our securities following the Merger may never develop or, if developed, it may not be sustained.

NASDAQ may not continue to list our securities on its exchange, and we may be unable to satisfy listing requirements in the future, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

As a result of the proposed Merger, NASDAQ rules require that we apply to continue the listing of our common stock and warrants. While we have applied to have our common stock and warrants continue to be listed on NASDAQ upon consummation of the Merger, we must meet NASDAQ’s initial listing requirements. We may be unable to meet those requirements. Even if our securities are listed on NASDAQ following the Merger, we may be unable to maintain the listing of our securities in the future.

If we fail to meet the initial listing requirements and NASDAQ does not list our securities on its exchange, or if we are delisted, there could be significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for the combined Company; and

●	a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

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We will incur increased costs and obligations as a result of being a public company.

As a privately held company, CardConnect has not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that CardConnect was not required to incur in the recent past. These expenses will increase once the combined Company is no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd Frank, the Sarbanes-Oxley Act, regulations related hereto and the rules and regulations of the SEC and NASDAQ, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company” for up to five years from FinTech’s initial public offering (the “IPO”) or until such earlier time that we have more than $1.0 billion in annual revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, or if we no longer can be classified as an “emerging growth company,” we expect that we will incur additional compliance costs, which will reduce our ability to operate profitably.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

Prior to the Merger, CardConnect was a privately held company and as such was not been required to adopt all of the financial reporting and disclosure procedures and controls required of a U.S. publicly traded company. We expect that the implementation of all required accounting practices and policies and the hiring of additional financial staff will increase the operating costs of the combined Company and could require the management of the combined Company to devote significant time and resources to such implementation. If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that are timely and reliable. Any such delays or deficiencies could harm us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and damaging our reputation, which in either cause could impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our common stock on NASDAQ.

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We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common stock.

We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants under CardConnect Corp. 2016 Omnibus Equity Compensation Plan (the “2016 Omnibus Plan”) without shareholder approval in a number of circumstances.

Our issuance of additional common stock or other equity securities could have one or more of the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share of common stock may be diminished; and

●	the market price of our common stock may decline.

If our performance following the Merger does not meet market expectations, the price of our securities may decline.

If our performance following the Merger does not meet market expectations, the price of our common stock may decline. In addition, following the Merger, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. Prior to the Merger, there has not been a public market for CardConnect’s stock, and trading in our common stock has not been active. Accordingly, the valuation ascribed to CardConnect and our common stock in the Merger may not be indicative of the price that will prevail in the trading market following the Merger. If an active market for our common stock develops and continues, the trading price of our common stock following the Merger could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of our common stock following the Merger may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet market expectations in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the payments processing industry and market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any significant change in our board or management;

●	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

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Broad market and industry factors may depress the market price of our common stock irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for financial technology stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The public warrants may never be in the money and they may expire worthless.

The exercise price for our warrants is $12.00 per share, which exceeds the market price of our common stock, which was $10.00 per share based on the closing price as of August 24, 2016. There can be no assurance that the public warrants will ever be in the money prior to their expiration and, as such, the warrants may expire worthless.

The terms of our warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding any placement warrants held by our Sponsor, Cantor Fitzgerald & Co., the underwriter for FinTech’s IPO (“Cantor”), or their respective permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, if the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder: (i) to exercise your warrants and pay the exercise price therefore at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of your warrants.

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Warrants to purchase our common stock are exercisable as of August 28, 2016, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 10,300,000 shares of our common stock are exercisable as of August 28, 2016, the 30th day following the closing of the Merger, in accordance with the terms of the warrant agreement governing those securities. These warrants consist of 10,000,000 warrants originally included in the units issued in our IPO and 300,000 warrants included in the placement units. Each warrant entitles its holder to purchase one share of our common stock at an exercise price of $12.00 per share and will expire at 5:00 p.m., New York time, on July 29, 2021, or earlier upon redemption of our common stock or our liquidation. To the extent warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress affect the market price of our common stock.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Merger, which could have a material adverse effect on our business.

As a private company, CardConnect was not subject to Section 404 of the Sarbanes-Oxley Act. However, following the Merger, the combined Company is required to provide management’s attestation on internal controls commencing with the Company’s annual report for the year ending December 31, 2016. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of CardConnect as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the Company after the Merger. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and lead to a decrease in the market price of our common stock.

Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We will be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following February 12, 2020, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Accordingly, until we cease being an “emerging growth company” stockholders will not have the benefit of an independent assessment of the effectiveness of our interest comfort environment.

The unaudited pro forma financial information included in this prospectus may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Merger been completed on the date indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

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Our ability to successfully operate the business after the Merger depends largely upon the efforts of certain key personnel, including the key personnel of CardConnect, all of whom we expect to continue to stay with the combined Company following the Merger. The loss of such key personnel could adversely affect the operations and profitability of the post-combination business.

Our ability to recognize certain benefits of the Merger and successfully operate CardConnect’s business following the Merger will depend upon the efforts of certain key personnel of CardConnect. Although we expect all of such key personnel will continue to remain with the Company following the Merger, the unexpected loss of key personnel may adversely affect the operations and profitability of the Company. In addition, our future success depends in part on our ability to identify and retain key personnel to succeed senior management. Furthermore, while we have closely scrutinized the skills, abilities and qualifications of the key CardConnect personnel that will be employed by the Company, our assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities we expect or those necessary to manage a public company, the operations and profitability of the Company’s business may be negatively impacted.

Following the Merger, our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no or few securities or industry analysts commence coverage of the combined Company, our stock price would likely be less than that which would obtain if we had such coverage and the liquidity, or trading volume of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover the combined Company, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

Future sales of our common stock issued to CardConnect shareholders may reduce the market price of our common stock that you might otherwise obtain.

Under the Merger Agreement, the CardConnect shareholders received as consideration in the Merger, among other things, an aggregate of: (i) 15,162,470 shares of FinTech common stock and options to purchase 3,463,950 shares of FinTech common stock, which were issued upon conversion of options to purchase shares of CardConnect common stock outstanding immediately prior to the Merger (together, the “Stock Merger Consideration”). Certain CardConnect stockholders also purchased an aggregate of 350,000 shares of unregistered common stock in a private placement (the “PIPE Transaction”) consummated concurrently with the Merger. The CardConnect stockholders are restricted from transferring any shares of our common stock that they receive as a result of the Merger until the earlier of (i) the completion of a secondary underwritten offering, which we refer to as the Follow On Offering, that we are required to consummate within 12 months following the Merger pursuant the registration rights agreement described in the following paragraph, and (ii) 180 days after the closing of the Merger, subject to certain limited exceptions.

Upon the closing for the Merger we entered into a registration rights agreement with the CardConnect stockholders, which we refer to as the Registration Rights Agreement, with respect to the shares of our common stock that were issued to former CardConnect stockholders under the Merger Agreement and in the PIPE Transaction. Under the Registration Rights Agreement, we will agree to use commercially reasonable best efforts to consummate the Follow On Offering, which will be a registered underwritten public offering of shares of our common stock held by any CardConnect holder that elects to participate in such offering. Under the Registration Rights Agreement have also agreed to file a registration statement to register any shares of our common stock held by FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES, which we refer to as the FTV Entities, for resale, which we refer to as the FTV Shelf Registration Statement. If the FTV Shelf Registration Statement is unavailable, the FTV Entities will have certain demand and piggyback registration rights.

Upon expiration of the lockup period applicable to shares of our common stock held by the CardConnect stockholders, effectiveness of the registration statement we file for the Follow On Offering, or effectiveness of the FTV Shelf, these parties may sell large amounts of our stock in the open market or in privately negotiated transactions. The registration and availability of such a significant number of shares of common stock for trading in the public market may increase the volatility in our stock price or put significant downward pressure on the price of our stock. In addition, we may use shares of our common stock as consideration for future acquisitions, which could further dilute our stockholders.

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Under the Merger Agreement we have no right to seek indemnification from CardConnect shareholders following the Merger.

The representations, warranties and covenants made by CardConnect in the Merger Agreement did not survive closing and are not subject to indemnification. As a result, if CardConnect is found to have breached any of its representations, warranties or covenants contained in the Merger Agreement, other than those covenants that by their terms apply or are to be performed in whole or in part at or after the closing of the Merger, we have no recourse against CardConnect’s former shareholders other than for actual fraud.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges following the Merger that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although FinTech’s management conducted a due diligence examination of CardConnect, we cannot assure you that this examination revealed all material issues that may be present in CardConnect’s business, or that factors outside of our and CardConnect’s control will not later arise. As a result, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

Registration of the shares underlying the warrants and a current prospectus may not be in place when an investor desires to exercise warrants. If our common stock is delisted from NASDAQ, we may, at our option, require holders of public warrants who exercise such warrants to do so on a “cashless basis,” and in such event we would not be required to maintain in effect a current registration statement for the common stock issuable upon exercise of the warrants. If an exemption from registration is not available, this may prevent an investor from being able to exercise its warrants, possibly resulting in such warrants expiring worthless.

Under the warrant agreement, we are obligated to use our best efforts to maintain the effectiveness of a registration statement under the Securities Act, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of, and subject to certain exceptions contained in, the warrant agreement.

We are required to permit holders to exercise their warrants on a “cashless basis.” In addition, if our common stock is delisted from NASDAQ and no longer satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may require public warrant holders who exercise warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act. In such event, we would not be required to file or maintain in effect a registration statement for the common stock issuable upon exercise of the warrants, which means that we would not be required to maintain the effectiveness of the registration statement of which this prospectus is a part. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the shares issuable upon such exercise are registered or qualified under the Securities Act and securities laws of the state of the exercising holder to the extent an exemption is unavailable. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that the shares underlying such warrants are not registered or qualified under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or deemed exempt, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about the benefits of the Merger and the future financial performance of the combined Company.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this prospectus. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	our future financial performance;

●	changes in the market for our products;

●	the ability to obtain or maintain the listing of our common stock on NASDAQ following the Merger;

●	the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

●	changes in applicable laws or regulations;

●	the possibility that we or CardConnect may be adversely affected by other economic, business and/or competitive factors;

●	other risks and uncertainties, including those described under the heading “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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MARKET PRICE OF OUR COMMON STOCK

Our common stock trades on the NASDAQ Capital Market under the symbol “CCN.” Prior to our IPO and the first separation of our units, there was no public market for our common stock. As of August 24, 2016, there were approximately 64 holders of record of our common stock, not including beneficial holders whose securities are held in street name. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associates, corporations, or other entities identified in security position listings maintained by depositories.

The table below sets forth for the periods indicated the high and low sales prices per share of our common stock reported on the NASDAQ for the periods set forth below.

The following table includes the high and low sales prices for our common stock for the periods presented.

Quarter Ended	Common Stock
	Low	High
March 31, 2015	NA	NA
June 30, 2015	$9.70	$10.25
September 30, 2015	$9.75	$10.10
December 31, 2015	$9.74	$9.80
March 31, 2016	$9.51	$11.00
June 30, 2016	$9.75	$10.14

The last reported sale price of our common stock on August 24, 2014 was $10.00 per share.

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USE OF PROCEEDS

We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of our common stock. We intend to use the cash proceeds from the exercise of the warrants for general corporate purposes, including the repurchase of our capital stock or other securities, working capital, general and administrative matters, repayment of indebtedness and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses. Our management will have broad discretion over the uses of the proceeds from the exercise of the warrants. Pending these uses, we intend to invest the proceeds from the exercise of warrants in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. Assuming the exercise of all the warrants for cash, we will receive proceeds of approximately $123.6 million.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of warrants will decrease.

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DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. We expect that we will retain earnings for use in business operations and, accordingly, we do not anticipate our board of directors declaring any dividends in the foreseeable future. In addition, the terms of our credit facilities and Series A Preferred Stock include restrictions on our ability to pay dividends as described under “Management’s Discussion and Analysis of CardConnect’s —Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities” and “ –Series A Preferred Stock.”

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DESCRIPTION OF BUSINESS

Throughout this section, unless otherwise noted “we”, “us” and the “Company” refer to CardConnect and its consolidated subsidiaries. The business of CardConnect and its consolidated subsidiaries is the business of the combined Company following the Merger.

Company Overview

We are a provider of payment processing solutions to merchants throughout the United States. Our secure, proprietary platform allows us to provide payment solutions, superior customer support and first-rate tools for our distribution partners and merchants. Our solutions and services enable distribution partners to effectively manage their business and for merchants to securely accept electronic payments.

We sell our solutions through distribution partners which consist primarily of independent sales organizations and our direct sales staff. We have built our diverse network of over 1,000 distribution partners by offering industry leading tools and exceptional partner support since CardConnect was founded in 2006. Our distribution partners act as a consistent and predictable source of merchant accounts. We believe this offering has led to loyal distribution partners and increased partner retention. Our distribution channels are comprised of:

●	Independent Sales Organizations. We support independent sales organizations and sales agents who operate in a self-sufficient manner utilizing our products and sales automation tools to secure merchant relationships.

●	Direct Sales Staff. Our direct sales staff is segmented and either targets SMB merchants or Enterprise customers.

●	Integrated Software Vendors. Our integrated software vendors are software companies that partner with us to provide payment services to their customer base.

We combine our secure platform, solutions and distribution strategy to provide Merchant Acquiring services and Enterprise services to small and mid-sized merchants and larger businesses. We served over 60,000 merchants and processed over $17 billion in bankcard transaction volume in 2015. We generate revenues from the fees charged to merchants for card-based processing services and other services fees. We also generate revenues by selling our technology solutions. Our revenues are recurring in nature because they are generated from our merchants’ sales and merchants are under multi-year contracts. Our efficient distribution strategy and proprietary platform drive scale and allow us to generate strong profit margins. Our revenue for the years ended December 31, 2015, 2014 and 2013 was $458.6 million, $390.0 million and $348.9 million, respectively, representing a 14.7% compound annual growth rate over the period.

We were founded in 2006 as Financial Transaction Services, LLC. In September 2010, we merged into FTS Holding Corp. in connection with the sale of a controlling interest in our company to the FTV Entities. We are incorporated under the laws of the State of Delaware.

Merchant Acquiring Services

Our primary business is to provide Merchant Acquiring services to merchants throughout the United States. Merchant Acquiring services involves providing end-to-end electronic payment processing services to merchants by facilitating the exchange of information and funds between them and cardholders’ financial institutions. To accomplish this, we undertake, or facilitate with third parties, merchant set-up and training, transaction authorization, settlement, merchant funding, merchant assistance and support, and risk management. Our card-accepting customers are primarily SMB merchants.

SMB merchants often lack the resources and sophistication to address the complex payments landscape. As a result, merchants often rely on independent sales organizations or software vendors to provide payments solutions. For merchants utilizing software providers for important business services, we provide an integrated solution that utilizes our proprietary gateway. In addition, our platform provides merchants multiple benefits, including account management, a single source for payment processing data and reporting, and a marketplace for add-on functionality. These capabilities allow us to provide an enhanced experience for our merchants.

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Our partner focused distribution strategy allows us to efficiently access the large pool of SMB merchants in the United States. In 2015, we served over 60,000 SMB merchants across many industries that are well dispersed across the country. Our merchant base lacks concentration, with no single merchant accounting for more than 1.0% of our revenue during 2015. For the years ended December 31, 2015, 2014 and 2013, revenue includes $453.3 million, $387.3 million and $347.2 million, respectively, of revenue related to Merchant Acquiring services, including Merchant Acquiring service fees paid by our Enterprise customers.

Enterprise Services

We also provide services to Enterprise customers that primarily utilize sophisticated Enterprise Resource Planning (“ERP”) systems to manage their businesses. These services are primarily ERP integration services utilizing our secure hosted payment gateway, and also include secure, point-to-point encryption (“P2PE”) payment terminals and acceptance devices. We also provide Merchant Acquiring services to certain of our Enterprise customers.

Our hosted payment gateway is enabled through the robust ERP middleware that we have developed internally. This solution benefits Enterprise customers in several different capacities including:

●	Addresses ERP payment needs. Our solution supports a variety of payment card streams and addresses ERP payment needs in several payment function areas, including authorizations, reversals and/or split deliveries, settlement, automated reconciliation and security.

●	Cost reduction. Our solution removes ERP systems from Payment Card Industry (“PCI”) scope, considerably reducing operational and third-party expenses while protecting cardholder data.

●	Information integration. Our solution integrates information flow between the ERP system and various points of customer interaction and ensures encryption for sensitive payment data travelling externally.

Enterprise customers are often concerned about securing sensitive cardholder data and faced with the potential risks associated with a data breach. Our proprietary tokenization and encryption technology offering mitigates these risks by encrypting sensitive card data for both card present and card not present transactions. Our tokenization technology and off-site vault keeps our Enterprise customers’ information private and out of their ERP systems. The tokens are “smart” and will comply with data integrity checks performed by various ERP systems, while encrypted card numbers are stored in a 100% PCI compliant environment. We believe that our solutions have become increasingly important as data breaches have become more prevalent and visible in the marketplace.

We believe we are an industry leader in card-present P2PE systems. Our solution for securing card present transactions includes secure, P2PE payment terminals and acceptance devices. P2PE provides for the encryption of sensitive card data upon swipe or card data input. This data is instantly encrypted, which secures cardholder data at the point of entry.

Our secure hosted payment gateway and P2PE offering create a compelling value proposition that enables us to sell into the Enterprise market. We sell our Enterprise services primarily through a division of our direct sales staff focused exclusively on our Enterprise customers. Revenues from our Enterprise services are largely driven by recurring fees charged for ERP integration and hosting services and recurring P2PE device fees. For the years ended December 31, 2015, 2014 and 2013, revenue includes $3.6 million, $2.4 million and $1.6 million, respectively, of revenue related to Enterprise services, excluding Merchant Acquiring service fees paid by our Enterprise customers.

Acquisitions

On October 31, 2015, we purchased certain assets and assumed certain liabilities of Vanco Payment Solutions, Inc. (“Vanco”), a provider of card-based payment processing services.

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On November 26, 2012, we acquired Dependable Payment Processing, Inc. and Discount Payment Processing, Inc., a provider of card-based payment processing services.

On July 13, 2012, we acquired Marathon Solutions, Inc. (“Marathon”), a provider of card-based payment processing services.

On March 7, 2012, we acquired Charge Card Systems, Inc., a provider of card-based payment processing services.

On February 14, 2012 we acquired Princeton Payment Solutions, Inc., a technology provider of payment security and gateway services.

For more information regarding our acquisitions, see Note 3 to our annual consolidated financial statements included elsewhere in this prospectus.

Business Structure

Our Merchant Acquiring revenue is recurring in nature, as we typically enter into five-year service contracts with our merchants. Our Merchant Acquiring revenue is generated primarily from payment processing fees, which is comprised of a fee equal to a percentage of the dollar amount of each transaction we process, which we refer to as a Merchant Acquiring service fee. We make mandatory payments of interchange fees to the card issuer through the card networks and dues, assessments and other network fees to Visa, MasterCard, American Express and Discover. Our Merchant Acquiring revenue is largely driven by the Visa and MasterCard volume processed by our merchants. We also realize card processing revenues from processing transactions for our merchants accepting American Express and from processing Discover transactions.

Providing Merchant Acquiring services requires us to closely coordinate with a number of industry participants that provide the services and infrastructure necessary to allow merchants to access and use the card payments ecosystem. These participants consist of merchant acquirers, third-party processors, sponsor banks, payment card networks (card associations), and issuing banks. Within this ecosystem, CardConnect serves as a merchant acquirer, acting as the touch point for the merchant to the payments ecosystem. The definitions and diagram below outline this payment ecosystem and the economics for a typical payment processing transaction for a $100 retail transaction.

●	Merchant—accepts payment from the cardholder.

●	Merchant Acquirer—provides payment processing services to the merchant, enabling the merchant to accept payments from cardholders. Merchant acquirers own the merchant relationships. To provide these services, merchant acquirers undertake, or facilitate with third parties, merchant set-up and training, transaction authorization, settlement, merchant funding, merchant assistance and support, and risk management.

●	Third-Party Processors—provider authorization and settlement services that facilitate the flow of payment information through the card networks to the issuing bank. We utilize two third-party processors with agreements in effect through December 2021 and November 2020, which automatically renew for consecutive two-year terms.

●	Sponsor Bank—provides settlement and funding services that enable merchant acquirers to settle funds between cardholders and merchants. We utilize two sponsor banks with agreements in effect through December 2021 and October 2020, which automatically renew for consecutive two-year terms. Our sponsorship agreements with the sponsor banks require, among other things, that we abide by the bylaws and regulations of the card networks.

●	Card Networks—providers of the infrastructure for card payment information to flow between the sponsor bank and the issuing bank. Card networks establish rules and regulations for participants in the payments ecosystem, including merchant acquirers and issuing banks. We are contractually obligated to abide by the card networks’ rule and regulations under our contractual agreements with sponsor banks.

●	Issuing Banks—financial institutions that issue the cardholder’s payment card and which are required to complete the card transaction in accordance with the terms of the cardholder agreement.

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Our Merchant Base

Our merchants vary in size and span various industries. We focus on merchants that we believe present relatively low risk, as their consumers are generally present and the products or services are generally delivered at the time the transaction is processed.

The following table summarizes bankcard volume by industry for the year ended December 31, 2015.

The number of our active SMB merchants located across the United States was 48,400, 38,059 and 37,948 as of December 31, 2015, 2014 and 2013, respectively. An active SMB merchant is a merchant that has processed transactions in the relevant period. We grow the number of active SMB merchants through various distribution channels, which include our partnerships with independent sales organizations, integrated software vendors and direct sales efforts. We also grow the number of active SMB merchants through acquisitions of complementary businesses. In 2015, we added approximately 6,400 of our active SMB merchants through the Vanco acquisition.

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Merchant attrition is expected in the Merchant Acquiring industry in the ordinary course of business. We experience attrition in bankcard volume as a result of several factors, including business closures, transfers of merchants’ accounts to our competitors and account closures that we initiate due to heightened credit risks.

No single merchant accounted for more than 1.0% of our revenue during 2015, and our top 25 merchants represented 4.8% of our revenue during 2015. In 2015, approximately 82% of our revenue came from merchants we added in 2014 and earlier.

For the year ended December 31, 2015, merchants located in the following states represented the largest percentages of our bankcard processing volume: New York represented 10%, California represented 10%, Florida represented 7%, Pennsylvania represented 7%, Texas represented 6% and Illinois represented 6%. No other state represented more than 5% of our total bankcard processing volume. Our geographic concentration tends to reflect the states with the highest economic activity, as well as certain states where we have stronger distribution partners. This industry and geographic diversification makes us less sensitive to changing economic conditions in any particular industry or region. We believe that the loss of any single merchant would not have a material adverse effect on our financial condition or results of operations.

The following graphic summarizes our bankcard volume by state for the year ended December 31, 2015.

Our Solutions

We provide a comprehensive set of products and services to our merchants and distribution partners. Our offerings are designed to support the payments needs of any potential merchant. We have a flexible and open platform where our products and capabilities are simple to mix, match and, most importantly, integrate into the merchant’s current environment.

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Payments Solutions for Distribution Partners

CoPilot	Distribution Partner Management	●	Residual/commission reporting
		●	Communication—account alerts, marketing and industry updates
		●	Portfolio management
		●	Sub-agent performance reporting

	Merchant Enrollment	●	Lead management
		●	Digital Merchant Application
		●	Online E-Signature
		●	Automated underwriting & Approval Process
		●	Application status tracking

	Product Enrollment	●	Easy enrollment for CardConnect Product Suite
		●	Self Service and Activation

	Customer Support	●	Account reconciliation
		●	Statement review
		●	Online ticketing management
		●	Customer retention
		●	Collections/ACH reject recovery
		●	Risk monitoring

	Commission Processing	●	In depth reporting with summary and line item detail
		●	Provide agents flexible commission system for sub-agents calculation & payment
		●	Multiple agents with unique pricing schedules per account

	Data Management	●	Processor residual reconciliation
		●	Exception reporting
		●	Multi-source data aggregation and standardization
		●	Flexible user driven data mapping

Payments Solutions for Merchants and Enterprise Customers

CardPointe	●	Allows merchants to manage their account and view all payment processing data in one place with robust reporting and account alerts
	●	A self-service marketplace provides access add-on products and features, including: Virtual Terminal, CardPointe Terminal, CardPointe Mobile App, Recurring Billing, ACH/eCheck and out-of-box integrations
	●	PCI Compliance Management via integration with Trustwave
	●	Accessible via a browser or using a native iOS/Android app

SMB Gateway & Application	●	Developer-friendly API making payment integration easy
Programming Interface (“API”)	●	Rich library of gateway features, including account updater, PIN-less debit, and 3-D Secure
	●	API includes use of all proprietary payment security processes, including P2PE for card-present and tokenization for card-not-present transactions
	●	Gateway usage provides merchants with real-time, full transaction lifecycle reporting in CardPointe
CardSecure	●	Patented tokenization and PCI validated P2PE application provide payment security for card present and card not present environments
	●	Delivers instant PCI compliance to merchants who integrate CardSecure into all sales channels

ERP Middleware	●	Integrates information flow between ERP system, various points of sale/customer interaction, and processor/banking system
	●	Ensures encryption for sensitive payment data travelling externally
	●	Tokenizes all payment related data within merchant network/systems
	●	Automates the reconciliation of card-to-receipts

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Our Technology

Our technology consists of a secure payments platform for SMB and Enterprise solutions. A powerful, feature-rich payment gateway and patented payment security technology – tokenization and P2PE – establish the foundation of our platform. We offer a comprehensive online merchant portal, virtual terminal, mobile app, APIs and additional technology products to our SMB merchants. For the Enterprise market, we integrate payment acceptance, security and reconciliations into ERPs such as Oracle, SAP and JD Edwards. In addition to this customer-facing technology, we also support an extensive network of independent sales organizations with an online merchant and residual management system.

CoPilot—Our customer management system is used by our distribution partners and our internal operational staff. This online portfolio management tool provides automated customer onboarding, product enrollment, a digital merchant application, customer service ticketing, risk monitoring, residual payment calculation and commission processing. This system is critical to optimizing our operational efficiencies and provides a scalable platform to attract quality distribution partners.

CardPointe—Our core payments system provides a single location for merchant account management, including transaction processing, full transaction-lifecycle management, custom reporting and product enrollment. The CardPointe system extends a variety of value-add products, including:

●	CardPointe App—a native iOS and Android app that includes all the key benefits of the online, browser-based application. Merchants can process both card-present and card-not-present transactions via our virtual terminal, while receiving in depth transaction and funding reporting.

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●	CardPointe Terminal—we built a retail terminal device application that runs on third party terminals and is integrated through our payment gateway. This integrated terminal secures transactions at the point of entry, with our proprietary encryption technology. This terminal also supports EMV cards and NFC standards, while providing cost-saving interchange optimization capabilities. Additionally, the terminal is integrated to the CardPointe system so merchants can view and manage transactions instantly, and create customer profiles from any transaction.

●	Virtual Terminal—our virtual terminal allows our SMB merchants to process transactions directly from an online and mobile application and is compatible with USB and mobile payment devices. For recurring transactions, extensive support of billing plans is included.

●	eCommerce Solutions—our out-of-box shopping cart, accounting software integrations and proprietary hosted payment pages, cover an extensive array of merchants’ eCommerce needs.

CardConnect Gateway & APIs—We have developed a secure payment gateway that facilitates payment acceptance in both card present and card not present environments. We have integrated and certified our payment gateway with numerous third-party processors. Our payment architecture allows us to continually add new connections and capabilities. Our payment gateway facilitates authorizations, settlement and funding from the third party processor to the customer. Customers can leverage our payment gateway and transaction security features with a variety of developer-friendly APIs.

CardSecure Tokenization and Point-to-Point Encryption—With the critical need to secure payment card information, we developed industry leading and patented encryption and tokenization solutions that have been scaled to protect our entire customer base. These solutions have been recognized and validated by the PCI Council, the organization established by the payment networks to set payment security standards. These security solutions simplify the PCI compliance requirements for our merchants, while allowing us to securely interact with the third party processor.

Industry Overview

The payment processing industry provides merchants with credit, debit, gift and loyalty card and other payment processing services, along with related information services. The industry continues to grow as a result of wider merchant acceptance, increased consumer use of bankcards and advances in payment processing and telecommunications technology. The proliferation of bankcards has made the acceptance of bankcard payments a virtual necessity for many businesses, regardless of size, in order to remain competitive. This increased use of bankcards and prepaid cards, payment processing via smart phones, enhanced technology initiatives, efficiencies derived from economies of scale and the availability of more sophisticated products and services to all market segments has resulted in a highly competitive and specialized industry.

SMB merchants’ payment processing needs generally are served by a large number of smaller payment processors, including banks and independent sales organizations, that generally procure most of the payment processing services they offer from large payment processors. It is difficult, however, for banks and independent sales organizations to customize payment processing services for the SMB merchant on a cost-effective basis or to provide sophisticated value-added services.

Services to the SMB merchant market historically have been characterized by basic payment processing without the availability of the more customized and sophisticated processing, information-based services or customer service that are offered to large merchants. The continued growth in bankcard transactions is expected to cause SMB merchants to increasingly value sophisticated payment processing and information services similar to those provided to large merchants.

Key Trends Impacting SMB Merchants

The following are key trends impacting SMB merchants:

●	Shift to Integrated POS—SMB merchants are increasingly using software to manage everyday business functions such as inventory management, customer engagement and loyalty. SMB merchants now look to merchant acquirers who can integrate seamlessly with these software providers to simplify their business operations. We believe merchant acquirers that can effectively support these bundled solutions will have the most success attracting and retaining SMB merchants.

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●	Adoption of New Technologies—Cloud-based computing and software-as-a-service delivery models are lowering the costs and complexity of technology. As a result, SMB merchants are looking for new technologies, including mobile and tablet-based solutions delivered by applications, to make use of sophisticated payment offerings that were previously not accessible to them. We believe merchant acquirers need to be able to offer new, complementary technology solutions that can effectively leverage data and new applications seamlessly and conveniently.

●	Utilization of Value-Added Services—SMB merchants looking to grow and expand their business are adopting and promoting their own rewards and loyalty programs. They are also demanding more sophisticated tools to analyze the data collected from their payment transactions to utilize business intelligence and more effectively manage their operations. We believe merchant acquirers that have the technology to provide these value-added services through a flexible integrated platform that can integrate these solutions will be able to capitalize on the growth of these high-margin offerings.

●	Need for Multi-Channel Commerce—As commerce trends continue to evolve, SMB merchants are increasingly looking for multi-channel solutions which enable them to sell their goods and services at their brick and mortar locations, on the Internet or remotely via mobile devices, such as smart phones and tablets, on a single integrated platform provided by a single vendor. To meet this demand, we believe merchant acquirers can gain a competitive advantage by offering a payment gateway that provides a single point of access for POS, e-commerce and mobile commerce capabilities at an affordable price.

●	Demand for Greater Security—Merchants continue to face new security challenges as the electronic payments industry continues to grow in size and complexity. With the evolution of more payment channels, access devices and card types, we believe that maintaining the integrity of the payment system has never been more challenging or more critical for merchant acquirers. In addition, new initiatives by the payment networks to shift from magnetic stripe to chip-enabled cards, using the EMV technology standard, will lead many SMB merchants to upgrade their legacy POS hardware, including IPOS. As a result, merchant acquirers will need to have the technical capabilities, expertise and partnerships to deploy new security solutions and safely integrate with new solutions.

●	New Industry Adoption—We believe that industries such as healthcare, education and government, as well as other industries, will continue to see higher transaction volume growth as migration from paper-based payments to electronic payments continues. These industries often utilize software with embedded payment processing technology tailored specifically for their business type. Merchant acquirers will need to possess the industry and business expertise to deliver targeted POS and online processing solutions to these industries that seamlessly integrate into their existing business management software.

Our Sales and Distribution

Merchant Acquiring Services

Our strategy for acquiring SMB merchant relationships is to leverage our distribution partners, which consist primarily of independent sales organizations, integrated software vendors and our direct sales staff. Our distribution partners act as a consistent and predictable source of SMB merchant accounts. Through our products and solutions, we believe we provide first-rate service for our partners to support their referred merchants. We believe our focus on offering industry leading tools and partner support has led to loyal distribution partners and increased partner retention.

Independent Sales Organizations. We primarily support independent sales organizations with products and tools that enable them to secure SMB merchant relationships. A majority of our independent sales organizations leverage the CardConnect brand while marketing Merchant Acquiring services. We provide valuable back office support, training and the tools necessary for independent sales organizations to manage their business.

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Direct Sales Staff. Our direct sales staff primarily sells to association-based SMB merchants through telesales efforts. Associations are typically industry trade groups that have a loyal and trusted relationship with their members. We work with these associations to offer merchant services as a benefit to its members, and create a marketing plan to market our products and services to the members of the association.

Integrated Software Vendors. Our integrated software vendors are software companies that partner with us to provide payment services to their merchant base. These software based partners integrate their business management software into our platform which provides a consolidated solution for merchants, which we believe leads to increased retention. We are establishing positions in several industries, including not-for-profit and event management.

Our SMB marketing strategy is to promote our brand and generate demand for our products and solutions that target distribution partners and SMB merchants. Our distribution partners, primarily independent sales organizations and integrated software vendors, market their own businesses in order to refer merchant accounts for which they receive commissions. Our primary SMB marketing activities include:

●	Presence and participation in payments conferences, tradeshows and industry events to create brand awareness and recruit new distribution partners;

●	Website development that educates prospective partners and merchants;

●	Press and industry relations to garner third-party validation and generate positive coverage;

●	Multi-channel advertising; and

●	Webinars that we host, featuring our employees and product offering.

Enterprise Services

We provide services to Enterprise customers that primarily utilize sophisticated ERP systems to manage their businesses. We sell these services with a direct sales staff focused exclusively on these prospective Enterprise customers. This direct sales staff is comprised of several sales personnel located throughout the United States and is supported by our marketing efforts. These solutions provide integration and hosting for payment acceptance, security and reconciliations into ERP systems. Our focus has been to solely provide these solutions for Oracle, SAP and JD Edwards ERP systems.

Our Enterprise marketing strategy is to promote our brand and generate demand for our Enterprise services offerings. We use a variety of marketing efforts across traditional and social media channels to target prospective Enterprise customers. Our primary Enterprise marketing activities include:

●	Presence and participation in ERP user conferences, tradeshows and industry events to create brand awareness;

●	Website development that educates prospective customers through product information, blogs and white papers;

●	Digital advertising through social media channels, such as LinkedIn and Twitter;

●	Search engine marketing and advertising optimized for ERP customers;

●	Email marketing campaign with high quality content on ERP payments;

●	Press and industry relations to garner third-party validation and generate positive coverage; and

●	Customer testimonials.

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Our Operations

Our Operations division is designed to maximize the efficiency of supporting the needs of all merchants and distribution partners. Our Technology division is structured to rapidly enhance and effectively maintain our products and services.

Business Operations

Our Operations division is designed to maximize the efficiency of supporting the needs of all merchants and distribution partners. Our Technology division is structured to rapidly enhance and effectively maintain our products and services.

Merchant Onboarding. Our underwriting and onboarding process leverages both our third-party processors’ systems and our proprietary customer management system, CoPilot, to activate new merchants timely and efficiently. Our distribution partners are also provided access to CoPilot to ensure transparency and consistency in this process and to track the progress of each merchant application. CoPilot provides real-time workflow and status updates to both the merchant and the distribution partner from submission to full account activation.

Merchant Support. Our merchant support is available from phone, email and web inquiries. All inquiries are managed through CoPilot and provide both our partners and merchants with tracking and visibility into each merchant interaction with our team. Our support offerings are available 24/7 and focus on educating our merchants and distribution partners on our solutions and services.

Risk and Underwriting. Our credit underwriting and risk management function is designed to prevent and detect fraud and credit risk exposure, while helping to ensure our merchants and distribution partners remain profitable. We adhere to sponsor bank guidelines and card brand rules and regulations in underwriting and fraud, including monitoring of merchant transactions, volumes, chargebacks, and customer disputes.

Partner Support. Our partner support function provides our distribution partners with comprehensive support for our solutions, products and services to enable them to attract new merchants and support existing merchants. Distribution partners have access to our comprehensive online support center that details our products, our operational procedures and industry guidelines.

Technology Operations

Network & Security. Our network and security function ensures that our systems are secure and fully operational while meeting industry and PCI security standards.

Information Management. Our information management function manages the acceptance, processing and storage of all transaction, customer and partner data interfacing between our systems and third parties. Our executive management team and employees utilize information made available through analytics constructed by our information management capabilities.

SMB Product Development. Our SMB product development function manages the development and deployment of our SMB merchant product suite, primarily including CardPointe and CoPilot.

Enterprise Development & Integration. Our Enterprise development and integration function manages our Enterprise services solutions. Enterprise integrations are executed with knowledge of secure payment processing in certain ERP systems, primarily Oracle, SAP and JD Edwards. Our project managers ensure that our implementations and solutions do not alter our Enterprise customer’s existing ERP environment.

Technical Support. Our technical support function is responsible for technical inquires on our Merchant Acquiring and Enterprise services products. This staff provides 24/7 support with phone, email and web inquiries all managed through our automated CoPilot ticketing system.

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Security, Disaster Recovery and Back-up Systems

In the course of our operations, we maintain a large database of information relating to our merchants and their transactions, and large amounts of card information across our network. We maintain a high level of security to attempt to protect the information of our merchants and their customers. We update our network and operating system security releases and virus definitions, and have engaged a third party to regularly test our systems for vulnerability to unauthorized access. Further, we encrypt the cardholder numbers and merchant data that are stored in our databases using what we believe are the strongest commercially available encryption methods.

We have a dedicated team responsible for security incident response. This team develops, maintains, tests and verifies our Incident Response Plan. The primary function of this team is to react and respond to intrusions, denial of service, data leakage, malware, vandalism, and many other events that could potentially jeopardize data availability, integrity, and confidentiality. This team is responsible for investigating and reporting on any and all malicious activity in and around our information systems. In addition to handling security incidents, the incident response team continually educates themselves and the company on information security matters.

Disaster recovery is built in to our infrastructure through our hosting provider. Our hosting provider has locations in Philadelphia, Pennsylvania and St. Louis, Missouri that are configured and operating in parallel with each other to immediately replicate all data and application updates. We monitor the availability of services in each site, and if one becomes unavailable, all traffic is automatically switched to the other site. This duplicate processing capability ensures uninterrupted transaction processing during maintenance windows and other times processing may be interrupted in one data center.

Third Party Processors and Sponsor Banks

In the course of facilitating bankcard processing services, we rely on third parties to provide or supplement these services, which primarily include authorization, settlement and funding services.

We utilize FirstData and TSYS to provide authorization and settlement services. As of December 31, 2015, 98% and 2% of our bankcard volume was processed through FirstData and TSYS, respectively. Each merchant’s internal payment acceptance infrastructure dictates which third party processor will be utilized.

Our processing agreement with FirstData (the “FirstData Agreement”) was entered into in April 2012, amended in October 2015, and is in effect through December 2021 and automatically renews for successive two-year terms unless either party provides written notice of non-renewal to the other party.

In connection with the Vanco acquisition in October 2015, we entered into a processing agreement with TSYS and assumed the processing arrangements that were in place with existing Vanco merchants (collectively, the “TSYS Agreement”). The TSYS Agreement is effective through November 2020 and automatically renews for consecutive two-year terms unless either party provides written notice of non-renewal to the other party.

We utilize Wells Fargo Bank and Synovus Bank to provide settlement and funding services for our merchants. Additionally, we adhere to the underwriting guidelines provided by the sponsor bank. Because we are not a “member bank’’ as defined by Visa and MasterCard, in order to process and settle these bankcard transactions for our merchants, we have entered into sponsorship agreements with member banks. Visa and MasterCard rules restrict us from performing funds settlement or accessing merchant settlement funds and require that these funds be in the possession of the member bank until the merchant is funded.

Our sponsorship agreements enable us to route Visa and MasterCard bankcard transactions under the member bank’s control and bank identification numbers to clear credit and signature debit bankcard transactions through Visa and MasterCard. Our sponsorship agreements also enable us to settle funds between cardholders and merchants by delivering funding files to the member bank, which in turn transfers settlement funds to the merchants’ bank accounts. These restrictions place the settlement assets and liabilities under the control of the member bank.

Our sponsorship agreements with the member banks require, among other things, that we abide by the bylaws and regulations of the Visa and MasterCard networks. If we were to breach these sponsorship agreements, the sponsor banks can terminate the agreement and, under the terms of the agreement, we would have 180 days to identify an alternative sponsor bank. As of December 31, 2015, we have not been notified of any such issues by our sponsor banks, Visa or MasterCard. See “Risk Factors—Risk Factors Related to CardConnect—We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices, in order to process electronic payment transactions. If these sponsorships are terminated and we are not able to secure new bank sponsors, we will not be able to conduct our business.”

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The sponsorship agreement with Wells Fargo Bank is for a five-year term expiring in December 2021 and will automatically renew for successive two-year periods unless either party provides three months written notice of non-renewal to the other party. The sponsorship agreement with Synovus Bank is for a five-year term expiring on October 8, 2020 and will automatically renew for successive two-year periods unless either party provides six months written notice of non-renewal to the other party. Wells Fargo Bank sponsors transactions for FirstData and Synovus Bank sponsors transactions for TSYS.

Merchant and Transaction Risk Management

We focus on low-risk merchants and have developed systems and procedures designed to minimize our exposure to potential merchant losses. We have established merchant bases in industries that we believe present relatively low risks as the customers are generally present and the products or services are generally delivered at the time the transaction is processed. These industries include restaurants, brick-and-mortar retailers, professional service providers, auto repair and others. See “—Business Structure—Our Merchant Base.”

Effective risk management helps us minimize merchant losses relating to chargebacks, reject losses and merchant fraud for the mutual benefit of our merchants and ourselves. We believe our knowledge and experience in dealing with attempted fraud has resulted in our development and implementation of effective risk management and fraud prevention systems and procedures for the types of fraud discussed in this section. The card brand networks generally allow chargebacks up to four months after the later of the date the transaction is processed or the delivery of the product or service to the cardholder. If the merchant incurring the chargeback is unable to fund the refund to the card issuing bank, we are required to do so. In 2015, 2014 and 2013, we experienced merchant losses of $1.5 million, $1.9 million and $1.3 million, respectively, or 0.9 basis points, 1.3 basis points and 1.0 basis points, respectively, on total bankcard dollar volumes processed of $17.1 billion, $14.7 billion and $13.2 billion, respectively.

Underwriting of Our Merchants. New applications are submitted to our credit underwriting department for review and consideration. The credit underwriting department performs a number of verification and credit related checks on all applicants. As part of the underwriting process, credit risk exposure is calculated based on the nature of business, requested volume, transaction size, industry, non-delivery of services or goods and dispute levels. This becomes a primary factor used when deciding whether to accept or reject a merchant account. Pricing, transaction thresholds, processing history and/or the financial condition of the applicant/business are reviewed during this process. As a condition of approval, cash or non-cash collateral may also be a requirement. These reviews and conditions are documented and help to assist the risk management team in the ongoing monitoring of merchant transactions and volume.

Depending upon their experience level, our underwriting staff is assigned a signing authority equal to an established credit risk exposure amount. This allows them to render autonomous decisions on new applications based on exposure, but to also include adjusting transaction and volume thresholds, establishing funding delays, and/or requesting cash or non-cash collateral. These levels are set by management and appropriate concurrence sign offs are required for approval based upon the credit risk exposure of each application. Our sponsor banks review and approve our merchant underwriting policies and procedures to ensure compliance with all card brand operating rules and regulations.

Risk Management /Merchant Monitoring. We rely on third-party and internal reporting to identify and monitor credit/fraud risk. Our systems compile daily and historical merchant activity in a number of customized reports. The risk management team reviews all unusual activity, which may include average ticket, rolling volume levels, refund and chargeback levels as well as authorization history. Merchant parameters are utilized in order to identifying suspicious processing activity. Risk management tools and reporting are reviewed daily in order to suspend unusual merchant processing activity. All accounts with suspended funds are investigated daily and the risk management team decides if any transactions should be held for further review. This allows us to minimize credit and fraud risk by providing time to formally review the processing with the merchant, the customers and or the issuing banks. Validating merchant activity is a daily process within risk management. Certain merchants may require special monitoring and periodic internal reviews may be completed. We also have engaged a web crawling solution that scans all merchant websites for content and adherence to card brand rules and regulations.

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Investigation and Loss Prevention. If a merchant exceeds the parameters established by our underwriting and/or risk management staff or is found to have violated card brand operating rules or the terms of our merchant agreement, one of our team members will identify and document the incident. The review will include the actions taken to reduce our exposure to loss and the exposure of our merchant. These actions may include requesting additional transaction information, withholding or diverting funds, verifying delivery of merchandise or even deactivating the merchant account. The financial condition of the business may also be considered during these investigations.

Collateral. We require some of our merchants to establish cash or non-cash collateral which may include certificates of deposit, letters of credit, rolling merchant reserves or upfront cash. This collateral is utilized in order to offset potential credit or fraud risk liability that we may incur. We hold such cash deposits or letters of credit for as long as we are exposed to a loss resulting from a merchant’s payment processing activity.

Our Competition

We compete with a variety of merchant acquirers that have different business models, go-to-market strategies and technical capabilities. We believe the most significant competitive factors in our markets are: (1) economics, including fees charged to merchants and commission payouts to distribution partners; (2) product offering, including emerging technologies and development by other participants in the payments ecosystem; (3) service, including product functionality, value-added solutions and strong customer support for both distribution partners and merchants; and (4) trust, including a strong reputation for quality service and trusted distribution partners. Our competitors range from large and well established companies to smaller, earlier-stage business. See “Risk Factors—Risks relating to Our Business—The payment processing industry is highly competitive and such competition is likely to increase, which may adversely influence the prices we can charge to merchants for our services and the compensation we must pay to our distribution partners, and as a result, our profit margins.”

Government Regulation

We operate in an increasingly complex legal and regulatory environment. Our business and the products and services that we offer are subject to a variety of federal, state and local laws and regulations and the rules and standards of the payment networks that we utilize to provide our electronic payment services, as more fully described below.

Dodd-Frank Act

The Dodd-Frank Act and the related rules and regulations have resulted in significant changes to the regulation of the financial services industry. Changes impacting the electronic payments industry include providing merchants with the ability to set minimum dollar amounts for the acceptance of credit cards and to offer discounts or incentives to entice consumers to pay with cash, checks, debit cards or credit cards, as the merchant prefers. New rules also contain certain prohibitions on payment network exclusivity and merchant routing restrictions of debit card transactions. Additionally, the Durbin Amendment to the Dodd-Frank Act provides that the interchange fees that certain issuers charge merchants for debit transactions will be regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the issuer in authorizing, clearing and settling the transactions. Rules released by the Federal Reserve in July 2011 to implement the Durbin Amendment mandate a cap on debit transaction interchange fees for issuers with assets of $10 billion or greater.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the “CFPB”), which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, such as us, should be supervised by the Board of Governors of the Federal Reserve System because it is systemically important to the U.S. financial system. Any new rules or regulations implemented by the CFPB or the Financial Stability Oversight Council or in connection with Dodd-Frank Act that are applicable to us, or any changes that are adverse to us resulting from litigation brought by third parties challenging such rules and regulations, could increase our cost of doing business or limit permissible activities.

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Payment Network Rules and Standards

Payment networks establish their own rules and standards that allocate responsibilities among the payment networks and their participants. These rules and standards, including the PCI DSS, govern a variety of areas including how consumers and merchants may use their cards, data security and allocation of liability for certain acts or omissions including liability in the event of a data breach. The payment networks may change these rules and standards from time to time as they may determine in their sole discretion and with or without advance notice to their participants. These changes may be made for any number of reasons, including as a result of changes in the regulatory environment, to maintain or attract new participants, or to serve the strategic initiatives of the networks and may impose additional costs and expenses on or be disadvantageous to certain participants. Participants are subject to audit by the payment networks to ensure compliance with applicable rules and standards. The networks may fine, penalize or suspend the registration of participants for certain acts or omissions or the failure of the participants to comply with applicable rules and standards.

An example of a recent standard is EMV, which is mandated by Visa, MasterCard, American Express and Discover. This mandate sets new requirements and technical standards, including requiring IPOS systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard and set new rules for data handling and security. Processors and merchants that do not comply with the mandate or do not use systems that are EMV compliant risk fines and liability for fraud-related losses. We have invested significant resources to ensure our systems’ compliance with the mandate, and to assist our merchants in becoming compliant by the applicable deadlines.

To provide our electronic payments services, we must be registered either indirectly or directly as service providers with the payment networks that we utilize. Because we are not a bank, we are not eligible for membership in certain payment networks, including Visa and MasterCard, and are therefore unable to directly access these networks. The operating regulations of certain payment networks, including Visa and MasterCard, require us to be sponsored by a member bank as a service provider. We are registered with certain payment networks, including Visa and MasterCard, through Wells Fargo and Synovus Bank. The agreements with our bank sponsors give them substantial discretion in approving certain aspects of our business practices including our solicitation, application and qualification procedures for merchants and the terms of our agreements with merchants. We are registered directly as service providers with Discover, American Express and certain other networks. We are also subject to network operating rules promulgated by the National Automated Clearing House Association relating to payment transaction processed by us using the Automated Clearing House Network.

In December 2013, the U.S. District Court for the Eastern District of New York issued a final order approving a definitive class settlement agreement resolving the plaintiffs’ claims in a merchant class multi-district interchange litigation against Visa, MasterCard and the named member banks. Among other terms, the settlement agreement provides for the modification of Visa’s and MasterCard’s rules to allow merchants to impose a surcharge on credit card transactions at the POS under certain conditions, to accept Visa or MasterCard credit or debit cards at some but not all of a merchant’s stores and to offer discounts to customers who make payments through methods that carry lower fees than Visa or MasterCard credit or debit cards. This provision or other provisions in the final settlement agreement, which has been appealed by certain plaintiffs, could ultimately result in decreased use of credit cards, demands for lower fees for our services or have other adverse impacts that are not readily known and that we may not know for some time.

Privacy and Information Security Regulations

We provide services that may be subject to privacy laws and regulations of a variety of jurisdictions. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. Our business may also be subject to the Fair Credit Reporting Act, which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities who take adverse action based on information obtained from credit reporting agencies. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and consumer reporting agencies and businesses and governmental agencies that possess data.

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Anti-Money Laundering and Counter-Terrorism Regulation

Our business is subject to U.S. federal anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, or “BSA.” The BSA, among other things, requires money services businesses to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity and maintain transaction records. We are also subject to certain economic and trade sanctions programs that are administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”), that prohibit or restrict transactions to or from or dealings with specified countries, their governments and, in certain circumstances, their nationals, narcotics traffickers and terrorists or terrorist organizations. Similar anti-money laundering, counter-terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified on lists maintained by organizations similar to OFAC in several other countries and which may impose specific data retention obligations or prohibitions on intermediaries in the payment process. We have developed and continue to enhance compliance programs and policies to monitor and address related legal and regulatory requirements and developments.

Unfair or Deceptive Acts or Practices

We and many of our merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices, or UDAP. In addition, the UDAP and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of our merchants, and in some cases may subject us, as the merchant’s payment processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if we are deemed to have aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through our services. Various federal and state regulatory enforcement agencies including the Federal Trade Commission and the states attorneys general have authority to take action against non-banks that engage in UDAP or violate other laws, rules and regulations and to the extent we are processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, we may be subject to enforcement actions and as a result may incur losses and liabilities that may impact our business.

Indirect Regulatory Requirements

A number of our clients are financial institutions that are directly subject to various regulations and compliance obligations issued by the CFPB, the Office of the Comptroller of the Currency and other agencies responsible for regulating financial institutions. While these regulatory requirements and compliance obligations do not apply directly to us, many of these requirements materially affect the services we provide to our clients and us overall. The banking agencies, including the Office of the Comptroller of the Currency, have imposed requirements on regulated financial institutions to manage their third-party service providers. Among other things, these requirements include performing appropriate due diligence when selecting third-party service providers; evaluating the risk management, information security, and information management systems of third-party service providers; imposing contractual protections in agreements with third-party service providers (such as performance measures, audit and remediation rights, indemnification, compliance requirements, confidentiality and information security obligations, insurance requirements, and limits on liability); and conducting ongoing monitoring of the performance of third-party service providers. Accommodating these requirements applicable to our clients imposes additional costs and risks in connection with our financial institution relationships. We expect to expend significant resources on an ongoing basis in an effort to assist our clients in meeting their legal requirements.

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Banking Regulations

We are considered by the Federal Financial Institutions Examination Council to be a technology service provider (“TSP”) based on the services we provide to financial institutions. As a TSP, we are subject to audits by an interagency group consisting of the Federal Reserve System, FDIC, and the Office of the Comptroller of the Currency.

Other Regulation

We are subject to U.S. federal and state unclaimed or abandoned property (escheat) laws which require us to turn over to certain government authorities the property of others we hold that has been unclaimed for a specified period of time such as account balances that are due to a distribution partner or merchant following discontinuation of its relationship with us. The Housing Assistance Tax Act of 2008 requires certain merchant acquiring entities and third-party settlement organizations to provide information returns for each calendar year with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements.

The foregoing is not an exhaustive list of the laws and regulations to which we are subject and the regulatory framework governing our business is changing continuously. See “Risk Factors—Risks Related to CardConnect’s Business—We are subject to extensive government regulation, and any new laws and regulations, industry standards or revisions made to existing laws, regulations or industry standards affecting the electronic payments industry may have an unfavorable impact on our business, financial condition and results of operations.”

Our Intellectual Property

We have developed a payments platform that includes many instances of proprietary software, code sets, work flows and algorithms. It is our practice to enter into confidentiality, non-disclosure, and invention assignment agreements with our employees and contractors, and into confidentiality and non-disclosure agreements with other third parties, in order to limit access to, and disclosure and use of, our confidential information and proprietary technology. In addition to these contractual measures, we also rely on a combination of trademarks, copyrights, registered domain names, and patent rights to help protect the CardConnect brand and our other intellectual property.

As of August 2016, we have two patents for tokenization, which relates to our payment security solution, CardSecure. We also have ten active trademarks and one additional pending trademark that pertain to company, product names and logos. We intend to file additional patent applications as we innovate through our research and development efforts, and to pursue additional patent protection to the extent we deem it beneficial and cost-effective. We also own a number of domain names including cardconnect.com and cardpointe.com.

Our Employees

As of December 31, 2015, we employed 152 employees, consisting of 57 operations employees, 45 IT employees, 40 sales employees, and 10 general and administrative employees. None of our employees is represented by a labor union and we have experienced no work stoppages. We consider our employee relations to be good.

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Our Facilities

We maintain several offices across the United States, all of which we lease.

Our office locations include:

●	Corporate headquarters in King of Prussia, Pennsylvania with approximately 27,207 leased square feet;

●	Data management in Lone Tree, Colorado with approximately 1,230 leased square feet; and

●	Telesales office in Overland Park, Kansas with approximately 6,735 leased square feet.

We lease several small facilities for sales and operations. Our current facilities meet our employee base and can accommodate our currently contemplated growth. We believe that we will be able to obtain suitable additional facilities on commercially reasonable term to meet any needs.

Legal Proceedings

We are currently not a party to any legal proceedings that would be expected to have a material adverse effect on our business or financial condition. From time to time, we are subject to litigation incidental to our business, as well as other litigation of a non-material nature in the ordinary course of business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis together with “Selected Historical Financial Information of CardConnect” and CardConnect’s audited financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about CardConnect’s business, operations and industry that involve risks and uncertainties, such as statements regarding CardConnect’s plans, objectives, expectations and intentions. CardConnect’s future results and financial condition may differ materially from those currently anticipated by CardConnect as a result of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Throughout this section, unless otherwise noted or unless the context requires otherwise, “we”, “us” and the “Company” refer to CardConnect and its consolidated subsidiaries. Certain amounts in this section may not foot due to rounding.

Overview

General

Our primary business is to provide Merchant Acquiring services to merchants throughout the United States. Merchant Acquiring services involves providing end-to-end electronic payment processing services to merchants by facilitating the exchange of information and funds between them and cardholders’ financial institutions. To accomplish this, we undertake, or facilitate with third parties, merchant set-up and training, transaction authorization, settlement, merchant funding, merchant assistance and support, and risk management. We also provide integrated payment solutions utilizing our proprietary payment gateway. Our card-accepting customers are primarily SMB merchants.

We also provide services to Enterprise customers that primarily utilize sophisticated ERP systems to manage their businesses. These services are primarily ERP integration services utilizing our secure hosted payment gateway, and also include secure, P2PE payment terminals and acceptance devices. We also provide Merchant Acquiring services to certain of our Enterprise customers.

How we Assess the Performance of our Business

Merchant Acquiring Services

We use bankcard volume, number of active SMB merchants and same store sales to measure the performance of our Merchant Acquiring services.

Our total bankcard volume for the three months ended June 30, 2016 and 2015 was $5.7 billion and $4.2 billion, respectively, representing a period to period growth rate of 35.5%. Our total bankcard volume for the six months ended June 30, 2016 and 2015 was $10.6 billion and $8.0 billion, respectively, representing a period to period growth rate of 32.8%.

An active SMB merchant is a merchant that has processed transactions in the relevant period. The number of our active SMB merchants located across the United States was 51,234 at June 30, 2016, compared to 48,400 at December 31, 2015 and 39,740 at June 30, 2015, representing growth rates of 5.9% and 28.9%, respectively, over the periods. Bankcard volume reflects the addition of new merchants and same store sales of existing merchants, partially offset by merchants who attrited during the period. We grow the number of active SMB merchants through various distribution channels, which include independent sales organizations, integrated software vendors and our direct sales staff. We also grow the number of active SMB merchants through acquisitions of complementary businesses. In connection with our acquisition of Vanco Payment Solutions, Inc. (“Vanco”) in the fourth quarter of 2015, we added approximately 6,400 of our active SMB merchants.

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We measure same store sales of existing merchants as the change in card processing volume for all card merchants that were processing with us for the same period in the prior year. Same store sales of existing merchants results from the combination of the increasing or decreasing use by consumers of bankcards for the purchase of goods and services at the POS, and sales growth experienced by our retained SMB merchants. Historically, our same store sales experience has tracked with the overall economic conditions in the industries we serve. The following table compares our same store sales growth during 2016 and 2015:

Same Store Sales of Existing Merchants	2016	2015
First Quarter	0.9%	6.7%
Second Quarter	1.9%	5.2%
Third Quarter	—	4.2%
Fourth Quarter	—	2.4%
Full Year	—	4.6%

Merchant attrition is expected in the Merchant Acquiring industry in the ordinary course of business. We experience attrition in bankcard volume as a result of several factors, including business closures, transfers of merchants’ accounts to our competitors and account closures that we initiate due to heightened credit risks. We measure bankcard net volume attrition relative to all merchants that were processing with us in the same period in the prior year, net of same store sales growth. During the three months ended June 30, 2016, we experienced 20.3% net volume attrition compared to net volume attrition of 15.3% for the three months ended June 30, 2015. During the six months ended June 30, 2016, we experienced 20.5% net volume attrition compared to net volume attrition of 14.4% for the six months ended June 30, 2015.

Our Merchant Acquiring revenue is recurring in nature, as we typically enter into five-year service contracts with our merchants. Our Merchant Acquiring revenue is generated primarily from payment processing fees, which are a combination of a fee equal to a percentage of the dollar amount of each transaction we process plus a flat fee per transaction. We make mandatory payments of interchange fees to the card issuer through the card networks and pay dues, assessments and other network fees to Visa, MasterCard, American Express and Discover. Our Merchant Acquiring revenue is largely driven by the Visa and MasterCard volume processed by our merchants. We also realize card processing revenues from processing transactions for our merchants accepting American Express and from processing Discover transactions.

Enterprise Services

Revenues from our Enterprise services are largely driven by recurring fees charged for ERP integration and hosting services, and recurring P2PE device fees. For the three months ended June 30, 2016 and 2015, revenue includes $1.2 million and $841 thousand, respectively, of revenue related to Enterprise services. For the six months ended June 30, 2016 and 2015, revenue includes $2.3 million and $1.6 million, respectively, of revenue related to Enterprise services.

Recent Events

On July 29, 2016 (the “Closing Date”), we consummated the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of March 7, 2016, as amended June 24, 2016 (the “Merger Agreement”), by and among the FinTech, Merger Sub and CardConnect. The Merger Agreement provided for the acquisition of CardConnect by FinTech pursuant to the Merger.  In connection with the closing of the Merger, the company changed its name from FinTech Acquisition Corp. to CardConnect Corp. and Merger Sub changed its name to FTS Holding Corporation. As a result of the completion of the transaction, CardConnect Corp. became a public company.

The aggregate consideration paid in the Merger consisted of (i) 15,162,470 shares of FinTech common stock and options to purchase 3,463,950 shares of FinTech common stock, which were issued upon conversion of options to purchase shares of CardConnect common stock outstanding immediately prior to the Merger and (ii) $179.1 million in cash (which includes $2.1 million in “Excess Cash” (as defined in the Merger Agreement)).

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In connection with the closing of the Merger, FinTech redeemed a total of 1,119,051 shares of its common stock at a redemption price of $10.01 per share pursuant to the terms of the Company’s amended and restated certificate of incorporation in effect at the Merger closing, resulting in a total payment to redeeming stockholders of approximately $11,201,701.

Immediately following the Merger, there were 1,500,000 shares of Series A Preferred Stock outstanding, 28,751,331 shares of the Company’s common stock outstanding, warrants to purchase 10,300,000 shares of the Company’s common stock and options to purchase 6,854,429 shares of the Company’s common stock. As of the Closing Date, the former stockholders of CardConnect owned approximately 54.6% of the Company’s outstanding common stock, the former stockholders of FinTech owned approximately 43.6% of the Company’s outstanding common stock (13.3% held by the Initial Stockholders) and the Series A Purchaser owned approximately 1.7% of the Company’s outstanding common stock.

In connection with the Merger, on the Closing Date, the Company, through Merger Sub, entered into the First Lien Facility and the Second Lien Facility. See “Liquidity and Capital Resources—Credit Facilities” for a description of each of these credit facilities.

In connection with the Merger, on the Closing Date, the Company issued 1,500,000 shares of its Series A Preferred Stock. See “Liquidity and Capital Resources—Series A Preferred Stock” for a description of this transaction and certain material terms of the Series A Preferred Stock.

Acquisitions

On October 31, 2015, we purchased certain assets and assumed certain liabilities of Vanco, a provider of card-based payment processing services, for cash of $24 million. The purchase was funded primarily with borrowings under our $65.0 million credit facility. The asset purchase added over 8,000 merchants to our business.

On July 1, 2013, we acquired Smartpay, LLC, a provider of an online billing solution, for cash of $1.1 million. The purchase was funded from operating cash flows.

On July 13, 2012, we acquired Marathon, a provider of card-based payment processing services. In 2013 and 2014, we paid $4.7 million and $255.5 thousand, respectively, in contingent consideration relating to the acquisition.

On November 26, 2012, we acquired Dependable Payment Processing, Inc. and Discount Payment Processing, Inc. In 2014 and 2015, we paid $909.1 thousand and $3.7 million, respectively, in contingent consideration relating to the acquisition.

The results of operations of these acquired businesses have been included in our financial statements since the applicable acquisition date. For more information regarding these transactions, see Note 3 to our consolidated financial statements included elsewhere in this prospectus.

Components of Revenues and Expenses

Revenues

Revenue. Revenue consists of card processing fees charged to merchants for card-based processing services. We charge merchants various rates for our services, which depend upon various factors including the type of bankcard, card brand, the merchant’s charge volume, the merchant’s industry and the merchant’s risk profile. Fees principally consist of bankcard volume and transaction fees, which are a percentage of the dollar amount of each credit or debit transaction and fixed transaction fees. We also generate card processing revenues by charging merchants a variety of service fees, including fees for monthly minimum charge volume requirements, statement fees, annual fees, and fees for other miscellaneous services, including handling chargebacks. We also generate revenues by selling our technology solutions, which include hardware and software products, maintenance, and professional installation and training services.

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Expenses

Cost of services. Cost of services consists of interchange and pass-through and other cost of services.  Interchange and pass-through consists of interchange fees, dues and assessment, debit network fees and other pass-through costs. We expect interchange and pass-through to increase proportionately as a percentage of revenue. Other cost of services consists of commissions to our distribution partners and internal sales staff and other third-party processing costs attributable to payment processing and related services to merchants. Other cost of services also includes merchant supplies and service expenses.

General and administrative. General and administrative expenses include salaries and other employment costs, professional services, rent and utilities and other operating costs.

Stock-based compensation. Stock-based compensation reflects the amortization of the estimated fair value of share-based awards. We recognize stock-based compensation as an expense on a straight-line basis over the requisite service period, which is generally the vesting period.

Depreciation and amortization of intangibles. Depreciation expense consists of depreciation on our investments in property, equipment and computer hardware and software, and our amortization of acquired intangible assets and internally developed software. Depreciation expense is recognized on a straight-line basis over the estimated useful life of the asset. Amortization expense for acquired intangible assets is recognized using a proportional cash flow method. Amortization expense for internally developed software is recognized over the estimated useful life of the asset.

Interest expense, net. Our interest expense consists of interest on our outstanding indebtedness under our revolving credit facility.

Factors Affecting CardConnect’s Business and Results of Operations

A number of factors impact our business, result of operations and financial condition including:

●	the amount and mix of volume being processed;

●	the demand for our products and services;

●	our ability to attract and retain distribution partners and merchants on reasonable terms;

●	our ability to attract and obtain Enterprise customers;

●	our ability to capitalize on recent acquisitions and identify and complete future acquisitions;

●	general economic conditions and consumer spending trends; and

●	the emergence of new technologies and payment types.

Increases in payment network fees and other related costs have not historically had a material effect on the growth of our business or results of our operations as such costs are generally passed through to our merchants.

Results of Operations

This section includes a summary of our historical results of operations, followed by detailed comparisons of our results for (i) the three and six months ended June 30, 2016 and 2015, (ii) the years ended December 31, 2015 and 2014 and (iii) the years ended December 31, 2014 and 2013. We have derived this data from our quarterly and annual consolidated financial statements included elsewhere in this prospectus.

53

Three Months Ended June 30, 2016 Compared to Three Months Ended June 30, 2015

The following table shows certain income statement data for the periods indicated:

	Three Months Ended June 30,		Change
	2016	2015	Amount	%
(dollars in thousands)
Revenue	$148,444	$112,165	$36,279	32.3%

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	109,028	82,795	26,233	31.7%
Other cost of services	23,577	16,816	6,761	40.2%
Total cost of services	132,605	99,611	32,994	33.1%

General and administrative	6,817	5,520	1,297	23.5%
Stock-based compensation	391	462	(71)	(15.4%)
Depreciation	432	307	125	40.5%
Amortization of intangibles	4,937	4,974	(37)	(0.8%)
Total expenses	145,181	110,875	34,306	30.9%
Income from operations	3,263	1,291	1,972	152.8%

Other expense:
Interest expense, net	(452)	(299)	(153)	51.3%
Other, net	(122)	(110)	(12)	11.0%
Total other expense	(574)	(408)	(165)	40.5%

Income before income tax provision	2,689	882	1,807	204.8%
Provision for income taxes	(218)	(512)	294	(57.4%)
Net income	$2,471	$370	$2,101	568.2%

Revenue

Revenue increased $36.3 million, or 32.3%, from $112.2 million for the three months ended June 30, 2015 to $148.4 million for the three months ended June 30, 2016. This increase was driven by increased bankcard volume of $1.5 billion, or 35.5%. The growth in bankcard volume consisted of bankcard volume from new merchants and same store sales of existing merchants, partially offset by merchants who attrited during the same period. See “Overview” and “How we Assess the Performance of our Business.”

Cost of Services

Cost of services increased $33.0 million, or 33.1%, from $99.6 million for the three months ended June 30, 2015 to $132.6 million in for the three months ended June 30, 2016. This increase was driven by increased interchange and pass-through and increased other cost of services. Interchange and pass-through increased $26.2 million, or 31.7%, from $82.8 million for the three months ended June 30, 2015 to $109.0 million for the three months ended June 30, 2016. This increase was driven by increased bankcard volume as discussed above. Other cost of services increased $6.8 million, or 40.2%, from $16.8 million for the three months ended June 30, 2015 to $23.6 million in for the three months ended June 30, 2016. This increase was driven by increased bankcard volume resulting in increased commissions paid to our distribution partners and direct sales staff of $4.0 million, an increase in third-party processing costs of $1.1 million, an increase in merchant losses of $633 thousand and an increase in the cost of equipment sales of $742 thousand.

General and Administrative Expenses

General and administrative expenses increased $1.3 million, or 23.5%, from $5.5 million for the three months ended June 30, 2015 to $6.8 million for the three months ended June 30, 2016. This increase was driven by an increase in employment costs of $1.1 million due to an increase in headcount.

54

Stock-based Compensation

Stock-based compensation decreased $71 thousand, or 15.4%, from $462 thousand for the three months ended June 30, 2015 to $391 thousand for the three months ended June 30, 2016. This decrease was driven by the vesting of 2011 and 2012 grants in 2015 and 2016, respectively, of $140 thousand, 2015 fair value adjustments of stock options of $18 thousand and forfeitures of $8 thousand, partially offset by additional compensation expense recognized for stock options granted in 2015 of $96 thousand.

Depreciation and Amortization

Depreciation and amortization increased $87 thousand, or 1.7%, from $5.3 million for the three months ended June 30, 2015 to $5.4 million for the three months ended June 30, 2016. This increase was driven by amortization of intangible assets acquired in the Vanco acquisition of $797 thousand and depreciation of fixed assets placed into service of $173 thousand. These increases were partially offset by a decrease in amortization of acquisition related intangibles, excluding Vanco, of $484 thousand and a decrease in amortization of residual buyouts of $374 thousand.

Provision for Income Taxes

The provision for income taxes decreased $294 thousand, or 57.4%, from $512 thousand for the three months ended June 30, 2015 to $218 thousand for the three months ended June 30, 2016. The effective tax rates were 8.1% and 58.1% for the three months ended June 30, 2016 and 2015, respectively. The effective rate for the three months ended June 30, 2016 differs from the federal statutory rate due to the expected decrease of the valuation allowance against our deferred tax assets, which reduced our effective tax rate by 36.6%. This was partially offset by the impact of indefinitely-lived intangible assets and state taxes, which increased our effective tax rate by 6.1% and 2.3%, respectively. The effective rate for the three months ended June 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased our effective tax rate by 16.7% and 2.5%, respectively.

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015

The following table shows certain income statement data for the periods indicated:

	Six Months Ended June 30,		Change
	2016	2015	Amount	%
(dollars in thousands)
Revenue	$278,454	$213,245	$65,209	30.6%

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	204,603	156,615	47,988	30.6%
Other cost of services	43,823	32,607	11,215	34.4%
Total cost of services	248,426	189,222	59,204	31.3%

General and administrative	13,505	10,674	2,831	26.5%
Stock-based compensation	849	923	(74)	(8.1%)
Depreciation	853	589	264	44.8%
Amortization of intangibles	10,096	9,393	703	7.5%
Total expenses	273,729	210,801	62,928	29.9%
Income from operations	4,725	2,444	2,281	93.3%

Other expense:
Interest expense, net	(872)	(570)	(302)	53.0%
Other, net	(167)	(153)	(14)	8.8%
Total other expense	(1,039)	(723)	(316)	43.6%

Income before income tax provision	3,686	1,721	1,965	114.2%
Provision for income taxes	(292)	(999)	707	(70.8%)
Net income	$3,394	$721	$2,673	370.6%

55

Revenue

Revenue increased $65.2 million, or 30.6%, from $213.2 million for the six months ended June 30, 2015 to $278.5 million for the six months ended June 30, 2016. This increase was driven by increased bankcard volume of $2.6 billion, or 32.8%. The growth in bankcard volume consisted of bankcard volume from new merchants and same store sales of existing merchants, partially offset by merchants who attrited during the same period. See “Overview” and “How we Assess the Performance of our Business.”

Cost of Services

Cost of services increased $59.2 million, or 31.3%, from $189.2 million for the six months ended June 30, 2015 to $248.4 million in for the six months ended June 30, 2016. This increase was driven by increased interchange and pass-through and increased other cost of services. Interchange and pass-through increased $48.0 million, or 30.6%, from $156.6 million for the six months ended June 30, 2015 to $204.6 million for the six months ended June 30, 2016. This increase was driven by increased bankcard volume as discussed above. Other cost of services increased $11.2 million, or 34.4%, from $32.6 million for the six months ended June 30, 2015 to $43.8 million in for the six months ended June 30, 2016. This increase was driven by increased bankcard volume resulting in increased commissions paid to our distribution partners and direct sales staff of $6.6 million, an increase in third-party processing costs of $2.1 million, an increase in the cost of equipment sales of $878 thousand and an increase in merchant losses of $1.8 million.

General and Administrative Expenses

General and administrative expenses increased $2.8 million, or 26.5%, from $10.7 million for the six months ended June 30, 2015 to $13.5 million for the six months ended June 30, 2016. This increase was driven by an increase in employment costs of $2.2 million due to an increase in headcount and an increase in other operating expenses of $324 thousand.

Stock-based Compensation

Stock-based compensation decreased $74 thousand, or 8.1%, from $923 thousand for the six months ended June 30, 2015 to $849 thousand for the six months ended June 30, 2016. This decrease was driven by the vesting of 2011 and 2012 grants in 2015 and 2016, respectively, of $214 thousand, 2015 fair value adjustments of stock options of $37 thousand and forfeitures of $18 thousand, partially offset by additional compensation expense recognized for stock options granted in 2015 of $195 thousand.

Depreciation and Amortization

Depreciation and amortization increased $967 thousand, or 9.7%, from $10.0 million for the six months ended June 30, 2015 to $10.9 million for the six months ended June 30, 2016. This increase was driven by amortization of intangible assets acquired in the Vanco acquisition of $1.6 million and depreciation of fixed assets placed into service of $330 thousand. These increases were partially offset by a decrease in amortization of acquisition related intangibles, excluding Vanco, of $957 thousand.

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Provision for Income Taxes

The provision for income taxes decreased $707 thousand, or 70.8%, from $999 thousand for the six months ended June 30, 2015 to $292 thousand for the six months ended June 30, 2016. The effective tax rates were 7.9% and 58.1% for the six months ended June 30, 2016 and 2015, respectively. The effective rate for the six months ended June 30, 2016 differs from the federal statutory rate due to the expected decrease of the valuation allowance against our deferred tax assets, which reduced our effective tax rate by 36.6%. This was partially offset by the impact of indefinitely-lived intangible assets and state taxes, which increased our effective tax rate by 6.1% and 2.3%, respectively. The effective rate for the six months ended June 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased our effective tax rate by 16.7% and 2.5%, respectively.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

The following table shows certain income statement data for the periods indicated:

	Year ended December 31,	Year ended December 31,	Change
	2015	2014	Amount	%
(dollars in thousands)
Revenue	$458,648	$389,985	$68,663	17.6%

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	338,005	283,669	54,336	19.2%
Other cost of services	71,072	62,273	8,799	14.1%
Total cost of services	409,078	345,943	63,135	18.3%

General and administrative	23,480	24,062	(583)	(2.4%)
Stock-based compensation	1,887	1,908	(21)	(1.1%)
Depreciation	1,188	870	317	36.5%
Amortization of intangibles	19,175	18,544	630	3.4%
Change in contingent earnout obligations	—	771	(771)	(100.0%)
Total expenses	454,806	392,098	62,708	16.0%
Income (loss) from operations	3,842	(2,113)	5,955	(281.8%)

Other expense:
Interest expense, net	(1,204)	(1,153)	(51)	4.4%
Other, net	(81)	(146)	64	(44.2%)
Total other expense	(1,285)	(1,299)	14	(1.1%)

Income (loss) before income tax provision	2,556	(3,412)	5,969	(174.9%)
Provision for income taxes	(1,384)	(8,598)	7,215	(83.9%)
Net income (loss)	$1,172	$(12,011)	$13,183	(109.8%)

Revenue

Revenue increased $68.7 million, or 17.6%, from $390.0 million in 2014 to $458.6 million in 2015. This increase was driven by increased bankcard volume of $2.4 billion, or 16.4%. The growth in bankcard volume consisted of bankcard volume from new merchants and same store sales of existing merchants, partially offset by merchants who attrited during the year. See “Overview” and “How we Assess the Performance of our Business.”

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Cost of Services

Cost of services increased $63.1 million, or 18.3%, from $345.9 million in 2014 to $409.1 million in 2015. This increase was driven by increased interchange and pass-through and increased other cost of services. Interchange and pass-through increased $54.3 million, or 19.2%, from $283.7 million in 2014 to $338.0 million in 2015. This increase was driven by increased bankcard volume as discussed above. Other cost of services increased $8.8 million, or 14.1%, from $62.3 million in 2014 to $71.1 million in 2015. This increase was driven by increased bankcard volume resulting in increased commissions paid to our distribution partners and direct sales staff of $6.1 million, an increase in merchant supplies and services expenses of $1.9 million and increased third-party processing costs of $902.1 thousand.

General and Administrative Expenses

General and administrative expenses decreased $582.8 thousand, or 2.4%, from $24.1 million in 2014 to $23.5 million in 2015. This decrease was driven by a decrease in employment costs of $1.7 million, partially offset by increased other operating expenses of $1.2 million. The decrease in employment costs reflects severance expense of $384.1 thousand in 2015, compared to $3.4 million in 2014, which was primarily related to the departure of our then Chief Executive Officer.

Stock-based Compensation

Stock-based compensation decreased $21.2 thousand from $1.9 million in 2014 to $1.9 million in 2015. This decrease was driven by the vesting of our 2010 and 2011 grants in 2014 and 2015, respectively, of $427.7 thousand and forfeitures of $23.9 thousand, partially offset by fair value adjustments of stock options of $205.3 thousand, the full-year impact of stock options granted in 2014 of $134.8 thousand and additional stock options granted in 2015 of $90.2 thousand.

Depreciation and Amortization

Depreciation and amortization increased $947.9 thousand, or 4.9%, from $19.4 million in 2014 to $20.4 million in 2015. This increase was driven by amortization of intangible assets acquired in the Vanco acquisition of $441.6 thousand in 2015.

Provision for Income Taxes

The provision for income taxes decreased $7.2 million, or 83.9%, from $8.6 million in 2014 to $1.4 million in 2015. The effective tax rates were 54.1% and (252.0)% for the years ended December 31, 2015 and 2014, respectively. The effective rate for 2015 differs from the federal statutory rate primarily due to an increase in the valuation allowance, which increased our effective tax rate by 16.7%. The effective rate for 2014 differs from the federal statutory rate primarily due to recording a valuation allowance against our deferred tax assets, which increased our effective tax rate by 294.0% in 2014.

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Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

The following table shows certain income statement data for the periods indicated:

	Year ended December 31,	Year ended December 31,	Change
	2014	2013	Amount	%
(dollars in thousands)
Revenue	$389,985	$348,905	$41,080	11.8%

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	283,669	251,185	32,484	12.9%
Other cost of services	62,273	59,076	3,197	5.4%
Total cost of services	345,943	310,261	35,682	11.5%

General and administrative	24,062	19,003	5,060	26.6%
Stock-based compensation	1,908	1,563	345	22.0%
Depreciation	870	684	186	27.2%
Amortization of intangibles	18,544	19,406	(862)	(4.4%)
Change in contingent earnout obligations	771	(25)	795	(3239.9%)
Total expenses	392,098	350,892	41,206	11.7%
Income (loss) from operations	(2,113)	(1,988)	(126)	6.3%

Other expense:
Interest expense, net	(1,153)	(1,304)	151	(11.6%)
Other, net	(146)	(173)	28	(16.0%)
Total other expense	(1,299)	(1,478)	178	(12.1%)

Income (loss) before income tax provision	(3,412)	(3,465)	53	(1.5%)
Provision for income taxes	(8,598)	1,313	(9,911)	(755.0%)
Net income (loss)	$(12,011)	$(2,152)	$(9,859)	458.0%

Revenue

Revenue increased $41.1 million, or 11.8%, from $348.9 million in 2013 to $390.0 million in 2014. This increase was driven by increased bankcard volume of $1.5 billion, or 11.5%. See “Overview” and “How we Assess the Performance of our Business.”

Cost of Services

Cost of services increased $35.7 million, or 11.5%, from $310.3 million in 2013 to $345.9 million in 2014. This increase was driven by increased interchange and pass-through and increased other cost of services.  Interchange and pass-through increased $32.5 million, or 12.9%, from $251.2 million in 2013 to $283.7 million in 2014. This increase was driven by increased bankcard volume. Other costs of services increased $3.2 million, or 5.4%, from $59.1 million in 2013 to $62.3 million in 2014. This increase was driven by increased bankcard volume resulting in increased commissions paid to our distribution partners and direct sales staff of $3.4 million and an increase in merchant supplies and services expenses of $1.1 million, partially offset by decreased third-party processing costs of $1.3 million.

General and Administrative Expenses

General and administrative expenses increased $5.1 million, or 26.6%, from $19.0 million in 2013 to $24.1 million in 2014. This increase was driven by an increase in employment costs of $4.6 million and an increase in rent and utilities of $862.7 thousand, partially offset by a decrease in professional services of $1.0 million. The increase in employment costs reflects severance expense of $3.4 million in 2014, compared to $107.6 thousand in 2013, and an increase in headcount. The increase in rent and utilities in 2014 reflects additional space leased at our King of Prussia, PA location. The decrease in professional services reflects decreased legal expense resulting from a 2013 settled legal matter.

Stock-based Compensation

Stock-based compensation increased $344.6 thousand, or 22.0%, from $1.6 million in 2013 to $1.9 million in 2014. This increase was driven by the full-year impact of stock options granted in 2013 of $295.8 thousand and stock options granted in 2014 of $51.0 thousand.

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Depreciation and Amortization

Depreciation and amortization decreased $675.6 thousand, or 3.4%, from $20.1 million in 2013 to $19.4 million in 2014. This decrease was driven by a $1.8 million decrease in amortization of acquisition related intangible assets, partially offset by a $952.0 thousand increase in amortization of our internally developed software and website development.

Provision for Income Taxes

The provision for income taxes increased $9.9 million, from a benefit of $1.3 million in 2013 to an expense of $8.6 million in 2014. The effective tax rates were (252.0)% and 37.9% for the years ended December 31, 2014 and 2013, respectively. The effective rate for 2014 differs from the federal statutory rate primarily due to our recording a $10.0 million valuation allowance against our deferred tax assets in 2014, which increased our effective tax rate by 294.0%. The effective rate for 2013 differs from the federal statutory rate primarily due to tax credits and state income taxes, which increased our effective tax rate by 3.4% and 2.1%, respectively. These benefits were partially offset by a liability for unrecognized tax benefits of 1.8%.

Selected Quarterly Results of Operations

The following tables set forth unaudited quarterly statement of income data for all quarters of 2014 and 2015, and the first two quarters of 2016. We have prepared the statement of income data for each of these quarters on the same basis as the audited financial statements included elsewhere in this prospectus and, in the opinion of our management, each statement of operations includes all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the results of operations for these periods. This information should be read in conjunction with the audited financial statements included elsewhere in this prospectus. These quarterly operating results are not necessarily indicative of our operating results for any future period.

	Quarter Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
(dollars in thousands)
Revenue	$88,841	$98,906	$100,187	$102,051

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	63,631	71,954	73,186	74,898
Other cost of services	14,480	15,974	15,954	15,866
Total cost of services	78,111	87,928	89,140	90,764

General and administrative	6,616	5,557	5,264	6,625
Stock-based compensation	554	480	465	409
Depreciation	218	223	170	259
Amortization of intangibles	4,927	4,341	4,726	4,551
Change in contingent earnout obligations	—	—	—	771
Total expenses	90,426	98,528	99,765	103,380
Income (loss) from operations	(1,584)	378	422	(1,329)

Other expense:
Interest expense, net	(315)	(266)	(293)	(280)
Other, net	(16)	(63)	(50)	(15)
Total other expense	(331)	(329)	(343)	(296)

Income (loss) before income tax provision	(1,916)	49	79	(1,624)
Provision for income taxes	666	(17)	(58)	(9,190)
Net income (loss)	$(1,249)	$32	$21	$(10,814)

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	Quarter Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
(dollars in thousands)
Revenue	$101,080	$112,165	$117,861	$127,542

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	73,820	82,795	86,785	94,605
Other cost of services	15,791	16,816	18,661	19,804
Total cost of services	89,611	99,611	105,446	114,410

General and administrative	5,153	5,520	5,829	6,977
Stock-based compensation	461	462	462	502
Depreciation	282	307	293	305
Amortization of intangibles	4,419	4,974	5,055	4,727
Change in contingent earnout obligations	—	—	—	—
Total expenses	99,926	110,875	117,085	126,921
Income (loss) from operations	1,153	1,291	776	622
Other expense:
Interest expense, net	(271)	(299)	(274)	(360)
Other, net	(44)	(110)	(20)	92
Total other expense	(315)	(408)	(294)	(268)

Income (loss) before income tax provision	838	882	482	354
Provision for income taxes	(487)	(512)	(315)	(69)
Net income (loss)	$351	$370	$166	$285

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Quarter Ended
	March 31, 2016	June 30, 2016
(dollars in thousands)
Revenue	$130,057	$148,444

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	95,575	109,028
Other cost of services	20,293	23,577
Total cost of services	115,868	132,605

General and administrative	6,688	6,817
Stock-based compensation	458	391
Depreciation	422	432
Amortization of intangibles	5,159	4,937
Change in contingent earnout obligations	—	—
Total expenses	128,595	145,181
Income (loss) from operations
Other expense:
Interest expense, net	(420)	(452)
Other, net	(45)	(122)
Total other expense	(465)	(574)

Income (loss) before income tax provision	997	2,689
Provision for income taxes	(74)	(218)
Net income (loss)	$923	$2,471

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Seasonality

We have experienced in the past, and expect to continue to experience, seasonal fluctuations in our revenues as a result of consumer spending patterns and recognition of non-transaction based fees. Historically, our revenues have been strongest in our third and fourth quarters, and weakest in our first quarter. Some variability results from seasonal retail events and the number of business days in a month or quarter. Operating expenses do not typically fluctuate seasonally.

Liquidity and Capital Resources

Background

Liquidity and capital resource management is a process focused on providing the funding we need to meet our short and long-term cash and working capital needs. We have used our funding sources to build our merchant portfolio, our technology solutions, and to make acquisitions with the expectation that these investments will generate cash flows sufficient to cover our working capital needs and other anticipated needs for capital.

Our principal uses of cash are to pay commissions to our distribution partners and internal sales staff, residual buyouts and distribution partner advances, operating expenses, income taxes and interest expense, invest in our technology infrastructure and fund acquisitions.

Our working capital, defined as current assets less current liabilities, was negative by $37.3 million and positive by $8.1 million at June 30, 2016 and December 31, 2015, respectively. The decrease in working capital was due to reclassifying our long-term debt to current liabilities in anticipation of repayment of our credit facility in connection with the consummation of the Merger. At June 30, 2016, we had cash and cash equivalents totaling $9.4 million compared to $3.6 million at December 31, 2015. These balances do not include restricted cash, which reflects amounts due to merchants for processing-related cash in transit and collateral of $1.8 million and $1.6 million at June 30, 2016 and December 31, 2015, respectively.

Our long-term debt represents the outstanding balance under our prior revolving credit facility which we have historically used to fund acquisitions and for general corporate purposes. In addition to borrowings under our prior revolving credit facility, we historically have funded our cash needs primarily with cash flows from our operating activities. Upon closing of the Merger, we repaid the outstanding balance of approximately $58.0 million under our prior revolving credit and entered into the new Credit Facilities discussed below under “—Revolving Credit Facility” and ““—Credit Facilities,” respectively. We believe that our current cash balance and cash generated from operations will provide sufficient liquidity to meet our anticipated needs for operating capital for at least the next twelve months.

Statements of Cash Flows

The following tables reflect the changes in cash flows for the comparative periods.

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015

	Six Months Ended June 30,
	2016	2015
(dollars in thousands)
Net cash provided by (used in):
Operating activities	$12,049	$10,107
Investing activities	(4,488)	(9,254)
Financing activities	(1,780)	(1,175)
Net change in cash and cash equivalents	$5,781	$(322)

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Cash Flow Provided By Operating Activities.

We reported net cash provided by operating activities of $12.0 million for the six months ended June 30, 2016, compared to $10.1 million for the six months ended June 30, 2015.

Cash provided by operating activities for the six months ended June 30, 2016 reflects net income as adjusted for non-cash operating items including depreciation and amortization and stock-based compensation. Additionally, the net cash provided for the six months ended June 30, 2016 reflects increases in accounts receivable of $3.0 million, other current assets of $616 thousand, prepaid expenses of $329 thousand and prepaid income taxes of $77 thousand. These uses of cash were partially offset by increases in residuals payable of $878 thousand and processing liabilities of $427 thousand.

Cash provided by operating activities for the six months ended June 30, 2015 reflects net income as adjusted for non-cash operating items including depreciation and amortization and stock-based compensation. Additionally, the net cash provided for the six months ended June 30, 2015 reflects increases in accounts receivable of $2.5 million, other current assets of $873 thousand and prepaid expenses of $441 thousand, and a decrease in accrued expenses of $598 thousand. These uses of cash were partially offset by a decrease in prepaid income taxes of $1.4 million and an increase in deferred revenue of $970 thousand.

Cash Flow Used In Investing Activities.

Net cash used in investing activities was $4.5 million for the six months ended June 30, 2016 and $9.3 million for the six months ended June 30, 2015.

Cash flows used in investing activities for the six months ended June 30, 2016 reflects funding of residual buyouts of $2.3 million, additions to our internally developed software of $1.5 million and property and equipment and leasehold improvements of $594 thousand.

Cash flows used in investing activities for the six months ended June 30, 2015 reflects funding of residual buyouts of $6.4 million, additions to our internally developed software of $1.4 million and purchases of property and equipment and leasehold improvements of $1.1 million.

Cash Flow Used In Financing Activities.

Net cash used in financing activities was $1.8 million for the six months ended June 30, 2016 and $1.2 million for the six months ended June 30, 2015.

Cash flows used in financing activities for the six months ended June 30, 2016 reflects payments under our revolving credit facility of $2.0 million.

Cash flows used in financing activities for the six months ended June 30, 2015 reflects pre-payments under our revolving credit facility of $4.0 million, payment of contingent consideration of $3.7 million in connection with prior acquisitions and the purchase of treasury stock of $2.7 million from our then non-executive chairman. These uses of cash were partially offset by borrowings under our revolving credit facility of $9.2 million.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014 and Year Ended December 31, 2013

	Fiscal Year Ended December 31,
	2013	2014	2015
(dollars in thousands)
Net cash provided by (used in):
Operating activities	$18,232	$19,683	$20,071
Investing activities	(14,317)	(9,998)	(37,171)
Financing activities	(4,288)	(8,784)	19,517
Net change in cash and cash equivalents	$(373)	$901	$2,417

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Cash Flow Provided By Operating Activities.

We reported net cash provided by operating activities of $20.1 million in 2015, compared to $19.7 million in 2014 and $18.2 million in 2013.

Cash provided by operating activities in 2015 reflects net income as adjusted for non-cash operating items including depreciation and amortization and stock-based compensation. Additionally, the net cash provided for 2015 reflects increases in accounts receivable and other receivables of $6.8 million, partially offset by increases in accounts payable and residuals payable of $3.1 million.

Cash provided by operating activities in 2014 reflects a net loss as adjusted for non-cash operating items including depreciation and amortization, deferred tax expense and stock-based compensation. Additionally, the net cash provided for 2014 reflects increases in accrued expenses and residuals payable of $1.2 million and a decrease in prepaid income taxes of $755.0 thousand.

Cash provided by operating activities in 2013 reflects a net loss as adjusted for non-cash operating items including depreciation and amortization and stock-based compensation, partially offset by a deferred tax benefit. Additionally, the net cash provided for 2013 reflects an increase in accounts receivable of $1.5 million, partially offset by a decrease in other receivables of $846.8 thousand.

Cash Flow Used In Investing Activities.

Net cash used in investing activities was $37.2 million for 2015, $10.0 million for 2014 and $14.3 million for 2013.

Cash flows used in investing activities in 2015 reflect the acquisition, net of cash acquired, of Vanco for $22.7 million, funding of residual buy outs of $6.8 million, purchases of property and equipment and leasehold improvements of $4.8 million, and additions to our internally developed software of $2.6 million.

Cash flows used in investing activities in 2014 reflects funding of residual buy outs of $4.8 million, additions to our internally developed software of $3.0 million and purchases of property and equipment of $1.1 million.

Cash flows used in investing activities in 2013 reflect advances to related parties of $3.0 million, advances to sales agents net of repayments of $2.1 million, funding of residual buy outs of $3.6 million, additions to our internally developed software of $2.9 million, purchases of property and equipment of $1.4 million and the acquisition of Smartpay, LLC for $1.1 million.

Cash Flow Provided By (Used In) Financing Activities.

Net cash provided by financing activities was $19.5 million in 2015, compared to net cash used in financing activities of $8.8 million in 2014 and $4.3 million in 2013.

Cash flows provided by financing activities in 2015 reflect borrowings of $33.2 million under our revolving credit facility partially offset by pre-payments under our revolving credit facility of $10.0 million, payment of contingent consideration of $3.7 million and the purchase of treasury stock of $2.7 million from our non-executive chairman.

Cash flows of used in financing activities in 2014 reflect pre-payments under our revolving credit facility of $9.0 million and payment of contingent consideration of $909.1 thousand. These decreases were partially offset by borrowings under our revolving credit facility of $1.1 million.

Cash flows used in financing activities in 2013 reflect payment of contingent consideration of $4.2 million and pre-payments of $2.0 million on our revolving credit facility. These decreases were partially offset by borrowings of $2.0 million under our revolving credit facility.

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Revolving Credit Facility

As of June 30, 2016, we had a revolving credit facility, governed by a credit agreement dated July 12, 2012, as amended, with Bank of America, N.A., as administrative agent, and another lender party thereto.

As of June 30, 2016, we had $58.0 million outstanding under our revolving credit facility and $6.9 million available under our revolving credit facility, and we had two outstanding standby letters of credit totaling $84.4 thousand which were issued in connection with two of our lease agreements and no swingline loans outstanding. Our revolving credit facility had a maturity date of August 30, 2017 and a weighted average interest rate of 2.42% as of June 30, 2016.

On the Closing Date, in connection with the consummation of the Merger, we repaid and terminated our revolving credit facility and the Company entered into a new first lien credit facility and second lien credit facility described above under “Recent Events.”

Credit Facilities

In connection with the Merger, on the July 29, 2016, the combined Company, through Merger Sub, entered into a credit agreement with BMO, acting as administrative agent for a group of lenders, for the First Lien Facility, and entered into a second lien credit agreement with Babson, also acting as administrative agent for a group of lenders, for the Second Lien Facility. Each facility is guaranteed by the Company and its two indirect wholly-owned subsidiaries, CardConnect, LLC and Princeton Payment Solutions, LLC and secured by a pledge of all of the assets of the Company and its subsidiaries.

First Lien Facility

The First Lien Facility consists of the following:

●	a $30 million senior secured first lien revolving credit facility, with a $10 million sublimit for issuance of standby letters of credit and a $5 million sublimit for swing line loans; and

●	a $100 million senior secured first lien term credit facility.

The First Lien Facility permits the Company to increase the first lien facilities by up to $35 million (less amounts obtained from the related expansion feature under the Second Lien Facility), subject to customary restrictions and conditions, including compliance with specified leverage ratios (as described below).

The First Lien Facility matures five years from the Merger closing date and bears interest at rates based either on the three-month London Interbank Offered Rate, or LIBOR, plus a margin of between 2.00% and 3.50%, or, at the Company’s option, BMO’s base rate plus a margin of between 1.00% and 2.50%, with the margin in each case depending upon consolidated total net leverage ratios (described below). The term loan portion of the First Lien Facility will amortize $1.25 million per quarter beginning with the quarter ending December 31, 2016 through the quarter ending September 30, 2018; thereafter $1.875 million per quarter through the quarter ending September 30, 2020; and finally $2.5 million per quarter through the quarter ending June 30, 2021.

The Company may prepay the first lien credit facilities, without premium. The first lien credit facilities require mandatory prepayments, without premium, in the following amounts:

●	100% of the net cash proceeds of (i) sales of assets not in the ordinary course of business, (ii) sales of debt securities, and (iii) casualty or condemnation events (subject to specified thresholds and exceptions, including permitted reinvestment periods); and

●	75% of “Excess Cash Flow,” as defined in Exhibit E to the first lien credit agreement which is included as an exhibit to this report, with a reduction to 50% if the total net leverage ratio for the fiscal year is 3.00 to 1.00, and a reduction to 25% if such ratio is 2.50 to 1.00.

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The first lien credit agreement contains covenants that are usual and customary for loans of this type, including affirmative and operational covenants and restrictive covenants regarding, among other matters, incurrence of debt, incurrence of liens, investments (including an aggregate cumulative limit of $100 million plus the “available amount” (generally, the proceeds of equity raised plus the balance available above the “Excess Cash Flow” used for prepayments, less amounts used as otherwise permitted by the First Lien Facility, including other acquisitions, dividends and debt repayments) on acquisitions in excess of $10 million during the term of the first lien facilities), mergers, dispositions and specified uses of cash (including payment of dividends and distributions). The definitive credit agreement also contains covenants requiring the Company to maintain:

●	a minimum fixed charge coverage ratio of 1.25 to 1.00;

●	a maximum first lien leverage ratio of 3.50 to 1.00, reducing periodically until the ratio becomes 2.50 to 1.00 for quarters following June 30, 2018; and

●	a maximum total net leverage ratio of 4.75 to 1.00, reducing periodically until the ratio becomes 3.50 to 1.00 for quarters after June 30, 2019.

In general, the “fixed charge coverage ratio” is defined as the ratio of EBITDA (less unfinanced capital expenditures, cash taxes and restricted payments, as defined) to the sum of scheduled debt principal payments over the most recently ended four quarters; the “first lien leverage ratio” is defined as the ratio of senior secured debt (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended; and the “total leverage ratio” is defined as the ratio of consolidated indebtedness (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended, with EBITDA to be determined on a pro forma basis.

Second Lien Credit Facility

The Second Lien Facility consists of a $40 million senior secured second lien term loan which has a $35 million expansion feature similar to, and coordinated with, the expansion feature of the first lien financing such that the maximum aggregate expansion for both such financings cannot exceed $35 million. The Second Lien Facility matures six years from the Merger closing date and bears interest at LIBOR plus 9.50% (with a LIBOR floor of 1.00%) or, at our option, the Base Rate (generally, the Wall Street Journal “prime rate”) plus 8.50% (with a base rate floor of 2.00%). The Second Lien Facility does not amortize and may not be prepaid prior to the payment in full of the first lien facilities, notwithstanding the foregoing, the Company is permitted to make payments under the Second Lien Facility out of the “available amount” (as defined under the First Lien Facility). If voluntary prepayments (in addition to those allowed to be made from the available amount) become permitted (following payment of the first lien facilities in full), there will be a prepayment fee of 2% of the outstanding principal amount during the first loan year, 1% of the outstanding principal amount in the second loan year and no prepayment fee thereafter. Mandatory prepayments are the same as under the first lien facilities but are conditioned on the prior repayment in full of the first lien facilities. The representations and covenants in the Second Lien Facility are the same as those for the First Lien Facility, modified to reflect the second lien status of the Second Lien Facility, except that the minimum fixed charge coverage ratio is 1.00 to 1.00, the maximum total leverage ratio is 5.50 to 1.50, reducing periodically until it becomes 4.25 to 1.00 for quarters subsequent to June 30, 2019, and there is no first lien leverage ratio requirement.

Series A Preferred Stock Offering

On July 29, 2016, in connection with the partial financing of the Merger, FinTech issued (a) 1,500,000 shares of FinTech’s newly created Series A Preferred Stock (the “Preferred Stock”) and (b) 480,544 shares of common stock to Falcon Strategic Partners V, LP (“Series A Purchaser”) in a private placement pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with the Series A Purchaser dated June 23, 2016. FinTech sold the shares of Preferred Stock and common stock to the Series A Purchaser in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC.

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The aggregate purchase price for the Shares was $37.5 million, of which FinTech used $30.0 million to pay a portion of the cash consideration for the Merger, repay CardConnect’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed by FinTech in a separate account for use in funding the first two years of cash dividends on the Preferred Stock.

See “Description of Securities—Series A Preferred Stock” for a description of certain material terms of the Series A Preferred Stock.

Contractual Obligations

The card brand networks generally allow chargebacks up to four months after the later of the date the transaction is processed or the delivery of the product or service to the cardholder. If the merchant incurring the chargeback is unable to fund the refund to the card issuing bank, we are required to do so.  For the three months ended June 30, 2016 and 2015, we experienced merchant losses of $953 thousand and $320 thousand, respectively, or 1.7 basis points and 0.8 basis points, respectively, on total bankcard dollar volumes processed of $5.7 billion and $4.2 billion, respectively. For the six months ended June 30, 2016 and 2015, we experienced merchant losses of $1.3 million and $802 thousand, respectively, or 1.2 basis points and 1.0 basis points, respectively, on total bankcard dollar volumes processed of $10.6 billion and $8.0 billion, respectively. In 2015, 2014 and 2013, we experienced merchant losses of $1.5 million, $1.9 million and $1.3 million, respectively, or 0.9 basis points, 1.3 basis points and 1.0 basis points, respectively, on total bankcard dollar volumes processed of $17.1 billion, $14.7 billion and $13.2 billion, respectively. These losses are included in cost of services in our consolidated statements of operations.

The following table sets forth our contractual obligations and commitments for the periods indicated as of December 31, 2015. The following table does not give effect to the Merger and related transactions.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 3 years	3 to 5 Years	More than 5 years
(dollars in thousands)
Processing minimums(a)	$15,375	$9,755	$2,570	$3,050	$—
Facility leases	13,676	1,801	3,507	3,268	5,099
Revolving Credit Facility(b)	59,965	—	59,965	—	—
	$89,016	$11,556	$66,042	$6,318	$5,099

(a)	We have agreements with our third-party processors to provide to us, on a non-exclusive basis, payment processing and transmittal, transaction authorization and data capture services, and access to various reporting tools. Our agreements with third-party processors require us to submit a minimum annual number of transactions or volume for processing. If we submit a number of transactions or volume that is lower than the minimum, we are required to pay the third-party processors the fees that they would have received if we had submitted the required minimum number or volume of transactions.

(b)	In connection with the Merger, we repaid and terminated our existing revolving credit facility and entered into the First Lien Facility and Second Lien Facility. At consummation of the Merger, the outstanding balance under our existing revolving credit facility of $57,964,989 was repaid, See “Liquidity and Capital Resources—Revolving Credit Facility” and “Recent Events” for more information.

Unrecognized Tax Benefits.

At June 30, 2016, we had gross tax-effected unrecognized tax benefits of $222 thousand. As of June 30, 2016, we were unable to make reasonably reliable estimates of the period of cash settlement with the respective taxing authority, therefore the unrecognized tax benefits have been excluded from the above contractual obligations table.

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Off-Balance Sheet Arrangements

We have not entered into any transactions with third parties or unconsolidated entities whereby we have financial guarantees, subordinated retained interest, derivative instruments, or other contingent arrangements that expose us to material continuing risks, contingent liabilities or other obligations other than for chargebacks.

Summary of Critical Accounting Policies

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. Our critical accounting policies are described below.

Estimates

The preparation of our financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue from card processing at the time merchant transactions are processed on a gross basis equal to the full amount of the discount charged to the merchant because we are the primary obligor and have latitude in establishing price.

We recognize revenue from discount and other fees related to payment transactions at the time the merchants’ transactions are processed.

We recognize revenues from sales of our technology solutions when they are realized or realizable and earned. We consider revenue realized and earned when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; and collection of the resulting receivable is reasonably assured. Contractual arrangements are evaluated for indications that multiple element arrangements may exist including instances where more-than-incidental software deliverables are included. Arrangements may contain multiple elements, such as hardware, software products, maintenance, and professional installation and training services. Revenues are allocated to each element based on the selling price hierarchy. The selling price for a deliverable is based on vendor specific objective evidence (“VSOE”) of selling price, if available, third party evidence (“TPE”) if VSOE of selling price is not available, or estimated selling price (“ESP”) if neither VSOE or selling price nor TPE is available. We establish ESP, based on our judgment, considering internal factors such as margin objectives, pricing practices and controls, customer segment pricing strategies and the product life cycle. In arrangements with multiple elements, we determine allocation of the transaction price at inception of the arrangement based on the relative selling price of each unit of accounting.

In multiple element arrangements where more-than-incidental software deliverables are included, we applied the residual method to determine the amount of software license revenues to be recognized. Under the residual method, if fair value exists for undelivered elements in a multiple-element arrangement, such fair value of the undelivered elements is deferred with the remaining portion of the arrangement consideration recognized upon delivery of the software license or services arrangement. We allocate the fair value of each element of a software related multiple-element arrangement based upon its fair value as determined by VSOE, with any remaining amount allocated to the software license. If evidence of the fair value cannot be established for the undelivered elements of a software arrangement then the entire amount of revenue under the arrangement is deferred until these elements have been delivered or objective evidence can be established.

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Accounts Receivable

Accounts receivable consists primarily of amounts due from merchants for Merchant Acquiring service fees net of interchange fees, monthly statement fees, and other merchant revenue, as required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, Offsetting, on transactions processed during the month ending on the balance sheet date. In addition to receivables for transaction fees we charge our merchants for processing transactions. Accounts receivable also includes amounts resulting from our practice of advancing interchange fees to most of our merchants during the month. Accounts receivable are typically received within 30 days following the end of each month. Accounts receivable also includes amounts due from sales of our technology solutions.

Goodwill

Goodwill represents the excess of acquisition costs over the fair values of net assets acquired in business combinations. We apply the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other(ASC 350) in accounting for its goodwill. We test goodwill for impairment at least annually in the fourth quarter and between annual tests if an event occurs or changes in circumstances suggest a potential decline in the fair value of the reporting unit. Significant judgment is involved in determining whether an indicator or change in circumstances relating to impairment has occurred. Such changes may include, among others: a significant decline in expected future cash flows; a significant adverse change in in the business climate; unanticipated competition; and slower growth rates.

We have the option of performing a qualitative assessment of impairment to determine whether any further quantitative testing for impairment is necessary. The option of whether to perform a qualitative assessment is made annually and may vary by reporting unit. Factors we consider in the qualitative assessment include general macroeconomic conditions, industry and market conditions, cost factors, overall financial performance of our reporting units, events or changes affecting the composition or carrying amount of the net assets of our reporting units, sustained decrease in our share price, and other relevant entity-specific events. If we elect to bypass the qualitative assessment or if we determine, on the basis of qualitative factors, that the fair value of the reporting unit is more likely than not less than the carrying value, then we perform a two-step quantitative test for that reporting unit. In the first step, the fair value of each reporting unit is compared to the reporting unit’s carrying value, including goodwill. If the fair value of a reporting unit is less than its carrying value, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the actual carrying value of the goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss is recognized for the difference.

Significant estimates and assumptions are used in our goodwill impairment review and include the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. Our assessment of qualitative factors involves significant judgments about expected future business performance and general market conditions. In a quantitative assessment, the fair value of each reporting unit is determined based on a combination of techniques, including the present value of future cash flows, applicable multiples of competitors and multiples from sales of like businesses, and requires us to make estimates and assumptions regarding discount rates, growth rates and our future long-term business plans. Changes in any of these estimates or assumptions could materially affect the determination of fair value and the associated goodwill impairment charge for each reporting unit.

We have determined that we have two reporting units, card processing services and technology solution services. As of June 30, 2016, we performed a quantitative assessment for each of our reporting units. Based on the quantitative assessment of our reporting units, we determined that the goodwill for the reporting units was not impaired and no adjustment was necessary.

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Intangible Assets

Intangible assets primarily include merchant and agent relationships, residual buyouts, employment agreements, a service contract, tradenames, internally developed software, and website development costs. Intangible assets, acquired in connection with various acquisitions, are recorded at fair value determined using a discounted cash flow model as of the date of the acquisition. After the fair value of all separately identifiable assets has been estimated in a business combination, goodwill is recorded to the extent the consideration paid for the acquisition exceeds the sum of the fair values of the separately identifiable acquired assets and assumed liabilities.

Residual buyouts represent the right to not have to pay a residual to an independent sales agent related to certain future transactions of the agent’s referred merchants. Residual buyout intangible assets are recorded at cost as of the date of acquisition. Employment agreements represent the estimated values of non-solicit and non-compete agreements entered into in business combinations. Trade name intangibles represent the estimated values of trade names acquired in business combinations. Merchant relationships represent the estimated values of card processing revenues acquired in business combinations. Agent relationships represent the estimated values of revenues to be generated from sales agents acquired in business combinations. Service contract intangibles primarily represent the estimated value of the amended and restated merchant processing agreement with First Data Merchant Services Corporation. Technology intangibles represent the estimated values of software, to be sold or licensed, acquired in business combinations.

We amortizes finite-lived identifiable intangible assets using a method that reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise utilized. The estimated useful lives of our customer-related intangible assets approximate the expected distribution of cash flows generated from each asset. The useful lives of contract-based intangible assets are equal to the terms of the agreement. The assets are amortized over their estimated useful lives, which range from 1 to 14 years. Management periodically evaluates the remaining useful lives and carrying values of the intangible assets, to determine whether events and circumstances indicate that a change in the useful life or impairment in value may have occurred. Indicators of impairment monitored by management include reductions in underlying operating cash flows or increases in attrition rates from estimates. To the extent the estimated cash flows exceed the carrying value, no impairment is necessary. If the estimated cash flows are less than the carrying value, an impairment charge is recorded.

We capitalize software development costs and website development costs incurred in accordance with ASC 350-40, Internal Use Software. These costs include salaries and related employee benefits. Amortization of internally developed software and website development costs is recorded on a straight-line basis over an estimated useful life of three years. This useful life is consistent with the time period over which we believe we will obtain economic benefit for these assets.

Stock-Based Compensation

We account for grants of stock options to employees in accordance with ASC 718, Compensation—Stock Compensation. This standard requires compensation expense to be measured based on the estimated fair value of the share-based awards on the date of grant and recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. Stock based payments issued to non-employees are recorded at their fair values, and are revalued quarterly as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC 505, Equity.

The value of each option grant is estimated on the grant date using the Black-Scholes option pricing model. The option pricing model requires the input of highly subjective assumptions, including the grant date fair value of our stock, expected volatility and risk-free interest rates. To determine the grant date fair value of our stock we engage an outside consultant to prepare a valuation of the stock price on an annual basis, using information provided by our management and information obtained from private and public sources. When an observable transaction occurs near the grant date of an option award, such as the purchase of treasury stock, we will use the observable price to estimate the grant date fair value of the options. We use an expected volatility based on the historical volatilities of a group of guideline companies and expected life of its stock options based on historical data. Stock based payments to non-employees are recognized at fair value on the date of grant and re-measured at each subsequent reporting date through the settlement of the instrument. The risk free interest rates were obtained from publicly available U.S. Treasury yield curve rates.

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Income Taxes

We account for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize a valuation allowance if, based on the weight of available evidence regarding future taxable income, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Regarding the recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, we follow a two-step process prescribed by GAAP. The first step for evaluating a tax position involves determining whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities. The second step then requires a company to measure the tax position benefits as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify interest and penalties on tax liabilities on the consolidated statements of income as components of other expenses.

Accounting for Preferred Stock

The Series A Convertible Preferred stock of CardConnect outstanding prior to the Merger does not represent a legal obligation under which its holders have creditor rights in bankruptcy, and, as such, the instrument is not required to be classified as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. Accordingly, the preferred shares are reported as equity on the consolidated balance sheets and are deemed more akin to an equity host instrument.

Fair Value Measurements

We account for fair value measurements in accordance with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or the price paid to transfer a liability as of the measurement date. A three-tier, fair-value reporting hierarchy exists for disclosure of fair value measurements based on the observability of the inputs to the valuation of financial assets and liabilities. The three levels are:

Level 1—Quoted prices for identical instruments in active markets.

Level 2— Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3— Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable in active exchange markets.

Recent Accounting Pronouncements

In May 2014, the FASB issued guidance on revenue from contracts with customers, which requires an entity to recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance addresses in particular contracts with more than one performance obligation as well as the accounting for some costs to obtain or fulfill a contract with a customer and provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On July 9, 2015, the FASB voted to approve a one-year deferral of the effective date. This made the new guidance effective December 15, 2017 for annual reporting periods beginning after that date. The FASB also approved early adoption of the standard, but not before the original effective date which was for reporting periods beginning after December 15, 2016. We have not yet selected a transition method and are currently assessing the impact the adoption of this guidance will have on our consolidated financial statements and disclosures.

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In February 2015, the FASB issued amendments to the current consolidation guidance. The amendments affect both the variable interest entity and voting interest entity consolidation models. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years, with early adoption permitted. The new guidance is not expected to have a material impact on our consolidated financial statements.

In April 2015, the FASB issued guidance on debt issuance costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability instead of being presented as an asset. In August 2015, the FASB issued updated guidance to clarify that an entity may elect to present debt issuance costs related to a line-of-credit arrangement as an asset, regardless of whether or not there are any outstanding borrowings on the line-of-credit arrangement. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The new guidance should be applied on a retrospective basis. The effect of this update is still being evaluated and is not expected to have a material effect on our consolidated financial statements.

In July 2015, the FASB issued guidance to more clearly articulate the requirements for the subsequent measurement of inventory and related disclosures. The new guidance clarifies the basis for measuring inventory at the lower of cost and net realizable value. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. Early adoption is permitted. The new guidance should be applied on a prospective basis. The effect of this update is still being evaluated and is not expected to have a material effect on our consolidated financial statements.

In July 2015, the FASB issued guidance to more clearly articulate the requirements for the subsequent measurement of inventory and related disclosures. The new guidance clarifies the basis for measuring inventory at the lower of cost and net realizable value. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. Early adoption is permitted. The new guidance should be applied on a prospective basis. The effect of this update is still being evaluated and is not expected to have a material effect on our consolidated financial statements.

In August 2015, the FASB issued guidance that clarified the presentation and subsequent measurement of debt issuance costs related to line-of-credit arrangements. Such costs may be presented in the balance sheet as an asset and subsequently amortized ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The new guidance is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. Earlier adoption is permitted for financial statements that have not been previously issued. This new guidance is not expected to have a material impact on our consolidated financial statements.

In September 2015, the FASB issued guidance to simplify the accounting for measurement-period adjustments for business combinations. The new guidance eliminates the requirement to retrospectively account for adjustments made to provisional amounts recognized in a business combination. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2015. Early adoption is permitted. The new guidance should be applied on a prospective basis. The effect of this update is still being evaluated and is not expected to have a material effect on our consolidated financial statements.

In November 2015, the FASB issued guidance to simplify the balance sheet classification of deferred taxes. The new guidance requires that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. Early adoption is permitted. The new guidance can be applied on either a prospective or retrospective basis. We have elected to early adopt this guidance and apply it on a prospective basis in 2015. Adoption of this ASU resulted in a reclassification of our net current deferred tax asset to the net long-term deferred tax liability in our Consolidated Balance Sheet as of December 31, 2015. No prior periods were retrospectively adjusted.

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In February 2016, the FASB issued guidance that requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2018. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. We have not yet determined the effect of the adoption of this standard on our consolidated financial statements.

In March 2016, the FASB issued guidance that simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. We have not yet determined the effect of the adoption of this standard on our consolidated financial statements.

In March 2016, the FASB issued guidance that clarifies the principal versus agent implementation guidance in ASC 606—Revenue from Contracts with Customers. This guidance clarifies the unit of account to be used in principal versus agent assessments and emphasizes that a principal obtains control of a good or service that it then transfers to the customer. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2017. Early adoption is permitted for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. CardConnect has not yet determined the effect of the adoption of this standard on CardConnect’s financial position, results of operations and related disclosures.

In June 2016, the FASB issued guidance that will change the accounting for credit impairment. Under the new guidance, companies are required to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. This new guidance will be effective for public companies for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018. The effect of this update is still being evaluated and is not expected to have a material effect on our consolidated financial statements.

Effects of Inflation

While inflation may impact our revenues and cost of services, we believe the effects of inflation, if any, on our results of operations and financial condition have not been significant. However, there can be no assurance that our results of operations and financial condition will not be materially impacted by inflation in the future.

Qualitative and Quantitative Disclosure about Market Risk

Interest rate risk

Our prior revolving credit facility bears interest at a variable rate based on LIBOR plus a fixed margin. As of June 30, 2016, we had $58.0 million in outstanding borrowings under our revolving credit facility. A hypothetical 1% increase or decrease in the interest rate on our indebtedness as of June 30, 2016 would have increased or decreased cash interest expense on our indebtedness by approximately $580 thousand per annum.

Our revolving credit facilities bear interest at a variable rate based on LIBOR plus a fixed margin. Upon closing of the Merger, we had $140.0 million in outstanding borrowings under our credit facilities. A hypothetical 1% increase or decrease in the interest rate on our indebtedness as closing of the Merger would have increased or decreased cash interest expense on our indebtedness by approximately $1.40 million per annum.

Foreign exchange risk

Invoices for our services are denominated in U.S. dollars. We do not expect our future operating results to be significantly affected by foreign currency transaction risk.

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MANAGEMENT

Executive Officers and Board of Directors

Set forth below is certain information regarding the Company’s current executive officers and directors:

Name	Age	Position
Jeffrey Shanahan*	38	Chief Executive Officer, President and Director
Charles Bernicker	51	Chief Financial Officer
Patrick Shanahan*	31	Chief Operating Officer
Abraham Marciano	40	Chief Information Officer
Robert Nathan	37	Executive Vice President—Integrated Solutions
Angelo Grecco	37	Executive Vice President—Business Development
Peter Burns	71	Director
Betsy Z. Cohen	74	Director
Toos Daruvala	60	Director
Richard Garman	59	Chairman of the Board
Ronald Taylor	72	Director
Christopher Winship	41	Director

*	Jeffrey Shanahan and Patrick Shanahan are brothers.

Directors

Peter Burns has served as a director of the Company since July 2016. He served from April 2009 through his retirement in April 2016 part time as Senior Payments Advisor at Heartland Payment Systems Inc., where he works with the company’s chief executive officer on industry policy issues and internal strategies. He also serves as a director of Barclays Bank Delaware, where he has served on the board and as chair of its audit committee since 2010. In the not for profit arena he has served on the board of directors of Clarifi, a regional financial counseling agency, since 2009. From 2000 to 2009 he served as vice president and founding director of the Payment Cards Center of the Federal Reserve Bank of Philadelphia (the “Center”). He was responsible for the establishment of the Center and its development as a source of expertise and policy insight on issues related to consumer credit and payments. He continues to serve on the Center’s industry advisory council. From 1996 to 2000 he was managing director of the Financial Institutions Center at the University of Pennsylvania’s Wharton School. Mr. Burns has an extensive background in the financial services industry, having held a number of senior management positions during a 25-year career with CoreStates Financial Corporation and its predecessor, The Philadelphia National Bank. Mr. Burns received an AB degree from Lehigh University and an MBA in Finance from the University of Chicago’s Booth School of Business. Our board of directors has determined that Mr. Burns is qualified to serve on our board of directors because of his extensive business expertise in the financial industry and experience in both management and director positions.

Betsy Z. Cohen has served as a director of the Company since November 2013 and as Chairman of the Board from July 2014 to July 2016. She served as Chief Executive Officer of Bancorp and its wholly-owned subsidiary, Bancorp Bank, since September 2000 and Chairman of Bancorp Bank since November 2003, and resigned from these positions effective December 31, 2014. She served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust (NYSE: RAS), a real estate investment trust, since its founding in August 1997, through her resignation as of December 31, 2010 and served as RAIT’s Chief Executive Officer from 1997 to 2006. Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen was Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (NYSE: AET), an insurance company. Our board has determined that Mrs. Cohen’s extensive experience in the financial services industry generally, and the financial technology industry in particular, as well as extensive experience in operating financial services companies in a public company environment, qualifies her to serve as a member of our board of directors.

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Toos Daruvala has served as a director of the Company since July 2016. He has been a Senior Advisor and Director Emeritus of McKinsey & Company (“McKinsey”), a management consulting firm, since December 2015. From June 2011 until his retirement in December 2015, he led McKinsey’s risk management practice in the Americas, and prior to that he led McKinsey’s banking and securities practice in the Americas from 2005 to May 2011. During his career at McKinsey, Mr. Daruvala advised a broad range of financial institutions on matters of corporate strategy, operational performance improvement and organization effectiveness. Mr. Daruvala is a member of the Advisory Board of the Ross School of Business at the University of Michigan and the Board of the New York Philharmonic, and serves on the Board of Directors and the Governance Committee, and is the chairman of the Risk Committee, for The Royal Bank of Canada (NYSE: RY). He is an Executive-in-Residence at the Columbia Business School. Mr. Daruvala holds a Master of Business Administration from the University of Michigan and a Bachelors of Technology in Electrical Engineering from the Indian Institute of Technology. Our board has determined that that Mr. Daruvala’s breadth of experience with the banking and financial services industry, and his knowledge of risk management, qualifies him to serve on our board of directors.

Richard Garman has served as a director of the Company and as chairman of the Company’s board of director’s since July 2016. He has been a director of CardConnect since September 2010 and served on CardConnect’s compensation committee from September 2010 until July 2016, and has been a Managing Partner at FTV Capital, a growth equity investment firm that focuses on enterprise technology/services, financial services and payments/transaction processing, since September 2004 and a Partner at FTV Capital from 1999 through September 2004. Prior to joining FTV Capital, Mr. Garman served from 1995 to 1999 as President and Chief Executive Officer of Electronic Payment Services, Inc., a merchant processing solutions and card payment services provider, and prior to that held executive positions with First Financial Management Corp. and First Data Management Company, companies that provide information and card processing services. He has served as a director and on the compensation committee of Catalyst Repository Systems, Inc. since September 2010, of Cedar Capital since January 2015, of Company.com Corp. since July 2010, of InvestCloud, LLC since September 2015, of StoneEagle, LLC since February 2016 and of Swan Global Investments, LLC since December 2014. Mr. Garman received a B.S. in Accounting and Finance from Southwest Missouri State University and an M.B.A. from Oklahoma City University. Our board has determined that that Mr. Garman’s extensive and in depth experience in the financial technology and services industry, qualifies him to serve on our board of directors.

Jeffrey Shanahan has served on as a director of the Company and as the Company’s Chief Executive Officer and President since July 2016, and has served as CardConnect’s Chief Executive Officer since February 2014 and as CardConnect’s President since August 2006. Mr. Shanahan was has been a member of CardConnect’s board of directors since February 2008. Prior to joining CardConnect, Mr. Shanahan was employed as a Management Consultant for Booz Allen Hamilton (“Booz Allen”), a management and technology consulting firm, and Cap Gemini, S.A., a multinational management consulting firm, where his responsibilities included project management, analysis of regulatory compliance, and case management system implementations, pricing policy development, business case development and SAP process/systems analysis and testing. Mr. Shanahan is a graduate of the Pennsylvania State University with a degree in Management Science and Information Systems. Our board has determined that Mr. Shanahan’s extensive experience in the financial services industry generally, and specifically in the payment processing sector, as well as extensive experience in operating and advising financial services companies, qualifies him to serve as a member of our board of directors.

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Ronald L. Taylor has served as a director of the Company since July 2016. He has been a Director of DeVry Education Group Inc. (NYSE: DV) (“Devry Group”) since November 1987 and has served as a Senior Advisor to DeVry Group since November 2006. In July 2004 he became DeVry Group’s Chief Executive Officer and served in that capacity until November 2006. From August 1987 until his November 2002 appointment as Co-Chief Executive Officer of Devry Group, he was President and Chief Operating Officer of Devry Group. In 1973 Mr. Taylor co-founded Keller Graduate School of Management and was its President and Chief Operating Officer from 1981 to 1987 and its Chief Operating Officer from 1973 until 1981. For over thirty-five years, Mr. Taylor served as a consultant/evaluator for the Higher Learning Commission. Mr. Taylor is a former member of the Board of Trustees of the North Central Association of Colleges and Schools and the Higher Learning Commission. Mr. Taylor also currently serves as a director of Adeptus Health Inc. (NYSE: ADPT), where he has served on the board of directors since December 2011 and is a member of its audit committee and compensation committee. Mr. Taylor also serves on the board of directors of each of Fusion Education Group, Ross University School of Medicine and Ross University School of Veterinary Medicine. Mr. Taylor received his undergraduate degree, cum laude, in government and international relations from Harvard University, and his master’s degree in business administration from Stanford University. Our board has determined that Mr. Taylor’s experience as a director of public companies in the finance industry and significant experience with respect to business and financial matters qualified him to serve as a member of our board of directors.

Christopher Winship has served as a director of the Company since July 2016. He has served as a director of CardConnect since September 2010 and served as on CardConnect’s audit committee and compensation committee from September 2010 until July 2016, and has been a Partner and Managing Member of FTV Management Company, an affiliate of FTV Capital, since March 2008. Prior to joining FTV in 1999, Chris served as an Associate and Principal at FTV Capital where he joined in 1999 and prior to joining FTV he served as a Financial Analyst with Salomon Smith Barney’s Media and Telecommunication Group. He has served as a director of WePay, Inc. since May 2015, of Clearent LLC since April 2015, of Vindicia, Inc. since January 2015, of Credorax Inc. since July 2013, of Empyrean Benefit Solutions, Inc. since February 2013, of CashStar, Inc. since September 2011 and of StoneEagle, LLC since February 2016. Mr. Winship has a B.A. in Government from Dartmouth College. Our board has determined that Mr. Winship’s extensive experience in the financial services and transaction processing industries both as an investor and board advisor of various private high growth companies qualifies him to serve on our board of directors.

Executive Officers

Jeffrey Shanahan’s biographical information is set forth in the above under “Directors.”

Charles Bernicker has served as the Company’s Chief Financial Officer since July 2016, and has served as CardConnect’s Chief Financial Officer since July 2012. Prior to joining CardConnect, Mr. Bernicker served as an Executive Director of Heartland Payment Systems (NYSE: HPY) (“Heartland”) from June 2010 until July 2012 where he was responsible for corporate and business development. Prior to his employment with Heartland, Mr. Bernicker held senior leadership positions with both Bank of America, a banking and financial services corporation, and TD Bank, a U.S. national bank, where he focused on bank operations related to issuing processing, merchant processing and loss prevention, served as a member of the Card Operations and Risk Executive Council for Visa, Inc. (USA), a financial services company, and prior to that was a member of the audit group in the Philadelphia office of Ernst & Young, LLP. Mr. Bernicker holds a bachelor’s degree in accounting from the University of Delaware.

Patrick Shanahan has served as the Company’s Chief Operating Officer since July 2016, and has served as CardConnect’s Chief Operating Officer since August 2011, where he is responsible for operational efficiencies of customer enrollment, customer support, partner solutions, underwriting and risk management. Mr. Shanahan manages strategic partner relationships, integration of company acquisitions and internal development efforts. From 2008 to July 2011, Mr. Shanahan served as Director of Operations for CardConnect. Prior to joining CardConnect, Mr. Shanahan was a management consultant for Booz Allen where he consulted on information technology projects for the federal government. Mr. Shanahan holds a bachelor’s degree in Political Science from the Pennsylvania State University.

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Abraham Marciano has served as the Company’s Chief Information Officer since July 2016, and has served as CardConnect’s Chief Information Officer since April 2016. Prior to joining CardConnect, Mr. Marciano served as Head of Business Integration & Operations at Braintree, a next generation payments company acquired by PayPal Holdings Inc. (NASDAQ: PYPL) (“PayPal”) from October 2014 until April 2016 where he was responsible for all business and operations integration activities resulting from the PayPal acquisition. Prior to his employment with PayPal, Mr. Marciano held senior leadership positions with eBay Enterprise, (NASDAQ: EBAY), where he was responsible for leading the delivery of an emerging enterprise e-commerce platform and technical portfolio management for the entire customer base. Mr. Marciano holds a MBA from the University of Virginia, Darden School of Business.

Robert Nathan has served as the Company’s Executive Vice President – Integrated Solutions since July 2016, and has served as CardConnect’s Executive Vice President – Integrated Solutions since October 2014 and is responsible for leading CardConnect’s integrated payments initiative and overseeing the strategic growth of technology and core product offerings. From August 2011 through October 2014 he served as CardConnect’s Chief Technology Officer and from March 2010 through August 2011 he served as CardConnect’s Chief Operating Officer. Prior to joining CardConnect, Mr. Nathan led business recovery and technology integration projects with PricewaterhouseCoopers, LLP, a provider of audit and assurance, tax and consulting services, and with FTI Consulting, Inc., a business advisory firm. In these roles he advised debtors in Chapter 11 restructurings, provided expertise in data analytics and information management and implemented operational improvements for clients across multiple industries. Mr. Nathan is a graduate of Indiana University’s Kelley School of Business and holds a degree in Computer Information Systems, Business Process Management and Operations Management.

Angelo Grecco has served as the Company’s Executive Vice President – Business Development since July 2016 and has served as CardConnect’s Executive Vice President – Business Development since May 2007. Prior to joining CardConnect, Mr. Grecco founded and previously served as President of Allied Bancard, LLC, a provider of administrative serves for merchant payment processing programs, which was acquired by CardConnect in May 2007, and served as VP of Operations at Allied Merchant Services, Inc., a full service credit and debit card processing company, where he managed the day-to-day needs of the company’s agents and merchants. Mr. Grecco is a graduate of Indiana University with a degree in Business Management.

Committees of the Board of Directors

The standing committees of our board of directors currently consist of an Audit Committee and a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

Our Audit Committee consists of Messrs. Burns, Taylor and Daruvala, with Mr. Burns serving as the Chairman. We believe that Messrs. Burns, Taylor and Daruvala meet the independent director standards for audit committee members under NASDAQ’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under NASDAQ’s listing standards. The NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company is required to certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Burns satisfies NASDAQ’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor our annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;

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●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The written charter for the Audit Committee is available on the Company’s website at www.cardconnect.com. The information on this website is not part of this prospectus.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee, on at least an annual basis, will review audit and non-audit services performed by Marcum LLP (“Marcum”), our independent registered public accounting firm, as well as the fees charged by Marcum for such services. Our policy is that all audit and non-audit services must be pre-approved by the audit committee. See “FinTech Officer and Director Compensation—Audit Committee Pre-Approval Policies and Procedures” for a discussion of pre-approval policies and procedures prior to the Merger.

Compensation Committee

Our Compensation Committee consists of Messrs. Taylor and Winship and Mrs. Cohen, with Mr. Taylor serving as the Chair. Our board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable NASDAQ listing rules and Rule 10C promulgated under the Exchange Act.

The Compensation Committee’s duties, which are specified in our Compensation Committee charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation, if any, of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

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●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

The written charter for the Compensation Committee is available on the Company’s website at www.cardconnect.com. The information on this website is not part of this prospectus.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists Messrs. Taylor and Winship and Mrs. Cohen, with Mr. Taylor serving as the Chair. Mrs. Cohen owns founder shares. For a description of the transactions between us and Mrs. Cohen, see Note 5 to FinTech’s Condensed Financial Statements—Related Party Transactions included elsewhere in this prospectus. Mr. Winship is a managing member of FTVentures Management III, L.L.C., which is the general partner of the FTV Entities. The FTV Entities purchased shares in the PIPE Transaction. See “Certain Relationships and Related Person Transactions—FinTech Related Person Transactions—Private Placement” for a description of this transaction. Apart from these transactions, no member of the Compensation Committee has any relationship that would be required to be reported under Item 404 of Regulation S-K under the Securities Act. No member of the Compensation Committee serves or served during the fiscal year as a member of the board of directors or compensation committee of a company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Corporate Governance and Nominating Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Garman, Taylor and Daruvala and Mrs. Cohen, with Mrs. Cohen serving as the Chair. Our board has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable NASDAQ listing standards and under Rule 10A-3(b)(1) of the Exchange Act.

The duties of the Nominating and Corporate Governance Committee include, but are not limited to:

●	Determining the qualifications, qualities, skills, and other expertise required to be a director and developing and recommending to the board for approval, criteria to be considered in selecting nominees for director;

●	Identifying and screening individuals qualified to become directors, consistent with the criteria determined by the committee, and considering director candidates recommended by stockholders pursuant to the procedures set forth in the combined Company’s organizational documents and described in the combined Company’s proxy statement;

●	Selecting and recommending to the board the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders;

●	Overseeing corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the board for approval any changes to the documents, policies and procedures in the combined Company’s corporate governance framework;

●	Developing and recommending to the board for approval standards for determining whether a director has a relationship with the combined Company that would impair his or her independence;

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●	Reviewing and discussing with management disclosure of the combined Company’s corporate governance practices, including information regarding the operations of the committee and other board committees, director independence and the director nominations process, and recommending that this disclosure be included in the combined Company’s proxy statement or annual report on Form 10-K, as applicable;

●	Monitoring compliance with the combined Company’s code of business conduct and ethics, investigating any alleged breach or violation of such code, enforcing the provisions of such code and reviewing such code periodically and recommending any changes to the board;

●	Developing and recommending to the board for approval an officer succession plan, reviewing the succession plan periodically with management of the combined Company, developing and evaluating potential candidates for executive positions and recommending to the board any changes to, and any candidates for succession under, the succession plan;

●	Administer annual performance evaluations of the board and all of its committees;

●	Determining the form and amount of director compensation and to conduct an annual review of director compensation; and

●	Undertaking any other duties as may be delegated by the board.

The written charter for the Nominating and Corporation Governance Committee is available on the Company’s website at www.cardconnect.com. The information on this website is not part of this prospectus.

Code of Conduct and Ethics

We have adopted a code of ethics that applies to the Company’s directors, officers and employees in accordance with applicable federal securities laws. A copy of the code of ethics is available on the Company’s website at www.cardconnect.com. The information on this website is not part of this prospectus. The Company will make a printed copy of the code of conduct and ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: CardConnect Corp. 1000 Continental Drive, Suite 300, King of Prussia, PA 19406, Attention: Secretary.

If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on the Company’s website atwww.cardconnect.com. The information on this website is not part of this prospectus.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC. Our officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to us during the Company’s most recent fiscal year, and Forms 5 with respect to the Company’s most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by our officers, directors, and security holders required to file the same during the fiscal year ended October 31, 2015, except that the Form 3 filed by William Lamb was not filed on a timely basis.

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Board Leadership Structure and Role in Risk Oversight

Prior to the Merger, FinTech’s Board of Directors recognized that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles was driven by the needs of the Company at any point in time. As a result, prior to the Merger no policy existed requiring combination or separation of leadership roles and our governing documents did not mandate a particular structure. This allowed FinTech’s Board of Directors the flexibility to establish the most appropriate structure for FinTech at any given time. Consistent with the Company’s Corporate Governance Guidelines, we expect the Company’s board following the Merger to maintain the policy of flexibility with respect to leadership structure.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and prior to the Merger, responsibility for managing risk rested with executive management while the Board of Directors participated in the oversight of the process. The oversight responsibility of our Board of Directors was enabled by management reporting processes designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus included strategic, operational, financial and reporting, compliance and other risks. We expect the Board of Directors of the company to develop its own risk management policies following the Merger.

Stockholder and Interested Party Communications

Prior the Merger, the Company’s Board of Directors did not provide a process for stockholders or other interested parties to send communications to the Board of Directors because management believed that it was premature to develop such processes given the limited liquidity of our common stock at that time. However, management of the Company following the Merger may establish a process for stockholder and interested party communications in the future.

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EXECUTIVE COMPENSATION

CardConnect Officer and Director Compensation

The following discussion relates to the CardConnect’s historical compensation prior to the Merger. The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC. For the purposes of this section, the terms “we,” “our,” “us” and “CardConnect” refer to FTS Holding Corporation prior to the Merger.

Overview

CardConnect’s “Named Executive Officers” for the year ended December 31, 2015, include Jeffrey Shanahan, our President and Chief Executive Officer, Charles Bernicker and Patrick Shanahan, our two most highly compensated executive officers other than Mr. Shanahan who were serving as CardConnect’s executive officers as of December 31, 2015 (collectively, the “Named Executive Officers”).

Our compensation policies and philosophies are designed to align compensation with business objectives and the creation of stockholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

To date, the compensation of our Named Executive Officers has consisted of a base salary, an annual cash incentive bonus, stock options and health and welfare benefits. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. Upon closing of the Merger, the Named Executive Officers entered into amended and restated employment agreements with the Company upon terms substantially similar to the terms currently governing their employment with us. See “—Amended and Restated Employment Agreements” for a description of the material terms of these amended and restated employment agreements.

Our board of directors has historically determined all of the components of compensation of our executive officers. As we transition from a private company to a publicly-traded company, the combined Company will evaluate its compensation program as circumstances require. As part of the ongoing evaluation, it is expected that the compensation committee of the combined Company will apply CardConnect’s policies and philosophies described above.

Compensation Tables

The following table presents summary information regarding the total compensation for the years ended December 31, 2014 and 2015 for the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Jeffrey Shanahan	2015	$500,262	$—	$—	$—	$300,000	$—	$27,313	(1)	$827,574
President and CEO	2014	$500,260	$—	$—	$—	$200,000	$—	$20,956	(1)	$721,215

Charles Bernicker	2015	$350,262	$—	$—	$—	$125,000	$—	$25,399	(2)	$500,661
Chief Financial Officer	2014	$333,593	$—	$—	$—	$75,000	$—	$22,517	(2)	$431,110

Patrick Shanahan	2015	$350,262	$—	$—	$—	$100,000	$—	$17,065	(3)	$467,327
Chief Operating Officer	2014	$309,010	$—	$—	$—	$50,000	$—	$14,997	(3)	$374,007

(1)	For 2015, Mr. Shanahan received $11,501 and $15,811 related to health insurance benefits and 401(k) matching contributions, respectively. For 2014, Mr. Shanahan received $10,342 and $10,614 related to health insurance benefits and 401(k) matching contributions, respectively.
(2)	For 2015, Mr. Bernicker received $11,501 and $13,897 related to health insurance benefits and 401(k) matching contributions, respectively. For 2014, Mr. Bernicker received $10,003 and $12,513 related to health insurance benefits and 401(k) matching contributions, respectively.
(3)	For 2015, Mr. Shanahan received $4,928 and $12,138 related to health insurance benefits and 401(k) matching contributions, respectively. For 2014, Mr. Shanahan received $3,354 and $11,643 related to health insurance benefits and 401(k) matching contributions.

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Salaries

The Named Executive Officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Non-Equity Incentive Bonuses

Our Named Executive Officers were eligible to receive cash bonuses based on a budgeted pool of funds depending on achievement of certain performance targets and financial metrics at the discretion of our board of directors. For each of 2015 and 2014, our Named Executive Officers received 100% of the bonuses based on the pool set aside for our Named Executive Officers.

Option Awards

Historically, we have awarded options to officers and employees, including certain of the Named Executive Officers. No option grants were awarded to the Named Executive Officers in 2014 or 2015. Stock options vest quarterly over a four-year period, 25% upon the first anniversary of the grant date, 50% upon the second anniversary of the grant date, 75% upon the third anniversary of the grant date and 100% upon the fourth anniversary of the grant date. Upon the consummation of a change of control, any unvested portion of the option will vest and become exercisable in full.

Upon consummation of the Merger, a portion of these options were exchanges for a portion of the cash consideration paid in the Merger, and the remaining 3,463,950 options were assumed by the combined Company and converted into stock options to acquire common stock of the combined Company pursuant to the terms of the Merger Agreement.

Employment Agreements

The Named Executive Officers are party to employment agreements with us. Upon closing of the Merger, the Named Executive Officers entered amended and restated employment agreements with the combined Company upon terms substantially similar to the terms currently governing their employment with us. See “Management Following the Merger—Officer and Director Compensation Following the Merger—Amended and Restated Employment Agreements” for a description of the material terms of these amended and restated employment agreements

Equity Awards

The following table summarizes, for each of the Named Executive Officers, the number of shares of CardConnect common stock underlying outstanding stock options held as of December 31, 2015.

Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name and Principal Position	Option Grant Date	# Securities Underlying Unexercised Options (#) Exercisable (1)	# Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: # Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	# Shares or Units of Stock that have not vested (#)	Market Value # Share or Units of Stock that have not vested ($)	# Unearned Shares, Units or Other Rights that have not vested (#)	Payout Value of Unearned Shares, Units or other Rights that have not vested ($)

Jeffrey Shanahan	9/15/2010	763,500	—	—	$2.39	9/15/2020	—	$—	—	$—
President and CEO	3/26/2012	187,500	12,500	—	$4.58	3/26/2022	—	$—	—	$—

Charles Bernicker Chief Financial Officer	7/19/2012	325,000	75,000	—	$4.45	7/19/2022	—	$—	—	$—

Patrick Shanahan	9/15/2010	137,200	—	—	$2.39	9/15/2020	—	$—	—	$—
Chief Operating Officer	10/7/2011	145,000	—	—	$4.65	10/7/2021	—	$—	—	$—
	6/7/2012	65,625	9,375	—	$4.55	6/7/2022	—	$—	—	$—
	10/23/2013	25,000	25,000	—	$4.73	10/23/2023	—	$—	—	$—

(1)	Stock options vest quarterly over a four-year period, 25% upon the first anniversary of the grant date, 50% upon the second anniversary of the grant date, 75% upon the third anniversary of the grant date and 100% upon the fourth anniversary of the grant date. See “—FTS Holding Corporation 2010 Stock Option Plan—Option Awards” for more information.

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FTS Holding Corporation 2010 Stock Option Plan

On September 15, 2010, CardConnect adopted the FTS Holding Corporation 2010 Stock Option Plan (the “CardConnect Option Plan”). The CardConnect Option Plan is administered by our board of directors, but may be administered by a committee of one or more directors as may be designated by our board of directors. Options may be granted under the plan to our executives and other key employees, directors and consultants. In addition to our board of directors, our President and Chief Executive Officer has the authority to grant awards to employees, directors or consultants providing services to the Company or any of its subsidiaries, subject to the terms and limitations of the plan. The board of directors may designate an option under the plan as an incentive stock option or a non-qualified stock option at the time the grant is made, provided that an option may be designated as an incentive stock option only if the applicable participant is an employee of CardConnect on the date of grant.

Our board, board committee or Chief Executive Officer will determine the number of shares of CardConnect common stock with respect to which options may be granted under the CardConnect Option Plan, which will not exceed 5,200,000 shares of common stock in the aggregate, subject to adjustment as set forth in the CardConnect Option Plan. Our board or board committee will determine the conditions upon which the options will vest and all other limitations, restrictions and conditions relating to the options. Our board or board committee will determine the term of each option granted under the CardConnect Option Plan, which will not exceed ten years from the date of grant. In addition, the board of directors may add specific terms and conditions to each option agreement, subject to the general terms and conditions of the CardConnect Option Plan. The exercise price per share may not be less than 100% of the fair market value of the common stock on the date of grant.

No participant may be granted incentive stock options under the plan that would result in incentive stock options to purchase shares of CardConnect’s common stock with an aggregate fair market value (measured on the date of grant) of more than $100,000 first becoming exercisable by the participant in any one calendar year. The exercise price of each incentive stock option will be equal to or greater than the fair market value of the common stock subject to the incentive stock option as of the date of grant of the incentive stock option, provided that no incentive stock option can be granted to any person who, at the time the option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Internal Revenue Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of CardConnect, unless at the time the incentive stock option is granted the exercise price is at least one hundred ten percent (110%) of the fair market value of CardConnect’s common stock subject to the incentive stock option and the incentive stock option by its terms is not exercisable for more than five (5) years from the date of grant.

Optionholders do not have any voting or other rights as a CardConnect stockholder with respect to any shares issuable upon exercise of an option until exercise of the option and the holder becomes the holder of record of such shares of CardConnect common stock. Options may not be transferred other than by will or the laws of descent and distribution, and may only be exercised by the participant’s beneficiary.

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Except as otherwise provided in an option agreement, if a participant’s employment with us is terminated, all of the participant’s unvested options will expire and be forfeited. If a participant dies or becomes subject to a disability, the portion of the participant’s option that is vested will expire on the first anniversary of the date of death or disability, but in no event after its expiration date. If a participant retires with the approval of the board, the portion of the participant’s option that is vested will expire 90 days after the date of retirement, but in no event after its expiration date. If a participant’s employment is terminated other than for cause, the portion of the participant’s option that is vested will expire 90 days after the date of termination, but in no event after is expiration date. Under all other circumstances, any portion of a participant’s option that is vested and exercisable on a participant’s termination date will expire and be forfeited on such participant’s termination date.

In the event of a change of control (as defined in the CardConnect Option Plan), our board or board committee may provide that all options outstanding on the date of the change in control that have not previously vested or terminated under the terms of the applicable award agreement shall be immediately and fully vested and exercisable. “Change of control” is defined in the CardConnect Option Plan to include the consummation of any transaction in connection with which seventy-five percent (75%) or more of CardConnect’s common stock beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by CardConnect’s stockholders immediately prior to such transaction is disposed of and no longer held by those stockholders.

The CardConnect Option Plan contains restrictive covenants applicable to all participants, including an agreement not to compete, solicit clients or customers or solicit our employees for a period of 12 months following termination of employment.

Our board or board committee may amend, suspend or terminate the CardConnect Option Plan in any manner, provided that no such amendment, suspension or termination may impair the rights of participants under outstanding options without the consent of the affected participants. No options may be granted under the CardConnect Option Plan after September 15, 2020.

Post-Retirement Benefits

401(k) Plan

We maintain a tax-qualified defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of our U.S. employees. The 401(k) plan is available on the same terms to all of our U.S. employees, including the Named Executive Officers. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices. Subject to certain limitations, we match a participant’s contributions to the 401(k) plan. The company match, which is also applicable to the Named Executive Officers, is 100% for the first 3% and 50% for the next 2%. All contributions under the plan are fully vested.

Director Compensation

No CardConnect directors received compensation for their services as director for the year ended December 31, 2015.

FinTech Officer and Director Compensation

The following discussion relates to FinTech’s historical compensation prior to the Merger. The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC. For the purposes of this section, the terms “we,” “our,” “us” and “FinTech” refer to FinTech Acquisition Company.

FinTech Executive Officers

The following persons served as FinTech’s executive officers prior to the consummation of the Merger in July 2016.

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Daniel G. Cohen, age 47, served as a director of FinTech from November 2013 until July 2016, as FinTech’s President and Chief Executive Officer from August 2014 until July 2016, and previously served as FinTech’s Executive Vice President from July 2014 through August 2014. He has been the Chairman of Bancorp and Chairman of the Executive Committee of Bancorp’s Board of Directors since its inception in 1999. Mr. Cohen is Vice-Chairman of Bancorp Bank’s Board of Directors and Chairman of its Executive Committee. He had previously been Chairman of Bancorp Bank’s Board of Directors from September 2000 to November 2003 and, from July 2000 to September 2000, had been Bancorp Bank’s Chief Executive Officer. Mr. Cohen has served as the President of Cohen & Company Financial Limited (formerly Euro DeKania Management Ltd.), a wholly owned subsidiary of IFMI (NYSE: IFMI), an investment firm specializing in credit-related fixed income investments, formerly Cohen & Company Inc., and Alesco Financial, Inc. (which merged into IFMI), investment firms specializing in credit-related fixed income investments, since September 2013. Mr. Cohen has also served since September 2013, as President and Chief Executive Officer of all businesses of IFMI, LLC arising out of or related to Europe. Mr. Cohen served as Chief Executive Officer and Chief Investment Officer of IFMI from December 2009 through September 2013, as their respective Chairman of the Board of Directors since October 2006 and as Executive Chairman from October 2006 through December 2009. He is also Chairman of JVB Financial, a broker dealer subsidiary of IFMI. In addition, before its merger with Alesco Financial, Mr. Cohen served as the Chairman of the Board of Managers of Cohen Brothers LLC, an investment firm specializing in credit related fixed income investment, from 2001, as Chief Investment Officer from October 2008 and as Chief Executive Officer from December 2009. He previously served as Chief Executive Officer of RAIT from December 2006, when it merged with Taberna Realty Finance Trust, to February 2009, and served as a trustee from the date RAIT acquired Taberna until his resignation from that position in February 2010. Mr. Cohen was Chairman of the Board of Trustees of Taberna Realty Finance Trust from its inception.

James J. McEntee, III, age 58, served as FinTech’s Chief Financial Officer and Chief Operating Officer from August 2014 to July 2016. He has served as the Managing Principal of StBWell, LLC, an owner and operator of real estate, since June 2010. Mr. McEntee has been a director of both Bancorp and its wholly-owned subsidiary Bancorp Bank since September 2000 and a director of T-Rex Group, Inc., a provider of risk analytics software for investors in renewable energy, since November 2014. Mr. McEntee was the Chief Executive Officer of Alesco Financial, Inc. from the date of its incorporation in 2006 until its merger with Cohen & Company in December 2009 and was the Chief Operating Officer of Cohen & Company from March 2003 until December 2009, and was a managing director of IFMI (a successor company to Cohen & Company) and was the Vice-Chairman and Co-Chief Operating Officer of JVB Financial through October 2013. Mr. McEntee was a principal in Harron Capital, L.P., a media and communications venture capital fund, from 1999 to September 2002. From 1990 through 1999, Mr. McEntee was a stockholder at Lamb McErlane, PC, and from 2000 until 2004 was of counsel to Lamb McErlane. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. Mr. McEntee has served since 2008 as a director of The Chester Fund, a nonprofit organization, and has served as its Chairman since July 2012.

Compensation Discussion and Analysis

None of FinTech’s executive officers or directors received any compensation (cash or non-cash) for services rendered prior to the Merger. FinTech did not pay compensation of any kind, including finder’s and consulting fees, to holders of founder shares, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Merger other than (i) repayment of loans made to us by our Sponsor to cover offering-relating and organization expenses and (ii) repayment of $579,070 in loans from our Sponsor to finance transaction costs in connection with the Merger. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including the Merger. FinTech’s audit committee was required to approve all payments in excess of $5,000 to be made to certain affiliate stockholders, our Sponsor, our directors and officers or our or their affiliates. FinTech was not party to any agreements with its executive officers and directors that provided for benefits upon termination of employment.

Following consummation of the Merger, Betsy Cohen remained a director of the combined Company and may receive compensation for from the combined Company for services provided to the combined Company. See “Officer and Director Compensation of the Combined Company” for additional information.

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Independent Auditors’ Fees

The firm of Marcum was FinTech’s independent registered public accounting firm prior to the Merger. The following is a summary of fees paid or to be paid to Marcum for services rendered to FinTech. Marcum also currently acted as CardConnect’s independent registered public accounting firm prior to the Merger and following the Merger is as the independent registered public accounting firm for the Company.

Audit Fees

During the years ended October 31, 2015 and 2014, audit fees for our independent registered public accounting firm were $60,156 and $54,260, respectively. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings.

Audit-Related Fees

We did not receive audit-related services that are not reported as audit fees for the years ended October 31, 2015 and 2014.

Tax Fees

During the years ended October 31, 2015 and 2014, our independent registered public accounting firm did not render any tax services to us.

All Other Fees

During the years ended October 31, 2015 and 2014, there were no fees billed for services provided by our independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Since our audit committee was not formed until February 2015, the audit committee did not pre-approve any of the foregoing services prior to such date, although any services rendered prior to the formation of the audit committee were reviewed and ratified by the committee following its formation. Our audit committee, on at least an annual basis, reviewed audit and non-audit services performed by Marcum as well as the fees charged by Marcum for such services. Our policy is was that all audit and non-audit services must be pre-approved by the audit committee. All of such services and fees provided subsequent to February 2015 were pre-approved.

Officer and Director Compensation of the Combined Company

The following discussion relates to compensation for the combined Company following the Merger. For the purposes of this section, the terms “we,” “our,” and “us” refer to CardConnect Corp., the combined Company following the Merger.

Overview

We expect the combined Company to adopt an executive compensation program that is consistent with CardConnect’s existing compensation policies and philosophies, which are designed to align compensation with CardConnect’s business objectives and the creation of stockholder value, while enabling CardConnect to attract, motivate and retain individuals who contribute to the long-term success of CardConnect. See “Executive Compensation—Overview”

CardConnect’s compensation policies and philosophies were designed to align compensation with CardConnect’s business objectives and the creation of stockholder value, while enabling CardConnect to attract, motivate and retain individuals who contribute to the long-term success of CardConnect. CardConnect believed its executive compensation program must be competitive in order to attract and retain executive officers. CardConnect sought to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

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Decisions on the executive compensation program will be made by the Compensation Committee, which consists of Betsy Cohen, Ronald Taylor and Christopher Winship. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive-based compensation in the form of stock-based awards. We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will develop formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of compensation.

Base Salary

We expect that our Named Executive Officers’ base salaries as described under “Executive Compensation—Amended and Restated Employment Agreements,” will be reviewed annually by the Compensation Committee based upon advice and counsel of its advisors.

Annual Bonuses

We expect that the combined Company will use annual cash incentive bonuses for the Named Executive Officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the Named Executive Officers, subject to the terms of their amended and restated employment agreements. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the Named Executive Officers.

Stock-Based Awards

We expect the combined Company to use stock-based awards to reward long-term performance of the Named Executive Officers. Prior to the Merger, CardConnect believed that stock-based awards aligned the incentives of its Named Executive Officers with the interests of its stockholders and served to motivate and retain the individual Named Executive Officers. Stock-based awards have been and will be awarded under the 2016 Omnibus Plan. For a description of the 2016 Stock Option, see “—2016 Omnibus Plan.”

Other Compensation

We expect the combined Company to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. We also expect the combined Company to continue to provide its Named Executive Officers long-term disability insurance subject to the Compensation Committee’s ongoing review.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We expect our policy will be to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the combined Company and its stockholders.

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2016 Omnibus Plan

The 2016 Omnibus Plan was approved by stockholders on, and effective as of, July 27, 2016. The purpose of the 2016 Omnibus Plan is to provide eligible employees, directors and consultants the opportunity to receive stock-based incentive awards in order to encourage such persons to contribute materially to our growth and align the economic interests of such persons with those of our stockholders. Because the 2016 Omnibus Plan was approved by our stockholders, (i) the compensation attributable to grants under the 2016 Omnibus Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Code (see the discussion of section 162(m) under “—Federal Income Tax Consequences” below), and (ii) incentive stock options may meet the requirements of the Code.

Set forth below is a summary of the material terms of the 2016 Omnibus Plan. This summary is qualified in its entirety by reference to the complete text of the 2016 Omnibus Equity Compensation Plan, a copy of which is attached as an exhibit to the registration statement of which this prospectus forms a part.

Summary of Material Terms of the 2016 Omnibus Plan

General. The 2016 Omnibus Plan provides that grants may be in any of the following forms:

●	incentive stock options (referred to as ISOs)

●	nonqualified stock options (referred to as (NQSOs)

●	stock appreciation rights (referred to as SARs)

●	stock units

●	performance shares

●	stock awards

●	dividend equivalents

●	other stock-based awards

The 2016 Omnibus Plan authorizes up to 3,796,296 shares of common stock for issuance. As of August 9, 2016, there were grants for 3,796,296 shares outstanding under the 2016 Omnibus Plan and no shares available for issuance. If and to the extent options and SARs granted under the 2016 Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares, dividend equivalents or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the 2016 Omnibus Plan. If any shares of common stock are withheld to pay the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to a grant, such shares will not be available for re-issuance under the 2016 Omnibus Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any grants are paid in cash, and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the 2016 Omnibus Plan.

The 2016 Omnibus Plan provides that the maximum aggregate number of shares of common stock with respect to which grants, other than dividend equivalents, may be made to any individual during any calendar year is 400,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the 2016 Omnibus Plan in excess of $250,000. The individual limits described in this paragraph shall apply without regard to whether the grants are to be paid in common stock or in cash; provided, however, that such individual limits shall not apply to the awards granted to Jeffrey Shanahan, Patrick Shanahan and Charles Bernicker in connection with the Merger and described in the employment agreement for each such individual. See “—Amended and Restated Employment Agreements” for a description of these grants. All cash payments (other than dividend equivalents) shall equal the fair market value of the shares of common stock to which the cash payment relates.

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Administration. The 2016 Omnibus Plan is administered and interpreted by the Compensation Committee of our board of directors, except that our board of directors may make grants under the 2016 Omnibus Plan to our non-employee directors. The Administrator may delegate its authority under the 2016 Omnibus Plan, as appropriate, with respect to grants to persons who are not subject to Section 16 of the Exchange Act. References to the Administrator mean the Compensation Committee or our board of directors, including any delegates, as appropriate. The Administrator has the authority to (i) determine the individuals to whom grants will be made under the 2016 Omnibus Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the 2016 Omnibus Plan that set forth the specific terms and conditions for grants under the 2016 Omnibus Plan, and (vi) deal with any other matters arising under the 2016 Omnibus Plan. The determinations of the Administrator are made in its sole discretion and are final, binding and conclusive.

Eligibility for Participation. All of our employees and directors, as well as other persons who provide services to the combined Company, are eligible for grants under the 2016 Omnibus Plan.

Types of Awards.

Stock Options

The Administrator may grant options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code (ISOs) or NQSOs that are not intended to so qualify or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2016 Omnibus Plan may receive a grant of NQSOs. Only employees of our company and certain of our subsidiaries may receive a grant of ISOs.

The Administrator fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the 2016 Omnibus Plan may not be less than the fair market value of the underlying shares of common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of our company or a subsidiary, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Administrator determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of our company or a subsidiary, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Administrator, in its sole discretion, which is specified in the grant letter. A grantee may pay the exercise price and any withholding taxes upon exercise of an option: (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of common stock having a fair market value on the date of exercise equal to the exercise price, by delivering shares of common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law.

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SARs

The Administrator may grant SARs to anyone eligible to participate in the 2016 Omnibus Plan. SARs may be granted in connection with, or independently of, any option granted under the 2016 Omnibus Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter. The base amount shall not be less than the fair market value of the common stock subject to the SARs on the date of grant. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator. The Administrator will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs have a maximum term of ten years from the grant date. SARs may be exercised while the grantee is employed by or providing service to our company or within a specified period of time after termination of such employment or service.

Stock Units

The Administrator may grant stock units to anyone eligible to participate in the 2016 Omnibus Plan. Each stock unit provides the grantee with the right to receive a share of common stock or an amount based on the value of a share common stock at a future date. The Administrator determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Administrator. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator.

Performance Shares

The Administrator may grant performance shares to anyone eligible to participate in the 2016 Omnibus Plan. Each performance share provides the grantee with the right to receive a share of common stock or an amount based on the value of a share common stock, if specified performance goals are met. The Administrator determines the number of performance shares that will be granted, the performance goals and other conditions for payment of performance shares, the target amount that will be paid under a performance share based on the achievement of the performance goals, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator.

Stock Awards

The Administrator may grant stock awards to anyone eligible to participate in the 2016 Omnibus Plan. The Administrator may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Administrator will determine whether they will lapse over a period of time or according to such other criteria as the Administrator determines. The Administrator determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The Administrator will determine to what extent and under what conditions grantees will have the right to vote shares of common stock and to receive dividends or other distributions paid on such shares during the restriction period. The Administrator may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents

The Administrator may grant dividend equivalents to anyone eligible to participate in the 2016 Omnibus Plan. Dividend equivalents may be granted in connection with any grants under the 2016 Omnibus Plan, other than options or SARs, and may be payable in cash or shares of common stock. Dividend equivalents may be paid currently or accrued as contingent cash obligations or converted to stock units, as determined by the Administrator. The terms and conditions of dividend equivalents are determined by the Administrator. Dividend equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

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Other Stock-Based Awards

The Administrator may grant other stock-based awards (which are awards other than options, SARs, stock units, performance shares, stock awards and dividend equivalents) under the 2016 Omnibus Plan. The Administrator may grant such other stock-based awards to anyone eligible to participate in the 2016 Omnibus Plan. These grants may be cash-based or based on, measured by or payable in shares of common stock, and will be payable in cash, in shares of common stock, or in a combination of cash and shares of common stock. The terms and conditions for these grants will be determined by the Administrator.

Qualified Performance Based Compensation. The Administrator may make grants to employees of stock units, performance shares, stock awards, dividend equivalents and other stock-based awards that are intended to meet the requirements of qualified performance based compensation under section 162(m) of the Code. The Administrator will establish in writing (i) the objective performance goals that must be met in order for the grants to vest or be payable, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Administrator deems appropriate and consistent with the 2016 Omnibus Plan and the requirements of section 162(m) of the Code. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Administrator. The Administrator will establish in writing the performance goals that must be met either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed. The Committee may not increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: common stock price, earnings per share of common stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, revenue growth, assets under management, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee’s business unit or the performance of our company or our subsidiaries independently or as a whole, or a combination of the foregoing.

Deferrals. The Administrator may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with a grant under the 2016 Omnibus Plan. The Administrator will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the 2016 Omnibus Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Administrator to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change of Control. If a change of control occurs where the combined company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

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In the event of a change of control, the Administrator may also take any of the following actions with respect to outstanding grants: (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards will immediately lapse, (iii) provide that grantees holding outstanding stock units, performance shares, dividend equivalents and other stock-based awards will receive payment in settlement of such award in an amount determined by the Administrator, (iv) require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of common stock as determined by the Administrator, in an amount equal to the amount (if any) by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, or (v) after giving grantees the opportunity to exercise their outstanding options and SARs, the Administrator may terminate any or all unexercised options and SARs at such time as the Administrator determines appropriate. The Administrator making the determinations following a change of control must be comprised of the same members as those on the Administrator immediately before the change of control.

The Administrator making the foregoing determinations following a Change of Control must be comprised of the same persons who constitute the Administrator immediately before the Change of Control.

No Repricing of Options or SARs. Except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without stockholder approval.

Amendment and Termination of the 2016 Omnibus Plan. Our board of directors may amend or terminate the 2016 Omnibus Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2016 Omnibus Plan will terminate on July 27, 2016, unless the 2016 Omnibus Plan is terminated earlier by our board of directors or is extended by our board of directors with the approval of the stockholders.

The last sales price of our common stock on August 24, 2016, was $10.00 per share.

Federal Income Tax Consequences

The Federal income tax consequences arising with respect to grants under the 2016 Omnibus Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to grants under the 2016 Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the special meeting and not as tax guidance to grantees in the 2016 Omnibus Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture under section 83(b) of the Code); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held until the greater of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to one of our top five officers, if and to the extent such compensation does not qualify as qualified performance-based compensation under section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same year, exceeds $1 million, and (iv) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

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Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated officers, other than the chief financial officer, in excess of $1,000,000 in any year. Compensation that qualifies as qualified performance based compensation is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation that pays it. Options and SARs are intended to meet the requirements of qualified performance based compensation. Stock units, performance shares, stock awards, dividend equivalents and other stock-based awards granted under the 2016 Omnibus Plan will only meet the requirements of qualified performance based compensation if the Administrator conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary to satisfy our federal, state or local tax withholding obligations with respect to grants under the 2016 Omnibus Plan. We may withhold from amounts payable under the 2016 Omnibus Plan or other compensation an amount necessary to satisfy tax withholding obligations. The Administrator may permit a grantee to satisfy the withholding obligation by having shares withheld from payment of a grant, provided that the number of shares withheld does not exceed the minimum applicable tax withholding for federal, state and local tax liabilities. The Administrator may permit a grantee to satisfy our withholding obligation that exceeds the minimum applicable withholding rate by transferring to us previously acquired shares of common stock.

Effective Date; Term

The 2016 Omnibus Plan was adopted by our board of directors on April 29, 2016. No award will be granted under the 2016 Omnibus Plan on or after the tenth anniversary of the closing date of the Merger. Any award outstanding under the 2016 Omnibus Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Amended and Restated Employment Agreements

On July 29, 2016, each of the Named Executive Officers entered into an amended and restated employment agreement with the Company on connection with the closing of the Merger. The terms of these amended and restated employment agreements are substantially similar to the terms governing the Named Executive Officers’ employment agreements with CardConnect in effect prior to the Merger. The following summary sets forth the material terms of these amended and restated employment agreements.

Jeffrey Shanahan

The amended and restated employment agreement with Jeffrey Shanahan provides that Mr. Shanahan will serve as the President and Chief Executive Officer of the combined Company and its subsidiaries. The initial term of Mr. Shanahan’s employment period will extend for five years and thereafter automatically renews for additional one-year periods unless either party notifies the other that it does not wish to renew the agreement no later than sixty (60) days prior to the end of the current term. Mr. Shanahan’s base salary is set at $500,000 per year, and is subject to increase from time to time as approved by the combined Company’s compensation committee.

Subject to continued employment, Mr. Shanahan will be eligible to receive an annual bonus based on the combined Company’s performance, as measured by the combined Company’s achievement of certain target(s) approved by the combined Company’s compensation committee. Mr. Shanahan’s target annual bonus will not be less than 60% of his base salary. Pursuant to the terms of the amended and restated employment agreement, Mr. Shanahan was granted stock options pursuant to the 2016 Omnibus Plan to purchase 1,238,749 shares of our common stock in connection with the closing of the Merger. Such options will vest and become exercisable in four annual installments beginning on the first anniversary of the date of Mr. Shanahan’s amended and restated employment agreement, except that the options will become fully vested and exercisable (a) if Mr. Shanahan’s employment period is terminated by the combined Company without “cause” or by Mr. Shanahan with “good reason,” each as defined below, or (b) upon a “change of control,” as defined in the 2016 Omnibus Plan.

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If Mr. Shanahan’s employment period is terminated by the combined Company without cause or by Mr. Shanahan with good reason, Mr. Shanahan is entitled to receive:

●	the prorated portion of his base salary and annual bonus through the termination date; and

●	continued base salary payments and medical benefits for 24 months following termination.

If Mr. Shanahan’s employment is terminated for any reason, he is subject to certain restrictive covenants including ongoing confidentiality and non-disclosure covenants, and non-compete and non-solicitation covenants and a prohibition on hiring employees of the combined Company during the 24 months following termination

Pursuant to the terms of Mr. Shanahan’s amended and restated employment agreement, the Company reimbursed Mr. Shanahan approximately $11 thousand for documented legal fees and expenses of Mr. Shanahan’s counsel incurred in connection with preparation of his amended and restated employment agreement.

For purposes of the amended and restated employment agreements for each of Jeffrey Shanahan, Charles Bernicker and Patrick Shanahan, the following definitions apply:

“Cause” means with respect to executive one or more of the following: (i) the conviction of, or plea of no contest by, executive with respect to a felony or other crime involving moral turpitude offense if, and only if, it is determined by the combined Company’s board of directors that such event has occurred and merits termination of the executive’s employment pursuant to his employment agreement, (ii) the commission of any other act or omission by executive involving misappropriation, embezzlement, dishonesty, theft or fraud with respect to the combined Company, its subsidiaries or any of their respective business relationships, (iii) executive’s illegal possession of a controlled substance, use of illegal drugs or repetitive abuse of alcohol or other behavior which materially interferes with the performance of his duties to the combined Company or any of its subsidiaries or which compromises the integrity and reputation of executive, the combined Company or any of its subsidiaries, (iv) executive’s failure to substantially perform material duties as reasonably directed by any officer so authorized or by the combined Company’s board of directors in accordance with his employment agreement continuing beyond thirty (30) days’ prior written notice of such failure, (v) executive’s willful act or omission aiding or abetting a competitor of the combined Company or any of its subsidiaries to the material disadvantage or detriment of the combined Company or its subsidiaries, (vi) executive’s willful failure to comply in all material respects with the combined Company’s material policies, procedures and guidelines, including corporate governance and human relations policies, and applicable laws with respect to the combined Company’s business operations, (vii) executive’s breach of fiduciary duty, gross negligence or willful misconduct with respect to the combined Company or any of its subsidiaries, or (viii) any other material breach by executive of the executive’s employment agreement which is not cured to the reasonable satisfaction of the combined Company’s board of directors within thirty (30) days after written notice thereof to executive. For purposes of clauses (v), (vi) and (vii) above, no act or failure to act on the part of executive shall be considered “willful” unless it is done, or omitted to be done, by executive in bad faith or without reasonable belief that executive’s action or omission was in the best interests of the combined Company.

“Good reason” means if executive resigns from employment with the combined Company prior to the end of executive’s employment period as a result of one or more of the following reasons: (i) any material breach by the combined Company of executive’s employment agreement including a reduction in executive’s base salary or target annual bonus opportunity or a material reduction in executive’s employee benefits in the aggregate under his employment agreement, (ii) a material reduction or diminution of executive’s duties, authority or responsibilities (including any change in his reporting requirements), or (iii) a material change in executive’s principal place of employment to a location more than 25 miles outside of King of Prussia, Pennsylvania. Notwithstanding the above, the occurrence of any of the events described in (i), (ii) or (iii) above will not constitute a “good reason” unless executive gives the combined Company written notice, within sixty (60) calendar days after the occurrence of any such events that such circumstances constitute “good reason,” and the combined Company thereafter fails to cure such circumstances within 30 days after receipt of such notice. The termination of executive’s employment period for cause will preclude executive’s resignation with good reason.

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Charles B. Bernicker

The amended and restated employment agreement with Charles B. Bernicker provides that Mr. Bernicker will serve as Chief Financial Officer of the combined Company and its subsidiaries. The initial term of Mr. Bernicker’s employment period will extend for five years and thereafter automatically renews for additional one-year periods unless either party notifies the other that it does not wish to renew the agreement no later than sixty (60) days prior to the end of the current term. Mr. Bernicker’s base salary is set at $350,000 per year, and is subject to increase from time to time as approved by the combined Company’s compensation committee.

Subject to continued employment, Mr. Bernicker will be eligible to receive an annual bonus based on the combined Company’s performance, as measured by the combined Company’s achievement of certain target(s) approved by the combined Company’s compensation committee. Mr. Bernicker’s target yearly bonus will not be less than 35% of his base salary. Pursuant to the terms of the amended and restated employment agreement, Mr. Bernicker was granted stock options pursuant to the 2016 Omnibus Plan to purchase 569,444 shares of our common stock in connection with the closing of the Merger. Such options will vest and become exercisable in four annual installments beginning on the first anniversary of the date of Mr. Bernicker’s amended and restated employment agreement, except that the options will become fully vested and exercisable (a) if Mr. Bernicker’s employment period is terminated by the combined Company without cause or by Mr. Bernicker with good reason or (b) upon a “change of control,” as defined in the 2016 Omnibus Plan.

If Mr. Bernicker’s employment period is terminated by the combined Company without cause or by Mr. Bernicker with good reason, Mr. Bernicker is entitled to receive:

●	the prorated portion of his base salary and yearly bonus through the termination date; and

●	continued base salary payments and medical benefits for 12 months following termination.

If Mr. Bernicker’s employment is terminated for any reason, he is subject to certain restrictive covenants including ongoing confidentiality and non-disclosure covenants, and non-compete and non-solicitation covenants and a prohibition on hiring employees of the combined Company during the 12 months following termination.

Patrick Shanahan

The amended and restated employment agreement with Patrick Shanahan provides that Mr. Shanahan will serve Chief Operating Officer of the combined Company and its subsidiaries. The initial term of Mr. Shanahan’s employment period will extend for five years and thereafter automatically renews for additional one-year periods unless either party notifies the other that it does not wish to renew the agreement no later than sixty (60) days prior to the end of the current term. Mr. Shanahan’s base salary is set at $350,000 per year, and is subject to increase from time to time as approved by the combined Company’s compensation committee.

Subject to continued employment, Mr. Shanahan will be eligible to receive an annual bonus based on the combined Company’s performance, as measured by the combined Company’s achievement of certain target(s) approved by the combined Company’s compensation committee. Mr. Shanahan’s target yearly bonus will not be less than 35% of his base salary. Pursuant to the terms of the amended and restated employment agreement, Mr. Shanahan was granted stock options pursuant to the 2016 Omnibus Plan to purchase 455,555 shares of our common stock in connection with the closing of the Merger. Such options will vest and become exercisable in four annual installments beginning on the first anniversary of the date of Mr. Shanahan’s amended and restated employment agreement, except that the options will become fully vested and exercisable (a) if Mr. Shanahan’s employment period is terminated by the combined Company without cause or by Mr. Shanahan with good reason or (b) upon a “change of control,” as defined in the 2016 Omnibus Plan.

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If Mr. Shanahan’s employment period is terminated by the combined Company without cause or by Mr. Shanahan with good reason, Mr. Shanahan is entitled to receive:

●	the prorated portion of his base salary and yearly bonus through the termination date; and

●	continued base salary payments and medical benefits for 12 months following termination.

If Mr. Shanahan’s employment is terminated for any reason, he is subject to certain restrictive covenants including ongoing confidentiality and non-disclosure covenants, and non-compete and non-solicitation covenants and a prohibition on hiring employees of the combined Company during the 12 months following termination.

Director Compensation

We expect that the non-employee and the non-affiliate directors of the combined company will receive an annual retainer of $30,000 paid in cash and $70,000 paid in equity in connection with their services on the board. We expect that each non-employee director serving as a chair of a committee of the board of the combined company will also receive an additional fee of $5,000 paid in cash on an annual basis.

On July 29, 2016, each non-employee and non-affiliate director received a grant of 6,597 shares of restricted stock under the 2016 Omnibus Plan, representing a grant of $70,000 in shares of common stock to each such director based on the fair market value of the common stock ($10.61 per share) on the date of the grant.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FinTech Related Person Transactions

For the purposes of this “FinTech Related Person Transactions” section, unless the context requires otherwise, the terms “we,” “our” and the “Company” refer to FinTech Acquisition Corp.

Founder Shares and Placement Units

On November 1, 2013, we issued an aggregate of 112 founder shares to Daniel G. Cohen, Betsy Z. Cohen, DGC Family FinTech Trust, Frank Mastrangelo and James J. McEntee, III for an aggregate purchase price of $112; on July 2, 2014, we issued an aggregate of 3,916,555 founder shares to such persons and our Sponsor for an aggregate purchase price of $24,888; and, on January 12, 2015, we issued 16,666 founder shares to our Sponsor for an aggregate purchase price of $250. On March 29, 2015, the underwriter’s overallotment option for our IPO expired without being exercised and certain of the initial stockholders, pursuant to a written agreement us, forfeited an aggregate of 500,000 founder shares. On February 12, 2016, Daniel Cohen transferred 90,000 of his founder shares to Shami Patel, a director of FinTech, and 10,000 founder shares to Alan Joseph Ferraro, a consultant to FinTech. On August 8, 2016, the Sponsor distributed its founder shares to its members.

The founder shares are identical to the shares of our common stock included in the units sold in our IPO, except that the founder shares are subject to certain transfer restrictions, as described in more detail below.

The holders of founder shares have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until (i) with respect to 20% of such shares, upon consummation of the Merger, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Merger, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger or earlier, in any case, if, following the Merger, the combined Company engages in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the combined Company is the surviving entity.

The Sponsor purchased 200,000 placement units at a price of $10.00 per unit for an aggregate purchase price of $2.0 million, in the private placement consummated in connection with our IPO. The placement units include one share of our common stock and one placement warrant to purchase one share of our common stock at an exercise price of $12.00. The placement warrants are identical to the warrants included in the units sold in our IPO, except that if held by our Sponsor, Cantor or their permitted assigns, they (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption and (c) they (including our common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination.

Loan from our Sponsor

Prior to our IPO, in order to finance organizational costs and other costs relating to our IPO, our Sponsor committed to loan us funds as may be required, to a maximum of $500,000. These loans were non-interest bearing, unsecured and payable on the earlier of March 31, 2015 or the consummation of our IPO. We repaid an aggregate of $139,211 loans to the Sponsor upon the consummation of our IPO or shortly thereafter.

In order to finance transaction costs in connection with an initial business combination, the Sponsor has committed to loan us funds as may be required, to a maximum of $750,000. Upon consummation of the Merger, we repaid approximately $579,070 in funds the Sponsor advanced to us under this loan.

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IPO Registration Rights

The holders of founder shares, placement units (including securities contained therein) and warrants that may be issued upon conversion of loans made by our Sponsor have the right to require us to register under the Securities Act a sale of any our securities held by them pursuant to the registration rights agreement entered into concurrently with the closing of the IPO. These holders will be entitled to make up to three demands, excluding short form registration demands. In addition, these holders will have “piggy-back” registration rights allowing them to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

Merger Registration Rights

On July 29, 2016, in connection with the Merger closing, FinTech entered into a registration rights agreement with the CardConnect stockholders other than the executive officers of the Company, which provides registration rights with respect to the shares of the Company’s common stock that were issued to such CardConnect stockholders as partial consideration under the Merger Agreement and other shares acquired prior to the Follow On Offering. The registration rights granted to CardConnect stockholders provide for the Follow On Offering, a shelf registration and include demand rights and piggyback rights, subject to customary underwriter cutbacks and issuer blackout periods. FinTech agreed to pay customary fees and expenses relating to registrations under the registration rights agreement.

Letter Agreement

On July 29, 2016, in connection with the Merger closing, FinTech entered into a letter agreement (the “Letter Agreement”) with the CardConnect stockholders and each of the Sponsor, Daniel G. Cohen, Cohen Sponsor Interests, LLC, Betsy Z. Cohen, DGC Family FinTech Trust, Frank Mastrangelo, James J. McEntee, III, Shami Patel and Alan Joseph Ferraro (together, the “Initial Stockholders”), and certain other stockholders of FinTech signatory thereto pursuant to which (i) the parties thereto agreed not to sell, transfer or otherwise dispose of any of their shares of the common stock of the Company for a period of 180 days following the consummation of the Merger, subject to certain exceptions, and (ii) the Initial Stockholders agreed to waive their registration rights under their existing registration rights agreement with FinTech dated February 12, 2015.

Shareholders Agreement

On July 29, 2016, in connection with the Merger closing, FinTech entered into a stockholders agreement with the FTV Entities., Brian Shanahan, the executive officers of the Company, and certain of the Initial Stockholders (the “Shareholders Agreement”), pursuant to which such stockholders have certain director nominee designation rights and have agreed to vote for the director nominees designated under the Shareholders Agreement. The stockholders party thereto will cease to have any continuing director designation rights under the Shareholders Agreement if their respective ownership of the common stock of the Company is at any time less than 5% of total outstanding common stock.

Private Placement

On July 27, 2016, FinTech entered into securities purchase agreements (the “Purchase Agreements”) with each of the FTV Entities, Brian Shanahan, certain other former CardConnect stockholders and an affiliate of Betsy Cohen, who is a director of the Company (collectively the “Investors”), for the PIPE Transaction. On July 29, 2016, the Company issued and sold 467,647 shares of the Company’s common stock pursuant to the Purchase Agreements for an aggregate purchase price of $4,700,000. Of the shares sold in the PIPE Transaction, 350,000 shares were sold at a purchase price of $10.00 per share, and the remaining 117,647 shares, which were sold to the affiliate of Mrs. Cohen, were sold at a purchase price of $10.20 per share, the most recent closing bid price of the common stock, as required by applicable NASDAQ Listing Rules. The shares sold in the PIPE Transaction were sold to the Investors in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

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The closing of the PIPE Transaction occurred immediately prior to the closing of the Merger. The Company used the proceeds from the PIPE Transaction to pay a portion of the cash consideration for the Merger, repay CardConnect’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and redeem shares of common stock in connection with the Merger pursuant to FinTech’s charter.

All of the shares purchased by the Investors are subject to transfer restrictions pursuant to the letter agreement described above under “Letter Agreement.” All shares purchased by the Investors, other than shares held by the affiliate of Betsy Cohen, are entitled to registration rights with respect to all Shares purchased in the PIPE Transaction pursuant to the registration rights agreement entered into in connection with the Merger described under “Merger Registration Rights.”

CardConnect Related Person Transactions

Transition, Employment and General Release Agreement

On February 14, 2014, CardConnect entered into a transition, employment and general release agreement (the “Transition Agreement”) with Brian Shanahan, the then Chief Executive Officer of CardConnect’s predecessor, Financial Transaction Services, LLC. Pursuant to the agreement, Mr. Shanahan (1) resigned from his position as Chief Executive Officer, (2) was appointed Non-Executive Chairman of CardConnect’s board of directors, (3) entered into an amended and restated employment agreement with CardConnect to transfer his employment from Financial Transaction Services, LLC to CardConnect for consideration of $1.0 million, which was paid in February, 2014 and (4) received additional payments of $500,000 each in June and September, 2014, and a payment of $950,000 in December, 2014. Additionally, CardConnect was required to make donations to two charitable organizations on behalf of Mr. Shanahan, totaling $250,000, which were paid in January, 2014.

Loans to Brian Shanahan

On March 23, 2013, Brian Shanahan, CardConnect’s then Chief Executive Officer, and current non-executive chairman, issued CardConnect a non-negotiable, non-interest bearing promissory note in an initial principal amount of $1.5 million, which was amended in June 2013 to increase the principal amount of $1.7 million. The March 23, 2013 note matures on the earlier of (i) the date CardConnect sells all or substantially all of its assets, merges, or is otherwise acquired or (ii) March 31, 2018. On September 25, 2013, Mr. Shanahan issued CardConnect a non-negotiable, non-interest bearing promissory note in the principal amount of $2.0 million. The September 25, 2013 note matures on the earlier of (i) the date CardConnect sells all or substantially all of its assets, merges, or is otherwise acquired or (ii) June 30, 2015. Interest on these notes accrues at a rate per annum equal to the greater of (i) two percent or (ii) the mid-term applicable federal rate. As of December 31, 2015, $2.45 million in principal amount remains outstanding under these notes. The notes were repaid in full upon closing of the Merger.

In connection with relocating its corporate headquarters, CardConnect provided Mr. Shanahan a loan to assist with the purchase of a new residence. Interest on the loan accrues semiannually at the then-applicable Federal Short-Term Rate. The loan is forgiven by CardConnect in 36 equal monthly installments beginning the first month following the funding date. If CardConnect terminates Mr. Shanahan without cause, then the outstanding principal amount and any unpaid interest accrued will be forgiven. If CardConnect terminates Mr. Shanahan for cause, or he voluntarily terminates his employment, then the outstanding principal amount and any unpaid interest accrued shall become due immediately. As of December 31, 2015, the outstanding balance of the loan is $116,887. The loan was repaid in full upon consummation of the Merger.

Loan to Jeffrey Shanahan

On May 9, 2013, CardConnect’s then President, and current Chief Executive Officer, Jeffrey Shanahan, issued CardConnect a non-negotiable promissory note in the amount of $500,000. The note was subsequently amended to increase the principal amount to $1.25 million. The note matures on the earlier of (i) the date CardConnect sells all or substantially all of its assets, merges, or is otherwise acquired or (ii) March 31, 2018 and bears interest at a rate of the greater of 2.0% or an applicable federal rate. As of December 31, 2015, the outstanding principal balance of the note was $1.25 million. The note was repaid in full upon closing of the Merger.

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Independent Contractor Agreement with Sales Agents

On January 16, 2013, CardConnect entered into an independent contractor agreement with a sales agent, Integrated Transactions, LLC (“Integrated”), a company founded and controlled by Michael Shanahan, the brother of CardConnect’s Chief Executive Officer, Jeffrey Shanahan, and director, Brian Shanahan. In connection with the agreement, CardConnect provided Integrated a $250,000 revolving line of credit note. The note matures in August 2016 and bears interest rate of 5.0%. If certain performance targets are met, either 50% or 100% of the outstanding loan balance shall be forgiven. On May 9, 2014, the note was amended to extend the repayment to 25 months after the effective date of the original note. As of December 31, 2014, the outstanding loan balance was $237,693. CardConnect expects the sales agent to achieve the performance target to forgive 50% of the outstanding balance and has accrued a reserve of $125,000 at December 31, 2014.

On October 13, 2014, CardConnect entered into an independent contractor agreement with a sales agent, Bill Bernicker, who is the brother of CardConnect’s Chief Financial Officer, Charles Bernicker. In connection with the agreement, CardConnect provided a $200,000 revolving line of credit note to Mr. Bernicker. Mr. Bernicker may draw down a maximum of $15,000 per month for the time period of 12 months after the effective date. The note matures in November 2018, and is subject to an interest rate of 5.0%, which begins accruing one year after the effective date of the note. Payments commence 25 months after the effective date of the note and the outstanding balance will be paid in 24 monthly installments. If certain performance targets are met within 24 months of the effective date, either 50% or 100% of the outstanding loan balance shall be forgiven. As of December 31, 2015, the outstanding loan balance was $170,000.

During 2015, CardConnect entered into residual buyout agreements with Integrated. Total consideration under these agreements was $560,000, of which $352,209 was paid in cash by CardConnect and $207,791 provided for the repayment of all outstanding loan balances owed by Integrated.

Contract with Trustwave

CardConnect relies on Trustwave Holdings, Inc. (“Trustwave”) to provide certain Payment Card Industry compliance services. Richard Garman, a non-executive director of CardConnect, is also a non-executive director of Trustwave. During the years ended December 31, 2015, 2014 and 2013 CardConnect recorded expenses of $647,302, $632,626 and $456,056, respectively, for these services. At December 31, 2015 amounts due to Trustwave totaled $128,655.

Stock Repurchase

On February 26, 2015, CardConnect purchased 540,000 outstanding shares of its common stock from its then non-executive chairman, Brian Shanahan, for $2.7 million.

Management Carve Out Agreements

CardConnect was party to management carve-out agreements with certain of its employees providing for payments to such persons upon a change in control. Pursuant to such management carve out agreements, Brian Shanahan, CardConnect’s non-executive chairman, Jeffrey Shanahan, CardConnect’s Chief Executive Officer, Patrick Shanahan, CardConnect’s Chief Operating Officer and Angelo Grecco, CardConnect’s Executive Vice President of Sales, received $5,505,000, $1,250,000, $329,150 and $254,240, respectively, upon closing of the Merger. The Management Carve Out Agreements terminated upon the closing of the Merger.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Financial Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) in which such related person has or will have a direct or indirect material interest and all material facts with respect thereto. The Chief Financial Officer will promptly communicate such information to our Audit Committee or another independent body of our board of directors. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our board of directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with the DGCL.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of common stock of the Company as of August 23, 2016 by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership of common stock of the Company is based on 28,751,331 shares of common stock of the Company issued and outstanding as of July 29, 2016, the closing date of the Merger.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially.

	Following the Merger
Name and Address of Beneficial Owners	Number of Shares		Percentage

Directors, Nominees and Executive Officers Post-Merger:(1)
Charles Bernicker	268,788	(2)	*
Peter Burns	6,597		-
Betsy Cohen	943,543		3.3%
Richard Garman	10,602,403	(3)	36.9%
Jeffrey Shanahan	1,018,789	(4)	3.5%
Patrick Shanahan	314,456	(5)	1.1%
Ronald Taylor	6,597		-
Christopher Winship	10,602,403	(3)	36.9%
Toos Daruvala	-		-
All directors and executive officers as a group (post-Merger) (11 individuals)	13,676,271		45.0%

Five Percent Holders:
Wellington Management Group LLP	1,644,180	(6)	5.6%
Polar Asset Management Partners Inc.	1,489,488	(7)	5.2%
FTV Entities	10,602,403	(8)	36.9%
Brian Shanahan	2,414,137	(9)	8.3%
Parties to Shareholder Agreement	17,782,322	(10)	56.9%

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(1)	Unless otherwise noted, the business address of each of the directors and executive officers is 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406.

(2)	Represents options to purchase 267,788 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(3)	Includes 9,756,030 shares, 528,983 shares and 317,390 shares held directly by FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P., respectively (together, the “FTV Entities”). FTVentures Management III, L.L.C. (“FTVentures”) is the general partner of the FTV Entities. Richard N. Garman, Brad E. Bernstein, David A. Haynes, Chris H. Winship, James C. Hale and Robert A. Huret, as the managing members (the “Managing Members”) of FTVentures acting by a majority vote, share voting and dispositive power over the limited liability company interests in the FTV Entities held directly by FTVentures, and therefore share an indirect beneficial interest in our common stock held directly by the FTV Entities. The Managing Members hereby disclaim beneficial ownership of any shares of the Company’s common stock except to the extent of their pecuniary interest therein. The address for the FTV Entities, FTVentures and the Managing Members is c/o FTV Capital, 555 California St, Suite 2850, San Francisco, CA 94104.

(4)	Includes 370,126 shares and options to purchase 648,663 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(5)	Includes 41,353 shares and options to purchase 273,103 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(6)	Based on information contained in a Schedule 13D/A filed on August 5, 2016, filed by (i) Wellington Management Group LLP, a Massachusetts limited liability partnership (“WMG”), (ii) Wellington Group Holdings LLP, a Delaware limited liability partnership (“WGH”), (iii) Wellington Investment Advisors Holdings LLP, a Delaware limited liability partnership (“WIAH”) and (iv) Wellington Management Company LLP, a Delaware limited liability partnership (“Wellington Management”), these securities were acquired by investment advisory clients (“Clients”) of Wellington Management, with Wellington Management making the investment decision on behalf of the Clients. The Clients may be considered to be affiliates of each other and of Wellington Management. Each of the Clients used its own assets to acquire the securities, which in some cases may have included funds borrowed in the ordinary course in margin accounts. As an investment adviser, Wellington Management may be deemed to beneficially own the shares that are held by its Clients. WIAH is the direct parent of Wellington Management and, accordingly, may be deemed to beneficially own the shares held by such Clients. WGH is the direct parent of WIAH and, accordingly, may be deemed to beneficially own the shares held by such Clients. WMG is the direct parent of WGH and, accordingly, may be deemed to beneficially own the shares held by such Clients. Each of WMG, WGH, WIAH and Wellington Management share voting and dispositive power over the shares beneficially owned by such entities. The business address of each reporting person is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. Includes warrants to purchase 499,590 shares exercisable within 60 days.

(7)	Based on information contained in a Schedule 13G/A filed on April 18, 2016 by Polar Asset Management Partners Inc. The business address of the reporting person is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(8)	Includes 9,756,030 shares, 528,983 shares and 317,390 shares held directly by FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P., respectively. See footnote 3 above for additional information regarding these entities.

(9)	Includes 1,817,540 shares and options to purchase 465,837 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(10)	Includes shares held by each of the parties to the Shareholders Agreement. Includes 70,000 warrants and options to purchase 2,444,786 shares of our common stock that are exercisable within 60 days.

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PLAN OF DISTRIBUTION

The shares of common stock offered and sold pursuant to this prospectus will be issued directly to the holders of warrants upon payment of the exercise price therefor to us.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold pursuant to this prospectus.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Stock

Our charter authorizes the issuance of 210,000,000 shares, consisting of 200,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value, of which 1,500,000 shares are designated as Series A Preferred Stock.

As July 29, 2016, the closing date of the Merger, there were 28,751,331 shares of our common stock outstanding and 1,500,000 shares of our Series A preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. If we liquidate, dissolve or wind up after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Preferred Stock

Our charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.

Series A Preferred Stock

On July 29, 2016, pursuant to a purchase agreement dated June 23, 2016 and in connection with the partial financing of the Merger, FinTech issued (a) 1,500,000 shares of FinTech’s newly created Series A Preferred Stock (the “Preferred Stock”) and (b) 480,544 shares of common stock to the Series A Purchaser. FinTech sold the shares of Preferred Stock and common stock to the Series A Purchaser in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC.

The aggregate purchase price for the Shares was $37.5 million, of which FinTech used $30.0 million to pay a portion of the cash consideration for the Merger, repay CardConnect’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed by FinTech in a separate account for use in funding the first two years of cash dividends on the Preferred Stock.

The Preferred Stock has an aggregate liquidation preference of $37.5 million plus all unpaid dividends. During the first two years following issuance, dividends accrue at 11.43% per annum, compounding quarterly, of which 10.0% will be payable in cash and 1.43% will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control (as defined below). Thereafter, dividends accrue at 13.40% per annum, compounding quarterly, all of which will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control.

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The Preferred Stock is redeemable, at the Series A Purchaser’s option, beginning seven years following the date of issuance (the “Mandatory Redemption Date”) at a price equal to the then aggregate liquidation preference of the outstanding Preferred Stock. The Company has the right (the “Optional Redemption Right”) to redeem the Preferred Stock beginning three and a half years following the date of issuance. The redemption price (the “Redemption Price”) will be 102% of the liquidation preference if the redemption occurs during the first redemption year, 101% of the liquidation preference if the redemption occurs during the second redemption year, and 100% of the liquidation value thereafter.

If on the Mandatory Redemption Date any shares of Preferred Stock remain outstanding, the dividend rate on the outstanding shares of Preferred Stock will increase by 1.0% per annum, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period thereafter. In addition, if at any time, (1) the ratio of the Company’s indebtedness (including for this purpose, the liquidation preference of the Preferred Stock) to its 12 month trailing EBITDA, on a pro forma basis, exceeds 7.7x, or (2) there is a payment or financial covenant default under the Company’s First Lien Facility (each, a “Trigger Event”), the dividend rate on the outstanding shares of Preferred Stock will increase upon the occurrence of the Trigger Event by the greater of (A) any increase in the interest rate of the Company’s second lien term loan credit facility or (B) 1.0%, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period. Any such additional rate increase described in the prior sentence shall remain in effect until the default or Trigger Event has been cured, resolved or waived by the applicable party.

In addition, upon certain “Changes of Control” (as defined in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”)), if the holders of at least 66 2/3% of the outstanding shares of Preferred Stock request redemption of the Preferred Stock, the Company must repurchase all outstanding Preferred Stock at a price equal to the then-applicable Redemption Price, or, if the Change of Control occurs during the period when the Company is not permitted to exercise its Optional Redemption Right, at a price equal to the liquidation preference of the Preferred Stock plus a “make whole” premium. The “make whole” premium is equal to the total value of the Preferred Stock dividends that would otherwise have been payable during the period prior to the commencement of the Company’s Optional Redemption Right, discounted at the rate applicable to U.S. Treasury bills or notes of similar duration plus 50 basis points, plus 2.0%.

The Preferred Stock is non-voting; however, the following actions will require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	Changes to the Company’s charter or bylaws that adversely affect the powers, preferences, or rights of the Preferred Stock.

●	Issuances of additional shares of Preferred Stock or equity securities of the Company senior to, or pari passu with, the Preferred Stock, or issuances of capital stock by any subsidiary of the Company other than issuances to the Company or a wholly-owned subsidiary of the Company.

●	Reclassifications, alterations or amendments to any existing security of the Company that is junior to the Preferred Stock in a way that would make such security senior to, or pari passu with, the Preferred Stock.

●	Purchases or redemptions of, or distributions on, any capital stock of the Company other than the Preferred Stock, and other than certain specified redemptions of the Company’s common stock.

●	Issuances of any debt security or the incurrence of indebtedness for borrowed money and capital leases, other than certain permitted indebtedness, that (a) would result in the ratio of the Company’s indebtedness to its trailing 12 month adjusted EBITDA, on a pro forma basis, exceeding 6.0x for the first 12 months following the issuance of the Preferred Stock, and exceeding 5.5x thereafter, or (b) includes terms that could prohibit the Company from paying the cash dividends payable on the Preferred Stock.

●	Affiliate transactions resulting in payments of more than $150,000 per year, subject to certain specified exceptions.

●	Changes in the Company’s tax status.

●	Consummation of a Change of Control pursuant to which the consideration payable to the Company’s stockholders would be allocated in a manner other than as set forth in the Certificate of Designation.

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If any shares of Preferred Stock are outstanding following the Mandatory Redemption Date, or if at any time the ratio of the Company’s total indebtedness (including for these purposes the liquidation preference of the outstanding shares of Preferred Stock less any accumulated dividends on the Preferred Stock) to its trailing 12 month adjusted EBITDA, on a pro forma basis, exceeds 7.7x, then the following actions will also require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	A sale, in one or more transactions, of in excess of 27.5% of the Company’s consolidated net assets, except pursuant to a directed sale of assets in connection with a foreclosure by the lenders under the Company’s First Lien Facility.

●	The liquidation, dissolutions or winding up of the Company’s business and affairs, a voluntary filing for bankruptcy, reorganization, insolvency or other relief from creditors, or an assignment for the benefit of creditors other than as contemplated by the definitive agreements for the Company’s First Lien Facility.

●	The issuance of equity securities below fair market value other than in an underwritten public offering or in a private placement in which at least a majority of the securities are purchased by persons or entities that are not affiliates of the Company.

Founder Shares and Placement Shares

The founder shares and placement shares are each identical to our shares of common stock and holders of founder shares or placement shares have the same stockholder rights as public stockholders, except that the founder shares and placement shares are subject to certain transfer restrictions. See “Certain Relationships and Related Transactions—FinTech Related Person Transactions—Founder Shares and Placement Units” for additional information.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on August 28, 2016. The warrants will expire on July 29, 2021, at 5:00 p.m., New York time, or earlier upon redemption or our liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants. If the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

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We have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption therefrom is not available. We will use our best efforts to cause the post-effective amendment or new registration statement the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we have agreed to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of our warrants exercising on a cashless basis would pay the exercise price by surrendering  the warrants for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

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If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

If, at any time while the warrants are outstanding, we effect (a) a merger with another company, in which our stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by our board is completed pursuant to which holders of at least a majority of our outstanding shares of common stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of our shares or any compulsory share exchange pursuant to which shares of our common stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of our common stock), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised his or its warrants immediately before the event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants

Certain stockholders and Cantor Fitzgerald hold an aggregate of 300,000 placement warrants. The placement warrants are identical to the public warrants, except that, if held by such stockholders, Cantor or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; (b) are not subject to being called for redemption and (c) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the consummation of our initial business combination. In addition, for as long as the placement warrants are held by Cantor or its designees or affiliates, they may not be exercised after February 12, 2020.

Dividends

We have not paid any cash dividends on our common stock to date. We expect that we will retain earnings for use in business operations and, accordingly, we do not anticipate our board of directors declaring any dividends in the foreseeable future. In addition, the terms of our credit facilities and Series A Preferred Stock include restrictions on our ability to pay dividends as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operationss—Liquidity and Capital Resources—Credit Facilities” and “—Series A Preferred Stock.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

111

Registration Rights

Holders of our founder shares and placement units (including the underlying securities) have been granted registration rights in connection with our IPO as described under “Certain Relationships and Related Transactions—FinTech Related Person Transactions—IPO Registration Rights.”

Certain stockholders of CardConnect have been granted registration rights with respect to the shares of our common stock issued to them as partial consideration in the Merger as described under “Certain Relationships and Related Transactions—FinTech Related Person Transactions—Merger Registration Rights.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Quotation of Securities

Our common stock and warrants are quoted on The NASDAQ Capital Market under the symbols “CCN” and “CCNW,” respectively.

112

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Ledgewood, PC, Philadelphia, Pennsylvania.

EXPERTS

The financial statements of FinTech Acquisition Corp. as of October 31, 2015 and 2014, and for the years ended October 31, 2015 and 2014, and the financial statements of FTS Holding Corporation and Subsidiaries as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at www.cardconnect.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

113

F-1

FINTECH ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2016	October 31, 2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$65,259	$153,091
Prepaid expenses	61,248	71,761
Total Current Assets	126,507	224,852

Cash and securities held in Trust Account	100,074,557	99,985,042
TOTAL ASSETS	$100,201,064	$100,209,894

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$361,758	$—
Promissory note – related party	285,000	—
Total Current Liabilities	646,758	—

Deferred underwriting fees	4,000,000	5,000,000
Deferred legal fees payable	125,000	125,000
Total Liabilities	4,771,758	5,125,000

Commitments and Contingencies
Common stock subject to possible redemption, 9,036,193 and 9,009,837 shares at conversion value as of April 30, 2016 and October 31, 2015, respectively	90,429,305	90,084,893

Stockholders’ Equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 25,000,000 shares authorized; 4,697,140 and 4,723,496 shares issued and outstanding (excluding 9,036,193 and 9,009,837 shares subject to possible redemption) as of April 30, 2016 and October 31, 2015, respectively	4,697	4,723
Additional paid-in capital	4,923,088	5,267,474
Retained earnings (Accumulated deficit)	72,216	(272,196)
Total Stockholders’ Equity	5,000,001	5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,201,064	$100,209,894

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-2

FINTECH ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Operating costs	$647,024	$34,078	$745,103	$40,852
Loss from operations	(647,024)	(34,078)	(745,103)	(40,852)

Other income:
Gain on reduction of deferred underwriting fee payable	1,000,000	—	1,000,000	—
Unrealized gain on marketable securities held in Trust Account	51,175	—	61,284	—
Interest income	18,330	27,926	28,231	27,926
Net Income (Loss)	$422,481	$(6,152)	$344,412	$(12,926)

Weighted average shares outstanding, basic and diluted(1)	4,733,106	4,430,501	4,728,248	3,916,932

Basic and diluted net income (loss) per common share	$0.09	$(0.00)	$0.07	$(0.00)

(1)	Excludes an aggregate of up to 9,036,193 and 9,031,557 shares subject to redemption at April 30, 2016 and 2015, respectively.

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-3

FINTECH ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended April 30,
	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$344,412	$(12,926)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on reduction of deferred underwriting fee payable	(1,000,000)	—
Unrealized gain on marketable securities held in Trust Account	(61,284)	—
Interest earned on cash and marketable securities held in Trust Account	(28,231)	(27,926)
Changes in operating assets and liabilities:
Prepaid expenses	10,513	(98,318)
Accounts payable and accrued expenses	361,758	(20,783)
Net cash used in operating activities	(372,832)	(159,953)

Cash Flows from Investing Activities:
Investment of cash and marketable securities held in Trust Account	—	(100,000,000)
Net cash used in investing activities	—	(100,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	—	250
Proceeds from sale of Units, net of underwriting discounts paid	—	98,000,000
Proceeds from sale of Placements Units	—	3,000,000
Payment of offering costs	—	(434,441)
Proceeds from promissory note – related party	285,000	—
Loan from Sponsor	—	42,948
Repayment of loan from Sponsor	—	(139,211)
Net cash provided by financing activities	285,000	100,469,546

Net Change in Cash and Cash Equivalents	(87,832)	309,593
Cash and Cash Equivalents – Beginning	153,091	4,738
Cash and Cash Equivalents – Ending	$65,259	$314,331

Noncash Financing Activities:
Change in value of common stock subject to possible redemption	$344,412	$—
Payment of offering costs pursuant to loan from Sponsor	$—	$70,969
Deferred underwriting fees	$—	$5,000,000
Deferred legal fees	$—	$125,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-4

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FinTech Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on November 1, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). The Company has one wholly-owned subsidiary, FinTech Merger Sub, Inc., which was incorporated in Delaware on January 14, 2016.

The Company has neither engaged in any operations nor generated significant revenue to date. All activity through April 30, 2016 related to the Company’s formation, its Initial Public Offering, which is described below, and identifying and evaluating a target company for a Business Combination and activities in connection with the pending acquisition of FTS Holding Corporation (“FTS”) described in Note 7.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on February 12, 2015. The Company consummated the Initial Public Offering of 10,000,000 units (“Units”) at $10.00 per Unit on February 19, 2015, generating gross proceeds of $100,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 300,000 Units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to FinTech Investor Holdings, LLC (the “Sponsor”) and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), the underwriter for the Initial Public Offering, generating gross proceeds of $3,000,000, which is described in Note 4.

Transaction costs amounted to $7,668,160, inclusive of $2,000,000 of underwriting fees, $5,000,000 of deferred underwriting fees payable, and $668,160 of Initial Public Offering costs. As described in Note 6, the $5,000,000 deferred underwriting fee payable is contingent upon the consummation of a Business Combination by August 19, 2016. In April 2016, the Company and Cantor Fitzgerald agreed to reduce the deferred underwriting fee payable to $4,000,000. As described in Note 6, payment of $50,000 of the deferred legal fees payable is also contingent upon the consummation of a Business Combination by August 19, 2016. At April 30, 2016, $65,259 of cash was held outside of the Trust Account (as defined below) and was available for working capital purposes.

Following the closing of the Initial Public Offering on February 19, 2015, an amount of $100,000,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and is invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less; the funds may also be invested in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds held in the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placements Units, although substantially all of the net proceeds have been and are intended to be applied generally toward consummating a Business Combination. The Company’s Units are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

F-5

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company may not submit a proposed initial Business Combination for shareholder approval, unless required by law or stock exchange listing requirements. The Company expects to proceed with a Business Combination if it is approved by the board of directors. If the Company is required to seek shareholder approval in connection with a Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares are voted in favor of the Business Combination. In connection with such a vote, the Company will provide its stockholders with the opportunity to redeem their shares of the Company’s common stock, $0.001 par value (“Common Stock”), upon the consummation of an initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to the Company, divided by the number of then outstanding shares of common stock that were sold as part of the Units in the Initial Public Offering. The per-share amount to be distributed to investors who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company’s officers and directors, and the Sponsor, Daniel Cohen, Betsy Cohen, Frank Mastrangelo, James J. McEntee and DGC Family FinTech Trust (together the “Initial Shareholders”), have agreed, if the Company is required to seek shareholder approval of its Business Combination, to vote shares held by them in favor of approving a Business Combination.

The Company has until August 19, 2016 to consummate a Business Combination. If the Company is unable to consummate a Business Combination by August 19, 2016, the Company will (i) cease all operations except for the purposes of winding up of its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including any portion of the interest earned thereon which was not previously used for working capital or to pay dissolution expenses or taxes, pro rata to the public shareholders by way of redemption of the public shares (which redemption would completely extinguish such holders’ rights as shareholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining shareholders, as part of its plan of dissolution and liquidation.

The Initial Shareholders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to the Founder Shares (as defined in Note 5 below) and the shares underlying the Placement Units (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate a Business Combination by August 19, 2016 and (iii) upon the Company’s liquidation prior to August 19, 2016. The Initial Shareholders have also agreed to waive their redemption rights with respect to any public shares acquired in or after the Initial Public Offering in connection with a Business Combination. However, the Initial Shareholders will be entitled to redemption rights with respect to public shares if the Company fails to consummate a Business Combination or liquidates by August 19, 2016, and Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires in or after the Initial Public Offering. Cantor Fitzgerald has also agreed to waive its rights to its deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination by August 19, 2016 and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, he may not be able to satisfy those obligations should they arise.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its initial Business Combination and it does not conduct redemptions in connection with its initial Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to any shares held in excess of an aggregate of 20% or more of the shares sold in the Initial Public Offering. However, there is no restriction on the Company’s stockholders’ ability to vote all of their shares for or against a Business Combination.

F-6

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the requirements of Form 10-Q and Article 10 of Regulation S-X. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements for the year ended October 31, 2015 contained in the Company’s Annual Report on Form 10-K filed with the SEC on January 26, 2016.

The interim results for the six months ended April 30, 2016 are not necessarily indicative of the results to be expected for the year ending October 31, 2016 or for any future interim periods.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make a comparison of the Company’s financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

F-7

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimates, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of April 30, 2016.

Cash and marketable securities held in Trust Account

The amounts held in the Trust Account are classified as trading securities and, therefore, unrealized gains and losses are included in the current period condensed consolidated statements of operations. As of April 30, 2016, cash and marketable securities held in the Trust Account consisted of $100,074,557 in United States Treasury Bills with a maturity date of 180 days or less.

Common stock subject to possible redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common Stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The Company’s Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at April 30, 2016 and October 31, 2015, the Common Stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of April 30, 2016, there were no amounts accrued for interest and penalties and there were no unrecognized tax benefits. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position over the next twelve months.

F-8

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company may be subject to potential examination by various taxing authorities. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income (loss) per common share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Shares of Common Stock subject to possible redemption at April 30, 2016 and 2015 have been excluded from the calculation of basic income (loss) per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Weighted average shares as of April 30, 2015 exclude an aggregate of 500,000 shares of Common Stock that were forfeited by certain of the Company’s Initial Shareholders on March 29, 2015. The Company has not considered the effect of warrants to purchase 10,300,000 shares of Common Stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted income (loss) per common share is the same as basic income (loss) per common share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account at a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At April 30, 2016, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amount represented in the accompanying consolidated balance sheet, primarily due to their short-term nature.

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

3. INITIAL PUBLIC OFFERING

On February 19, 2015, the Company sold 10,000,000 Units in its Initial Public Offering. Each Unit consists of one share of the Company’s Common Stock and one redeemable common stock purchase warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $12.00 (see Note 8).

4. PRIVATE PLACEMENT

Simultaneously with the consummation of the Initial Public Offering, the Sponsor and Cantor Fitzgerald purchased 300,000 Placement Units (200,000 Placement Units by the Sponsor and 100,000 Placement Units by Cantor Fitzgerald), each consisting of one share of Common Stock (each a “Placement Share”) and one warrant (each, a “Placement Warrant”) to purchase one share of Common Stock exercisable at $12.00 per share, at a price of $10.00 per unit in a private placement. The total purchase price for the Placement Units was $3,000,000. There are no redemption rights or rights to liquidating distributions from the Trust Account with respect to the Placement Shares or Placement Warrants.

The Placement Units and their component securities are the same as the Units sold in the Initial Public Offering and their component securities except that they are not transferable, assignable or salable until 30 days after the consummation of a Business Combination, subject to certain limited exceptions, and the Placement Warrants are not redeemable so long as they are held by the Sponsor, Cantor Fitzgerald or their permitted transferees.

F-9

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 1, 2013, the Company issued an aggregate of 112 shares of Common Stock to certain of the Initial Shareholders for an aggregate purchase price of $112; on July 2, 2014, the Company issued an aggregate of 3,916,555 shares of Common Stock to certain of the Initial Shareholders for an aggregate purchase price of $24,888; and, on January 12, 2015, the Company issued 16,666 shares of Common Stock to the Sponsor for an aggregate purchase price of $250 (collectively, the “Founder Shares”). On March 29, 2015, the underwriter’s overallotment option expired without being exercised, and the Initial Shareholders, pursuant to a written agreement with the Company, forfeited an aggregate of 500,000 Founder Shares.

The Founder Shares are identical to the shares of Common Stock included in the Units sold in the Initial Public Offering, except that (1) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (2) the Initial Shareholders have waived their redemption rights with respect to their Founder Shares (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate a Business Combination by August 19, 2016 and (iii) upon the Company’s liquidation prior to August 19, 2016. If the Company submits an initial Business Combination to the Company’s public shareholders for a vote, the Initial Shareholders have agreed to vote their Founder Shares, any public shares they hold, and in the case of the Sponsor, its Placement Shares, in favor of such Business Combination.

The Initial Shareholders have agreed not to transfer, assign or sell any of their Founder Shares (except to permitted transferees) until (i) with respect to 20% of such shares, upon consummation of a Business Combination, (ii) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, (iii) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, (iv) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and (v) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination or earlier, in any case, if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the Company’s shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of the Company’s board of directors or management team in which the Company is the surviving entity.

The Initial Shareholders and holders of Placement Units are entitled to registration rights as described in Note 6.

F-10

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

5. RELATED PARTY TRANSACTIONS (cont.)

Loan from Sponsor

In order to finance transaction costs in connection with an initial Business Combination, the Sponsor has committed to loan the Company funds as may be required, to a maximum of $750,000. If the Company consummates a Business Combination, the Company will repay such loaned amounts. If the Company does not consummate a Business Combination, the Company may use a portion of any working capital held outside the Trust Account to repay such loaned amounts; however, no proceeds from the Trust Account may be used for such repayment, other than interest income earned thereon. If such funds are insufficient to repay the full amount loaned, the unpaid amounts would be forgiven. Any part or all of such loans may be convertible into additional warrants at $0.75 per warrant (a maximum of 1,000,000 warrants if the full $750,000 is loaned and that amount is converted into warrants) of the post-business combination entity at the option of the lender. The warrants would be identical to the Placement Warrants, as described in Note 8. As of April 30, 2016, the Sponsor advanced the Company $285,000 pursuant to this loan, which is classified as promissory note – related party in the accompanying condensed consolidated balance sheets. In May 2016, the Sponsor advanced the Company an additional $100,000.

6. COMMITMENTS & CONTINGENCIES

Contingent Transaction Fee Arrangement

The Company has entered into a fee arrangement with its legal counsel pursuant to which certain legal fees incurred by the Company in connection with a potential Business Combination will be deferred and become payable only if the Company consummates such potential Business Combination. If the potential Business Combination does not occur, the amount of fees to be paid, if any, will be agreed upon between the Company and the law firm in light of all the facts and circumstances at that point in time. As of April 30, 2016, the amount of these contingent fees was approximately $729,000. Management is unable to determine the amount of legal fees to be paid if a Business Combination is not consummated at this time. To the extent the Merger or another Business Combination is consummated, the Company anticipates incurring a significant amount of additional costs. There can be no assurances that the Company will complete the Merger or any other Business Combination.

Financial Advisory Agreement

In November 2015, the Company entered into an agreement with a financial advisor (“Piper Jaffray”) pursuant to which Piper Jaffray would act as the exclusive financial advisor to the Company in connection with the pending acquisition of FTS. In connection with the agreement, the Company is required to pay Piper Jaffray $50,000 upon execution of the agreement, $50,000 upon the execution of a letter of intent or similar document; and the lesser of (a) $3,500,000 or (b) 1% of the total value ascribed to all of the equity interests in FTS, payable upon the closing of the Merger. To the extent that a definitive agreement is reached but the Merger does not close and the Company is paid a break-up fee, Piper Jaffray shall be paid 50% of the break-up fee paid to the Company up to $2,000,000. As of April 30, 2016, the Company has recorded $100,000 in advisory expenses related to this agreement, which is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Registration Rights

Pursuant to a registration rights agreement entered into on February 12, 2015, the holders of the Founder Shares, as well as the holders of the Placement Units (and any underlying securities) and any warrants that may be issued upon conversion of working capital loans made to the Company by the Sponsor, are entitled to registration rights. The holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses of filing any such registration statements.

The Company has also granted certain registration rights with respect to the Public Warrants and Placement Warrants, as described in Note 8.

F-11

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

6. COMMITMENTS & CONTINGENCIES (cont.)

Underwriting Agreement

The underwriters received an underwriting discount of two percent (2.0%) of the gross proceeds of the Initial Public Offering. In addition, the underwriters are entitled to a deferred fee of five percent (5.0%) of the gross proceeds of the Initial Public Offering; however, the deferred fee will be payable only if the Company completes a Business Combination. If payable, the deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement. In April 2016, the Company and the underwriters agreed to reduce the deferred underwriting fee to four percent (4.0%), or $4,000,000. Accordingly, as of April 30, 2016, the Company recorded a $1,000,000 reduction in deferred underwriting fees, with a corresponding credit recorded to gain on the reduction of deferred underwriting fee payable in the accompanying consolidated statement of operations.

Deferred Legal Fees

The Company has committed to pay its attorneys a deferred legal fee of $125,000 upon the consummation of a Business Combination for services performed in connection with the Initial Public Offering. If no Business Combination is consummated within 18 months of the completion of the Initial Public Offering, the Company will only be obligated to pay $75,000 of such fees, and its attorneys have agreed to waive $50,000 of the $125,000 deferred legal fee.

7. MERGER AGREEMENT

On March 7, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FinTech Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and FTS, which provides for the acquisition of FTS by the Company pursuant to the proposed merger of FTS with and into Merger Sub (the “Merger”).

As a result of the Merger, (i) each outstanding share of FTS Series A Preferred Stock (“FTS Series A Stock”) and each outstanding share of FTS common stock (“FTS Common Stock”) will convert into the right to receive a combination of cash and shares of Common Stock, and (ii) a portion of outstanding options to purchase shares of FTS Common Stock (“FTS Options”) will be cancelled in exchange for the right to receive a cash payment, and the remaining outstanding FTS Options shall be converted into options to receive Common Stock, in each case as calculated pursuant to the terms of the Merger Agreement.

Pursuant to the Merger Agreement, the aggregate consideration to be paid to FTS equity holders will consist of an amount in cash equal to $180,000,000 plus the amount of Excess Cash (as defined in the Merger Agreement) and $170,000,000 in shares of Common Stock, subject to adjustment in accordance with the terms of the Merger Agreement.

Each of FTS, the Company and Merger Sub have made representations, warranties and covenants in the Merger Agreement that are customary for transactions of this nature. The representations and warranties of the Company, Merger Sub and FTS will not survive the closing of the Merger.

The Merger Agreement provides that, upon consummation of the Merger, the Company will enter into a registration rights agreement, shareholders agreement, a letter agreement and employment agreements.

Consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions of the respective parties, including, among others, that (i) the Merger be approved by the Company’s stockholders and FTS’s stockholders; (ii) there has been no material adverse effect with respect to FTS since the date of the Merger Agreement; (iii) the organizational documents of the Company will be amended and restated as described in the Merger Agreement principally to change the name of the Company, increase the authorized number of shares of Common Stock and declassify the Company’s board of directors; and (iv) the Company and Merger Sub will have received the proceeds of the Debt Financing and Equity Financing (each as defined in the Merger Agreement). The Merger Agreement may be terminated at any time prior to the consummation of the Merger (whether before or after the required Company and FTS stockholder votes have been obtained) by mutual written consent of the Company and FTS and in certain other limited circumstances, including if the Merger has not been consummated by July 31, 2016.

F-12

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

8. STOCKHOLDERS’ EQUITY

Preferred Stock—The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001 per share in one or more series. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. At April 30, 2016, there were no preferred shares outstanding.

Common Stock—The Company is authorized to issue 25,000,000 shares of Common Stock with a par value of $0.001 per share. Holders of Common Stock are entitled to one vote for each common share. At April 30, 2016, there were 4,697,140 shares of Common Stock issued and outstanding (excluding 9,036,193 shares of Common Stock subject to possible redemption).

Warrants—The Company did not register the shares of Common Stock issuable upon exercise of the Public Warrants. However, the Company has agreed to use its best efforts to file a registration statement with respect to the Common Stock issuable upon exercise of the Public Warrants within 15 business days of the closing of a Business Combination, and to cause the registration statement to become effective within 60 business days of the closing of a Business Combination, to maintain a current prospectus relating to those shares of Common Stock until the earlier of the date the Public Warrants expire or are redeemed and, the date on which all of the Public Warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available.

Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $12.00 and will become exercisable on the later of (a) 30 days after the consummation of a Business Combination, or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants expire five years after the consummation of a Business Combination or earlier upon redemption or liquidation. On the exercise of any Public Warrant, the Public Warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Public Warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days’ prior written notice after the Public Warrants become exercisable, only in the event that the last sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given. The Company will not redeem the Public Warrants, and the Public Warrants will not be exercisable on a “cashless basis,” unless an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Common Stock is available. However, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants has not been declared effective by the 60th business day following the closing of the Company’s initial Business Combination, warrant holders may exercise the Public Warrants on a cashless basis until such time as there is an effective registration statement. If the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, the Company’s Board of Directors will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

F-13

FINTECH ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2016
(Unaudited)

8. STOCKHOLDERS’ EQUITY (cont.)

The Placement Warrants are the same as the Public Warrants underlying the Units sold in the Initial Public Offering, except that Placement Warrants are not transferable, assignable or salable until 30 days after the consummation of a Business Combination, subject to certain limited exceptions, are exercisable for cash (even if a registration statement covering the Common Stock issuable upon exercise of such Placement Warrants is not effective) or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the Sponsor, Cantor Fitzgerald, or their permitted transferees. If the Placement Warrants are held by someone other than the Sponsor, Cantor Fitzgerald, or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Common Stock at a price below the warrant exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company does not complete a Business Combination in the 18 month period, the warrants may expire worthless.

9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at April 30, 2016 and October 31, 2015, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	April 30, 2016	October 31, 2015
Assets:
Cash and securities held in Trust Account	1	$100,074,557	$99,985,042

10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements are filed for potential recognition or disclosure. Other than as described in Note 5, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-14

Report of Independent Registered Public Accounting Firm

To the Audit Committee of the Board of Directors and Shareholders
of FinTech Acquisition Corp.

We have audited the accompanying balance sheets of FinTech Acquisition Corp. (the “Company”) as of October 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FinTech Acquisition Corp. as of October 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP
New York, NY
January 26, 2016

F-15

FINTECH ACQUISITION CORP.
BALANCE SHEETS

	October 31
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$153,091	$4,738
Prepaid expenses	71,761	—
Total Current Assets	224,852	4,738

Cash and securities held in Trust Account	99,985,042	—
Deferred offering costs	—	221,225
TOTAL ASSETS	$100,209,894	$225,963

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$—	$20,783
Loan from sponsor	—	25,294
Accrued offering costs	—	183,475
Total Current Liabilities	—	229,552
Deferred underwriting fees	5,000,000	—
Deferred legal fees payable	125,000	—
Total Liabilities	5,125,000	229,552

Commitments and Contingencies
Common stock subject to possible redemption, 9,009,837 and 0 shares at redemption value as of October 31, 2015 and 2014, respectively	90,084,893	—

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 5,000,000 authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 25,000,000 shares authorized; 4,723,496 and 3,916,667 shares issued and outstanding (excluding 9,009,837 and 0 shares subject to possible redemption) as of October 31, 2015 and 2014, respectively	4,723	3,917
Additional paid-in capital	5,267,474	21,083
Accumulated deficit	(272,196)	(28,589)
Total Stockholders’ Equity (Deficit)	5,000,001	(3,589)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$100,209,894	$225,963

The accompanying notes are an integral part of the financial statements.

F-16

FINTECH ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	Year Ended October 31,
	2015	2014
Operating costs	$228,649	$28,589
Loss from operations	(228,649)	(28,589)

Other income:
Unrealized loss on securities held in Trust Account	(49,804)	—
Interest income	34,846	—
Net Loss	$(243,607)	$(28,589)

Weighted average shares outstanding, basic and diluted	4,316,202	3,416,667

Basic and diluted net loss per common share	$(0.06)	$(0.01)

The accompanying notes are an integral part of the financial statements.

F-17

FINTECH ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED OCTOBER 31, 2015 AND 2014

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance – November 1, 2013	—	$—	$—	$—	$—

Issuance of common stock to initial shareholders	3,916,667	3,917	21,083	—	25,000

Net loss	—	—	—	(28,589)	(28,589)

Balance – October 31, 2014	3,916,667	$3,917	$21,083	$(28,589)	$(3,589)

Issuance of common stock to Sponsor	16,666	16	234	—	250

Sale of 10,000,000 Units, net of underwriters discount and offering expenses	10,000,000	10,000	92,321,840	—	92,331,840

Sale of 300,000 Placement Units	300,000	300	2,999,700	—	3,000,000

Forfeiture of 500,000 shares of common stock due to underwriter not exercising its over-allotment option	(500,000)	(500)	500	—	—

Common stock subject to redemption	(9,009,837)	(9,010)	(90,075,883)	—	(90,084,893)

Net loss	—	—	—	(243,607)	(243,607)

Balance – October 31, 2015	4,723,496	$4,723	$5,267,474	$(272,196)	$5,000,001

The accompanying notes are an integral part of the financial statements.

F-18

FINTECH ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	Years Ended October 31,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(243,607)	$(28,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on securities held in Trust Account	49,804	—
Interest earned on cash and securities held in Trust Account	(34,846)	—
Changes in operating assets and liabilities:
Prepaid expenses	(71,761)	—
Accounts payable and accrued expenses	(20,783)	20,783
Net cash used in operating activities	(321,193)	(7,806)

Cash Flows from Investing Activities:
Investment of cash and securities held in trust	(100,000,000)	—
Net cash used in investing activities	(100,000,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	250	25,000
Proceeds from sale of Units, net of underwriting discounts paid	98,000,000	—
Proceeds from sale of Placement Units	3,000,000	—
Payment of offering costs	(434,441)	(20,000)
Loan from Sponsor	42,948	7,544
Repayment of loan from Sponsor	(139,211)	—
Net cash provided by financing activities	100,469,546	12,544

Net Change in Cash and Cash Equivalents	148,353	4,738
Cash and Cash Equivalents – Beginning	4,738	—
Cash and Cash Equivalents – Ending	$153,091	$4,738

Noncash Financing Activities:
Payment of offering costs pursuant to loan from Sponsor	$70,969	$17,750
Deferred underwriting fees	$5,000,000	$—
Deferred legal fees	$125,000	$—
Deferred offering costs included in accrued offering costs	$—	$183,475

The accompanying notes are an integral part of the financial statements.

F-19

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FinTech Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on November 1, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets (a “Business Combination”).

The Company has neither engaged in any operations nor generated significant revenue to date. All activity through October 31, 2015 related to the Company’s formation, its Initial Public Offering, which is described below, and identifying a target company for a Business Combination.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on February 12, 2015. The Company consummated the Initial Public Offering of 10,000,000 units (“Units”) at $10.00 per Unit on February 19, 2015, generating gross proceeds of $100,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 300,000 Units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to FinTech Investor Holdings, LLC (the “Sponsor”) and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), the underwriter for the Initial Public Offering, generating gross proceeds of $3,000,000, which is described in Note 4.

Transaction costs amounted to $7,668,160, inclusive of $2,000,000 of underwriting fees, $5,000,000 of deferred underwriting fees payable, and $668,160 of Initial Public Offering costs. As described in Note 6, the $5,000,000 deferred underwriting fee payable is contingent upon the consummation of a Business Combination by August 19, 2016. As described in Note 6, payment of $50,000 of the deferred legal fees payable is also contingent upon the consummation of a Business Combination by August 19, 2016. At October 31, 2015, $153,091 of cash was held outside of the Trust Account (as defined below) and was available for working capital purposes.

Following the closing of the Initial Public Offering on February 19, 2015, an amount of $100,000,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and is invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less; the funds may also be invested in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds held in the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placements Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s Units are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company may not submit a proposed initial Business Combination for shareholder approval, unless required by law or stock exchange listing requirements. The Company expects to proceed with a Business Combination if it is approved by the board of directors. If the Company is required to seek shareholder approval in connection with a Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares are voted in favor of the Business Combination. In connection with such a vote, the Company will provide its stockholders with the opportunity to redeem their shares of the Company’s common stock, $0.001 par value (“Common Stock”), upon the consummation of an initial Business Combination at a per-share price (initially $10.00 per share), payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to the Company, divided by the number of then outstanding shares of common stock that were sold as part of the Units in the Initial Public Offering. The per-share amount to be distributed to investors who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 . The Company’s officers and directors, and the Sponsor, Daniel Cohen, Betsy Cohen, Frank Mastrangelo, James J. McEntee and DGC Family FinTech Trust (together the “Initial Shareholders”), have agreed, if the Company is required to seek shareholder approval of its Business Combination, to vote shares held by them in favor of approving a Business Combination.

F-20

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company has until August 19, 2016 to consummate a Business Combination. If the Company is unable to consummate a Business Combination by August 19, 2016, the Company will (i) cease all operations except for the purposes of winding up of its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including any portion of the interest earned thereon which was not previously used for working capital or to pay dissolution expenses or taxes, pro rata to the public shareholders by way of redemption of the public shares (which redemption would completely extinguish such holders’ rights as shareholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining shareholders, as part of its plan of dissolution and liquidation.

The Initial Shareholders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to the Founder Shares (as defined in Note 5 below) and the shares underlying the Placement Units (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate a Business Combination by August 19, 2016 and (iii) upon the Company’s liquidation prior to August 19, 2016. The Initial Shareholders have also agreed to waive their redemption rights with respect to any public shares acquired in or after the Initial Public Offering in connection with a Business Combination. However, the Initial Shareholders will be entitled to redemption rights with respect to public shares if the Company fails to consummate a Business Combination or liquidates by August 19, 2016, and Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires in or after the Initial Public Offering. Cantor Fitzgerald has also agreed to waive its rights to its deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination by August 19, 2016 and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, he may not be able to satisfy those obligations should they arise.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its initial Business Combination and it does not conduct redemptions in connection with its initial Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to any shares held in excess of an aggregate of 20% or more of the shares sold in the Initial Public Offering. However, there is no restriction on the Company’s stockholders’ ability to vote all of their shares “FOR” or “AGAINST” a Business Combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are prepared in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

F-21

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make a comparison of the Company’s financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimates, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of October 31, 2015 and 2014.

Cash and securities held in Trust Account

At October 31, 2015, the assets held in the Trust Account were held in cash and U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common Stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The Company’s Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at October 31, 2015, the Common Stock subject to possible redemption in the amount of $90,084,893 (or 9,009,837 shares) is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

F-22

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred offering costs

Deferred offering costs consisted principally of legal, accounting and underwriting costs incurred through the balance sheet date that were directly related to the Initial Public Offering. Offering costs amounting to $7,668,160 were charged to stockholder’s equity upon completion of the Initial Public Offering.

Net loss per common share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Shares of Common Stock subject to possible redemption at October 31, 2015 have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. At October 31, 2015 and 2014, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into Common Stock and then share in the earnings of the Company. The Company has not considered the effect of warrants to purchase shares of Common Stock in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of October 31, 2015 and 2014, there were no amounts accrued for interest and penalties and there were no unrecognized tax benefits. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position over the next twelve months.

The Company may be subject to potential examination by various taxing authorities. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account at a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At October 31, 2015 and 2014, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amount represented in the accompanying balance sheet, primarily due to their short-term nature.

F-23

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

3. INITIAL PUBLIC OFFERING

On February 19, 2015, the Company sold 10,000,000 Units in its Initial Public Offering. Each Unit consists of one share of the Company’s Common Stock and one redeemable common stock purchase warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $12.00 (see Note 7).

4. PRIVATE PLACEMENT

Simultaneously with the consummation of the Initial Public Offering, the Sponsor and Cantor Fitzgerald purchased 300,000 Placement Units (200,000 Placement Units by the Sponsor and 100,000 Placement Units by Cantor Fitzgerald), each consisting of one share of Common Stock (each a “Placement Share”) and one warrant (each, a “Placement Warrant”) to purchase one share of Common Stock exercisable at $12.00 per share, at a price of $10.00 per unit in a private placement. The total purchase price for the Placement Units was $3,000,000. There are no redemption rights or rights to liquidating distributions from the Trust Account with respect to the Placement Shares or Placement Warrants.

The Placement Units and their component securities are the same as the Units sold in the Initial Public Offering and their component securities except that they are not transferable, assignable or salable until 30 days after the consummation of a Business Combination, subject to certain limited exceptions, and the Placement Warrants are not redeemable so long as they are held by the Sponsor, Cantor Fitzgerald or their permitted transferees.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 1, 2013, the Company issued an aggregate of 112 shares of Common Stock to certain of the Initial Shareholders for an aggregate purchase price of $112; on July 2, 2014, the Company issued an aggregate of 3,916,555 shares of Common Stock to certain of the Initial Shareholders for an aggregate purchase price of $24,888; and, on January 12, 2015, the Company issued 16,666 shares of Common Stock to the Sponsor for an aggregate purchase price of $250 (collectively, the “Founder Shares”). On March 29, 2015, the underwriter’s overallotment option expired without being exercised, and the Initial Shareholders, pursuant to a written agreement with the Company, forfeited an aggregate of 500,000 Founder Shares.

The Founder Shares are identical to the shares of Common Stock included in the Units sold in the Initial Public Offering, except that (1) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (2) the Initial Shareholders have waived their redemption rights with respect to their Founder Shares (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate a Business Combination by August 19, 2016 and (iii) upon the Company’s liquidation prior to August 19, 2016. If the Company submits an initial Business Combination to the Company’s public shareholders for a vote, the Initial Shareholders have agreed to vote their Founder Shares, any public shares they hold and, in the case of the Sponsor, its Placement Shares, in favor of such Business Combination.

The Initial Shareholders have agreed not to transfer, assign or sell any of their Founder Shares (except to permitted transferees) until (i) with respect to 20% of such shares, upon consummation of a Business Combination, (ii) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, (iii) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, (iv) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and (v) with respect to 20% of such shares, when the closing price of the Company’s Common Stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination or earlier, in any case, if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the Company’s shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of the Company’s board of directors or management team in which the Company is the surviving entity.

The Initial Shareholders and holders of Placement Units are entitled to registration rights as described in Note 6.

F-24

5. RELATED PARTY TRANSACTIONS (cont.)

Loan from Sponsor

In order to finance organizational costs and other costs relating to the Initial Public Offering, the Sponsor committed to loan the Company funds as may be required, to a maximum of $500,000. These loans were non-interest bearing, unsecured and payable on the earlier of March 31, 2015 or the consummation of the Initial Public Offering. An aggregate of $139,211 loans were repaid to the Sponsor upon the consummation of the Initial Public Offering or shortly thereafter. At October 31, 2015, no amounts were due to the Sponsor.

In order to finance transaction costs in connection with an initial Business Combination, the Sponsor has committed to loan the Company funds as may be required, to a maximum of $750,000. If the Company consummates a Business Combination, the Company will repay such loaned amounts. If the Company does not consummate a Business Combination, the Company may use a portion of any working capital held outside the Trust Account to repay such loaned amounts; however, no proceeds from the Trust Account may be used for such repayment, other than interest income earned thereon. If such funds are insufficient to repay the full amount loaned, the unpaid amounts would be forgiven. Any part or all of such loans may be convertible into additional warrants at $0.75 per warrant (a maximum of 1,000,000 warrants if the full $750,000 is loaned and that amount is converted into warrants) of the post-business combination entity at the option of the lender. The warrants would be identical to the Placement Warrants.

6. COMMITMENTS & CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on February 12, 2015, the holders of the Founder Shares, as well as the holders of the Placement Units (and any underlying securities) and any warrants that may be issued upon conversion of working capital loans made to the Company by the Sponsor, are entitled to registration rights. The holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act . In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company . The Company will bear the expenses of filing any such registration statements.

The Company has also granted certain registration rights with respect to the Public Warrants and Placement Warrants, as described in Note 7.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover the overallotments at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters’ overallotment expired on March 29, 2015 and was not exercised.

The underwriters received an underwriting discount of two percent (2.0%) of the gross proceeds of the Initial Public Offering. In addition, the underwriters are entitled to a deferred fee of five percent (5.0%) of the gross proceeds of the Initial Public Offering; however, the deferred fee will be payable only if the Company completes a Business Combination. If payable, the deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

F-25

6. COMMITMENTS & CONTINGENCIES (cont.)

Deferred Legal Fees

The Company has committed to pay its attorneys a deferred legal fee of $125,000 upon the consummation of a Business Combination for services performed in connection with the Initial Public Offering. If no Business Combination is consummated by August 19, 2016, the Company will only be obligated to pay $75,000 of such fees, and its attorneys have agreed to waive $50,000 of the $125,000 deferred legal fee.

7. STOCKHOLDERS’ EQUITY

Preferred Stock—The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001 per share in one or more series. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. At October 31, 2015, there were no preferred shares outstanding.

Common Stock—The Company is authorized to issue 25,000,000 shares of Common Stock with a par value of $0.001 per share. Holders of Common Stock are entitled to one vote for each common share. As a result of the expiration of the underwriter’s over-allotment option without exercise, on March 29, 2015, the Initial Shareholders forfeited an aggregate of 500,000 Founder Shares. At October 31, 2015, there were 4,723,496 shares of Common Stock issued and outstanding (excluding 9,009,837 shares of Common Stock subject to possible redemption).

As of April 6, 2015, holders of the Company’s Units were able to separately trade the Common Stock and warrants included in the Units. Those Units not separated continue to trade on NASDAQ under the symbol “FNTCU” and each of the underlying shares of Common Stock and warrants trade on NASDAQ under the symbols “FNTC” and “FNTCW,” respectively.

Warrants—The Company did not register the shares of Common Stock issuable upon exercise of the Public Warrants. However, the Company has agreed to use its best efforts to file a registration statement with respect to the Common Stock issuable upon exercise of the Public Warrants within 15 business days of the closing of a Business Combination, and to cause the registration statement to become effective within 60 business days of the closing of a Business Combination, to maintain a current prospectus relating to those shares of Common Stock until the earlier of the date the Public Warrants expire or are redeemed and, the date on which all of the Public Warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available.

Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $12.00 and will become exercisable on the later of (a) 30 days after the consummation of a Business Combination, or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants expire five years after the consummation of a Business Combination or earlier upon redemption or liquidation. On the exercise of any Public Warrant, the Public Warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Public Warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days’ prior written notice after the Public Warrants become exercisable, only in the event that the last sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given. The Company will not redeem the Public Warrants, and the Public Warrants will not be exercisable on a “cashless basis,” unless an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Common Stock is available. However, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants has not been declared effective by the 60th business day following the closing of the Company’s initial Business Combination, warrant holders may exercise the Public Warrants on a cashless basis until such time as there is an effective registration statement. If the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

F-26

7. STOCKHOLDERS’ EQUITY (cont.)

If the Company calls the Public Warrants for redemption, the Company’s Board of Directors will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Placement Warrants are the same as the Public Warrants underlying the Units sold in the Initial Public Offering, except that Placement Warrants are not transferable, assignable or salable until 30 days after the consummation of a Business Combination, subject to certain limited exceptions, are exercisable for cash (even if a registration statement covering the Common Stock issuable upon exercise of such Placement Warrants is not effective) or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the Sponsor, Cantor Fitzgerald, or their permitted transferees. If the Placement Warrants are held by someone other than the Sponsor, Cantor Fitzgerald, or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Common Stock at a price below the warrant exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company does not complete a Business Combination by August 19, 2016, the warrants may expire worthless.

F-27

FTS Holding Corporation and Subsidiaries
Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$9,355,825	$3,574,661
Restricted cash	1,805,756	1,603,783
Accounts receivable	18,655,858	15,670,324
Processing assets	7,154,284	6,929,522
Other receivables	1,594,039	1,659,588
Related-party receivables	4,517,616	145,367
Prepaid income taxes	246,295	168,522
Other prepaid expenses	872,250	542,827
Other current assets	1,535,440	1,248,805
Total current assets	45,737,363	31,543,399

Property and equipment, net	5,849,146	6,109,009

Other assets:
Long-term related-party receivables	—	4,140,000
Long-term other receivables	632,666	621,844
Goodwill	40,241,161	40,241,161
Intangible assets, net	56,776,438	63,013,832
Long-term other assets	571,947	242,373
Total assets	$149,808,721	$145,911,618

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,166,609	$2,897,056
Residuals payable	6,520,510	5,642,386
Processing liabilities	8,960,040	8,533,305
Settlement obligation	2,766,679	2,691,569
Accrued expenses	2,054,969	2,247,030
Short-term debt	57,964,989	—
Deferred revenue	1,553,703	1,382,099
Total current liabilities	82,987,499	23,393,445

Long-term liabilities:
Accrued expenses	1,933,115	2,059,011
Long-term debt	—	59,964,989
Deferred tax liability	1,787,216	1,787,216
Total long-term liabilities	3,720,331	63,811,216

Total liabilities	86,707,830	87,204,661

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred Series A stock, par value $0.0001; 20,365,000 shares authorized; 20,364,981 shares issued and outstanding, liquidation value $48,611,210	2,037	2,037
Common stock, par value $0.0001; 36,000,000 shares authorized; 9,291,665 and 9,259,634 shares issued at June 30, 2016 and December 31, 2015, respectively; 8,610,127 and 8,578,096 outstanding at June 30, 2016 and December 31, 2015, respectively	929	926
Additional paid-in capital	89,701,686	88,701,536
Accumulated deficit	(23,520,292)	(26,914,073)
Less: Treasury stock of 681,538 common shares	(3,083,469)	(3,083,469)
Total stockholders’ equity	63,100,891	58,706,957
Total liabilities and stockholders’ equity	$149,808,721	$145,911,618

The accompanying notes are an integral part of these consolidated financial statements.

F-28

FTS Holding Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue	$148,444,489	$112,165,475	$278,453,796	$213,245,113

Cost of services (exclusive of depreciation and amortization shown separately below):
Interchange and pass-through	109,028,037	82,794,946	204,603,312	156,615,003
Other cost of services	23,577,053	16,816,231	43,822,554	32,607,116
Total cost of services	132,605,090	99,611,177	248,425,866	189,222,119
General and administrative	7,208,141	5,982,430	14,353,934	11,596,881
Depreciation	431,639	307,246	853,455	589,358
Amortization of intangibles	4,936,505	4,973,946	10,095,706	9,392,828
Total expenses	145,181,375	110,874,799	273,728,961	210,801,186
Income from operations	3,263,114	1,290,676	4,724,835	2,443,927

Other expense:
Interest expense, net	(452,132)	(298,786)	(872,198)	(570,158)
Other, net	(121,750)	(109,649)	(166,689)	(153,187)
Total other expense	(573,882)	(408,435)	(1,038,887)	(723,345)

Income before income tax provision	2,689,232	882,241	3,685,948	1,720,582
Provision for income taxes	(218,468)	(512,481)	(292,168)	(999,463)
Net income	$2,470,764	$369,760	$3,393,780	$721,119

The accompanying notes are an integral part of these consolidated financial statements.

F-29

FTS Holding Corporation and Subsidiaries
Consolidated Statement of Cash Flows
(Unaudited)

	For the Six Months Ended
	June 30, 2016	June 30, 2015
Operating activities
Net income	$3,393,780	$721,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,949,161	9,982,186
Stock-based compensation expense	848,731	923,157
Related-party loan forgiveness	35,181	—
Relocation loan forgiveness	—	122,108
Agent advance forgiveness	—	14,683
Changes in operating assets and liabilities:
Restricted cash	(201,973)	(379,446)
Accounts receivable	(2,985,534)	(2,545,780)
Processing assets	(224,762)	—
Other receivables	(170,423)	(167,219)
Other prepaid expenses	(329,423)	(441,492)
Other current assets	(616,209)	(873,436)
Accounts payable	269,553	272,750
Residuals payable	878,124	289,820
Processing liabilities	426,735	379,446
Prepaid income taxes	(77,773)	1,438,220
Accrued expenses	(317,957)	(598,442)
Deferred revenue	171,604	969,754
Net cash provided by operating activities	12,048,815	10,107,428

Investing activities
Change in ISO advances	151,800	(16,503)
Purchases of property and equipment	(593,592)	(1,086,595)
Purchases of merchant portfolios and residual buyouts	(2,298,000)	(6,444,187)
Consideration paid for service contracts	—	(100,000)
Advances to related parties	(267,430)	(250,800)
Additions to internally developed software	(1,480,312)	(1,356,021)
Net cash used in investing activities	(4,487,534)	(9,254,106)

Financing activities
Net change in settlement obligation	75,110	—
Borrowings on long-term debt	—	9,200,000
Payments on long-term debt	(2,000,000)	(4,000,000)
Purchase of treasury stock	—	(2,700,000)
Proceeds from stock options exercised	144,773	—
Payment of contingent consideration	—	(3,675,000)
Net cash used in financing activities	(1,780,117)	(1,175,000)

Net increase (decrease) in cash and cash equivalents	5,781,164	(321,678)
Cash and cash equivalents at beginning of year	3,574,661	1,157,567
Cash and cash equivalents at end of year	$9,355,825	$835,889

Supplemental disclosure of cash flow information:
Cash paid for interest	$(862,545)	$(538,341)
Cash paid for income taxes, net of refunds	$(380,000)	$441,774

The accompanying notes are an integral part of these consolidated financial statements.

F-30

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(Unaudited)

June 30, 2016

1. Company Description, Operations, and Basis of Presentation

Company Description and Operations

FTS Holding Corporation (“FTS”) is a holding company that does not have any operations or material assets other than the direct ownership of CardConnect, LLC (“CardConnect”). Prior to January 14, 2015, CardConnect’s legal name was Financial Transaction Services, LLC, which had been doing business as CardConnect since April 2013.

CardConnect, a Delaware limited liability company, is a provider of card-based payment processing services. CardConnect facilitates the exchange of information and funds between merchants’ and cardholders’ financial institutions by providing electronic payment processing services to merchants, including transaction authorization and electronic draft capture, transaction clearing and settlement, merchant accounting and support, and risk management. CardConnect also offers a broad range of technology solutions, including software, services and peripherals.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for fair presentation of the consolidated financial statements of FTS and its subsidiaries as of June 30, 2016 and 2015. The results of operations for the three and six months ended June 30, 2016 and 2015 are not necessarily indicative of the operating results for the full year. It is recommended that these consolidated financial statements be read in conjunction with the consolidated financial statements and related disclosures for the years ended December 31, 2015, 2014 and 2013 in the definitive proxy statement/prospectus filed by FinTech Acquisition Corp. (“FinTech”) with the Securities and Exchange Commission (“SEC”) on July 12, 2016 beginning on pages F-28.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of FTS and its wholly owned subsidiary, CardConnect. All significant intercompany accounts and transactions have been eliminated in consolidation. Collectively, the consolidated group is referred to as “CardConnect.”

3. Income Taxes

CardConnect’s tax provision for interim periods is determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter CardConnect updates its estimate of the annual effective tax rate, and if CardConnect’s estimated tax rate changes, it makes a cumulative adjustment in that period.

F-31

The provision for income taxes for the three and six months ended June 30, 2016 and 2015 and the resulting effective tax rates were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Provision for income taxes	$218,468	$512,481	$292,168	$999,463
Effective tax rate	8.1%	58.1%	7.9%	58.1%

The effective rate for the three months ended June 30, 2016 differs from the federal statutory rate due to the expected decrease of the valuation allowance against our deferred tax assets, which reduced our effective tax rate by 36.6%. This was partially offset by the impact of indefinitely-lived intangible assets and state taxes, which increased our effective tax rate by 6.1% and 2.3%, respectively. The effective rate for the three months ended June 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased our effective tax rate by 16.7% and 2.5%, respectively. The effective rate for the six months ended June 30, 2016 differs from the federal statutory rate due to the expected decrease of the valuation allowance against our deferred tax assets, which reduced our effective tax rate by 36.6%. This was partially offset by the impact of indefinitely-lived intangible assets and state taxes, which increased our effective tax rate by 6.1% and 2.3%, respectively. The effective rate for the six months ended June 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased our effective tax rate by 16.7% and 2.5%, respectively.

CardConnect regularly evaluates its tax positions for additional unrecognized tax benefits and associated interest and penalties, if applicable. There are many factors that are considered when evaluating these tax positions including: interpretation of tax laws, recent tax litigation on a position, past audit or examination history, and subjective estimates and assumptions, which have been deemed reasonable by management. CardConnect does not expect any material changes to unrecognized tax benefits in the next twelve months. At June 30, 2016 and 2015, the reserve for unrecognized tax benefits related to uncertain tax positions was $221,584 and $116,258, respectively.

4. Commitments and Contingencies

CardConnect is party to a contract with First Data Merchant Services Corporation (“FDMS”), under which FDMS provides services related to transaction processing and transmittal, transaction authorization, and data capture and access to reporting tools. The contract expires on December 31, 2021, with successive renewal options of two years. CardConnect is required to pay minimum services fees equal to 70% of the prior year’s services fees paid to FDMS. The minimum services fee to be paid to FDMS in 2016 is $8,725,735.

CardConnect is party to a contract with TSYS Acquiring Solutions, LLC (“TSYS”), under which TSYS provides merchant authorization, accounting and clearing services. The contract expires on October 31, 2020, with successive renewal options of two years. CardConnect is required to pay minimum services fees each month of the contract equal to the greater of the contractually agreed upon amount for each processing year or 70% of the average monthly volume over the last three months of the prior processing year. The minimum services fees to be paid to TSYS in 2016, 2017, 2018, 2019 and 2020 are $1,209,477, $1,220,000, $1,350,000, $1,550,000 and $1,500,000, respectively.

CardConnect is involved in ordinary course legal proceedings, which include all claims, lawsuits, investigations and proceedings, including unasserted claims, which are probable of being asserted, arising in the ordinary course of business. CardConnect has considered all such ordinary course legal proceedings in formulating its disclosures and assessments. In the opinion of CardConnect, based on consultations with outside counsel, material losses are not considered reasonably possible in connection with these ordinary course legal proceedings.

F-32

CardConnect leases office equipment and office space under operating agreements expiring through 2023. Rent expense on operating leases is recorded on a straight-line basis over the term of the lease agreement. Substantially all of the leases require CardConnect to pay maintenance, insurance, and property taxes. Future minimum lease payments for all non-cancelable leases for the remainder of 2016 and the next five fiscal years are as follows:

For the Fiscal Year Ending December 31,
2016	$902,893
2017	1,766,850
2018	1,740,587
2019	1,647,248
2020	1,620,416
2021	1,659,409
Thereafter	3,439,881
$12,777,284

5. Segments

CardConnect’s core business is providing Merchant Acquiring Services to Small and Medium sized Businesses (“SMB”). CardConnect also provides services to larger Enterprise customers that primarily utilize sophisticated Enterprise Resource Planning (“ERP”) systems to manage their business. These services are primarily ERP integration services utilizing CardConnect’s secure hosted payment gateway, and may also include secure, point-to-point encryption (“P2PE”) payment terminals and acceptance devices. CardConnect also provides Merchant Acquiring services to certain of its Enterprise customers. Merchant Acquiring services provided to both SMB and Enterprise customers are aggregated for financial reporting purposes in the Merchant Acquiring segment, as they both provide processing services related to bankcard transactions, exhibit similar economic characteristics, and share the same systems to provide services. The Enterprise Services business activity does not meet applicable materiality thresholds for separate segment disclosure but is included as the primary component of an “all other” category under GAAP as set forth below. The other category also includes corporate overhead expenses and non-recurring charges unrelated to Merchant Acquiring Services and Enterprise Services.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Merchant Acquiring Services	$146,688,051	$111,292,985	$274,768,907	$211,553,845
Other	1,756,438	872,490	3,684,889	1,691,268
	148,444,489	112,165,475	278,453,796	213,245,113

Income/(loss) from operations
Merchant Acquiring Services	3,575,773	1,877,496	5,506,335	3,506,882
Other	(312,659)	(586,820)	(781,500)	(1,062,955)
	3,263,114	1,290,676	4,724,835	2,443,927

Cost of services (exclusive of depreciation and amortization)
Merchant Acquiring Services	131,985,683	99,521,173	246,877,691	189,049,696
Other	619,407	90,004	1,548,175	172,423
	132,605,090	99,611,177	248,425,866	189,222,119

General and administrative
Merchant Acquiring Services	5,845,602	4,730,202	11,610,021	9,272,972
Other	1,362,539	1,252,228	2,743,913	2,323,909
	7,208,141	5,982,430	14,353,934	11,596,881

Amortization expense
Merchant Acquiring Services	4,888,480	4,916,674	9,999,656	9,278,285
Other	48,025	57,272	96,050	114,543
	4,936,505	4,973,946	10,095,706	9,392,828

Interest expense, net
Merchant Acquiring Services	452,132	298,786	872,198	570,158
Other	—	—	—	—
	452,132	298,786	872,198	570,158

F-33

6. Subsequent Events

On July 29, 2016 (the “Closing Date”), FTS consummated the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 7, 2016, as amended June 24, 2016, by and among FinTech, FinTech Merger Sub, Inc., a wholly owned subsidiary of FinTech (“Merger Sub”), and FTS. The Merger Agreement provided for the acquisition of CardConnect by FinTech pursuant to the merger of FTS with and into Merger Sub (the “Merger”). FinTech acquired CardConnect for aggregate consideration of approximately $179 million in cash (including approximately $2 million of “Excess Cash” as defined in the Merger Agreement) and $173 million in FinTech common stock. The cash portion of the consideration was funded by a combination of cash held in trust by FinTech, borrowings under a new $100 million first lien credit facility and a $40 million second lien secured credit facility, and $30 million in equity financing. In connection with the closing of the Merger, the company changed its name from FinTech Acquisition Corp. to CardConnect Corp. and Merger Sub changed its name to FTS Holding Corporation. As a result of the completion of the transaction, CardConnect Corp. became a public company.

Existing Credit Facilities

In connection with the Merger, we repaid and terminated our existing revolving credit facility and entered into a new first lien credit facility and second lien credit facility. At consummation of the Merger, the outstanding balance under our existing revolving credit facility was $57,964,989.

New Credit Facilities

In connection with the Merger, on the Closing Date, the Company, through Merger Sub, entered into a credit agreement with BMO Harris Bank N.A. (“BMO”), acting as administrative agent for a group of lenders, for a first lien credit facility, and entered into a second lien credit agreement with Babson Capital Finance LLC, also acting as administrative agent for a group of lenders, for a second lien term loan facility. Each facility is guaranteed by the Company and its two indirect wholly-owned subsidiaries, CardConnect, LLC and Princeton Payment Solutions, LLC and secured by a pledge of all of the assets of the Company and its subsidiaries.

First Lien Credit Facility

The first lien facility consists of the following:

●	a $30 million senior secured first lien revolving credit facility, with a $10 million sublimit for issuance of standby letters of credit and a $5 million sublimit for swing line loans; and

●	a $100 million senior secured first lien term credit facility.

The first lien facility permits the Company to increase the first lien facilities by up to $35 million (less amounts obtained from the related expansion feature under the second lien facility), subject to customary restrictions and conditions, including compliance with specified leverage ratios (as described below).

F-34

The first lien facility matures five years from the Merger closing date and bears interest at rates based either on the three-month London Interbank Offered Rate, or LIBOR, plus a margin of between 2.00% and 3.50%, or, at the Company’s option, BMO’s base rate plus a margin of between 1.00% and 2.50%, with the margin in each case depending upon consolidated total net leverage ratios (described below). The term loan portion of the first lien facility will amortize $1.25 million per quarter beginning with the quarter ending December 31, 2016 through the quarter ending September 30, 2018; thereafter $1.875 million per quarter through the quarter ending September 30, 2020; and finally $2.5 million per quarter through the quarter ending June 30, 2021.

The Company may prepay the first lien credit facilities, without premium. The first lien credit facilities require mandatory prepayments, without premium, in the following amounts:

●	100% of the net cash proceeds of (i) sales of assets not in the ordinary course of business, (ii) sales of debt securities, and (iii) casualty or condemnation events (subject to specified thresholds and exceptions, including permitted reinvestment periods); and

●	75% of “Excess Cash Flow,” as defined in Exhibit E to the first lien credit agreement which is included as an exhibit to this report, with a reduction to 50% if the total net leverage ratio for the fiscal year is 3.00 to 1.00, and a reduction to 25% if such ratio is 2.50 to 1.00.

The first lien credit agreement contains covenants that are usual and customary for loans of this type, including affirmative and operational covenants and restrictive covenants regarding, among other matters, incurrence of debt, incurrence of liens, investments (including an aggregate cumulative limit of $100 million plus the “available amount” (generally, the proceeds of equity raised plus the balance available above the “Excess Cash Flow” used for prepayments, less amounts used as otherwise permitted by the first lien facility, including other acquisitions, dividends and debt repayments) on acquisitions in excess of $10 million during the term of the first lien facilities), mergers, dispositions and specified uses of cash (including payment of dividends and distributions). The definitive credit agreement also contains covenants requiring the Company to maintain:

●	a minimum fixed charge coverage ratio of 1.25 to 1.00;

●	a maximum first lien leverage ratio of 3.50 to 1.00, reducing periodically until the ratio becomes 2.50 to 1.00 for quarters following June 30, 2018; and

●	a maximum total net leverage ratio of 4.75 to 1.00, reducing periodically until the ratio becomes to 3.50 to 1.00 for quarters after June 30, 2019.

In general, the “fixed charge coverage ratio” is defined as the ratio of EBITDA (less unfinanced capital expenditures, cash taxes and restricted payments, as defined) to the sum of scheduled debt principal payments over the most recently ended four quarters; the “first lien leverage ratio” is defined as the ratio of senior secured debt (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended; and the “total leverage ratio” is defined as the ratio of consolidated indebtedness (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended, with EBITDA to be determined on a pro forma basis.

Second Lien Credit Facility

The second lien facility consists of a $40 million senior secured second lien term loan which has a $35 million expansion feature similar to, and coordinated with, the expansion feature of the first lien financing such that the maximum aggregate expansion for both such financings cannot exceed $35 million. The second lien facility matures six years from the Merger closing date and bears interest at LIBOR plus 9.50% (with a LIBOR floor of 1.00%) or, at our option, the Base Rate (generally, the Wall Street Journal “prime rate”) plus 8.50% (with a base rate floor of 2.00%). The second lien facility does not amortize and may not be prepaid prior to the payment in full of the first lien facilities, notwithstanding the foregoing, the Company is permitted to make payments under the second lien facility out of the “available amount” (as defined under the first lien facility). If voluntary prepayments (in addition to those allowed to be made from the available amount) become permitted (following payment of the first lien facilities in full), there will be a prepayment fee of 2% of the outstanding loan amount during the first loan year, 1% of the outstanding loan amount in the second loan year and no prepayment fee thereafter. Mandatory prepayments are the same as under the first lien facilities but are conditioned on the prior repayment in full of the first lien facilities. The representations and covenants in the second lien facility are the same as those for the first lien facility, modified to reflect the second lien status of the second lien facility, except that the minimum fixed charge coverage ratio is 1.00 to 1.00, the maximum total leverage ratio is 5.50 to 1.50, reducing periodically until it becomes 4.25 to 1.00 for quarters subsequent to June 30, 2019, and there is no first lien leverage ratio requirement.

F-35

Series A Preferred Stock Offering

On the Closing Date, in connection with the partial financing of the Merger, FinTech issued 1,500,000 shares of FinTech’s newly created Series A Preferred Stock (the “Preferred Stock”) and (b) 480,544 shares of common stock (the “Common Stock” and, together with the Preferred Stock, the “Shares”) to Falcon Strategic Partners V, LP (“Series A Purchaser”) in a private placement pursuant to the previously disclosed Securities Purchase Agreement (the “Purchase Agreement”) with the Series A Purchaser dated June 23, 2016. FinTech sold the Shares to the Series A Purchaser in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC.

The aggregate purchase price for the Shares was $37.5 million, of which FinTech used $30.0 million to pay a portion of the cash consideration for the Merger, repay CardConnect’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed by FinTech in a separate account for use in funding the first two years of cash dividends on the Preferred Stock.

The Preferred Stock has an aggregate liquidation preference of $37.5 million plus all unpaid dividends. During the first two years following issuance, dividends accrue at 11.43% per annum, compounding quarterly, of which 10.0% will be payable in cash and 1.43% will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control (as defined below). Thereafter, dividends accrue at 13.40% per annum, compounding quarterly, all of which will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control.

The Preferred Stock is redeemable, at the Series A Purchaser’s option, beginning seven years following the date of issuance (the “Mandatory Redemption Date”) at a price equal to the then aggregate liquidation preference of the outstanding Preferred Stock. The Company has the right (the “Optional Redemption Right”) to redeem the Preferred Stock beginning three and a half years following the date of issuance. The redemption price (the “Redemption Price”) will be 102% of the liquidation preference if the redemption occurs during the first redemption year, 101% of the liquidation preference if the redemption occurs during the second redemption year, and 100% of the liquidation value thereafter.

If on the Mandatory Redemption Date any shares of Preferred Stock remain outstanding, the dividend rate on the outstanding shares of Preferred Stock will increase by 1.0% per annum, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period thereafter. In addition, if at any time, (1) the ratio of the Company’s indebtedness (including for this purpose, the liquidation preference of the Preferred Stock) to its 12 month trailing EBITDA, on a pro forma basis, exceeds 7.7x, or (2) there is a payment or financial covenant default under the Company’s first lien credit facility (each, a “Trigger Event”), the dividend rate on the outstanding shares of Preferred Stock will increase upon the occurrence of the Trigger Event by the greater of (A) any increase in the interest rate of the Company’s second lien term loan credit facility or (B) 1.0%, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period. Any such additional rate increase described in the prior sentence shall remain in effect until the default or Trigger Event has been cured, resolved or waived by the applicable party.

In addition, upon certain “Changes of Control” (as defined in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”)), if the holders of at least 66 2/3% of the outstanding shares of Preferred Stock request redemption of the Preferred Stock, the Company must repurchase all outstanding Preferred Stock at a price equal to the then-applicable Redemption Price, or, if the Change of Control occurs during the period when the Company is not permitted to exercise its Optional Redemption Right, at a price equal to the liquidation preference of the Preferred Stock plus a “make whole” premium. The “make whole” premium is equal to the total value of the Preferred Stock dividends that would otherwise have been payable during the period prior to the commencement of the Company’s Optional Redemption Right, discounted at the rate applicable to U.S. Treasury bills or notes of similar duration plus 50 basis points, plus 2.0%.

F-36

The Preferred Stock is non-voting; however, the following actions will require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	Changes to the Company’s charter or bylaws that adversely affect the powers, preferences, or rights of the Preferred Stock.

●	Issuances of additional shares of Preferred Stock or equity securities of the Company senior to, or parri passu with, the Preferred Stock, or issuances of capital stock by any subsidiary of the Company other than issuances to the Company or a wholly-owned subsidiary of the Company.

●	Reclassifications, alterations or amendments to any existing security of the Company that is junior to the Preferred Stock in a way that would make such security senior to, or parri passu with, the Preferred Stock.

●	Purchases or redemptions of, or distributions on, any capital stock of the Company other than the Preferred Stock, and other than certain specified redemptions of the Company’s common stock.

●	Issuances of any debt security or the incurrence of indebtedness for borrowed money and capital leases, other than certain permitted indebtedness, that (a) would result in the ratio of the Company’s indebtedness to its trailing 12 month adjusted EBITDA, on a pro forma basis, exceeding 6.0x for the first 12 months following the issuance of the Preferred Stock, and exceeding 5.5x thereafter, or (b) includes terms that could prohibit the Company from paying the cash dividends payable on the Preferred Stock.

●	Affiliate transactions resulting in payments of more than $150,000 per year, subject to certain specified exceptions.

●	Changes in the Company’s tax status.

●	Consummation of a Change of Control pursuant to which the consideration payable to the Company’s stockholders would be allocated in a manner other than as set forth in the Certificate of Designation.

If any shares of Preferred Stock are outstanding following the Mandatory Redemption Date, or if at any time the ratio of the Company’s total indebtedness (including for these purposes the liquidation preference of the outstanding shares of Preferred Stock less any accumulated dividends on the Preferred Stock) to its trailing 12 month adjusted EBITDA, on a pro forma basis, exceeds 7.7x, then the following actions will also require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	A sale, in one or more transactions, of in excess of 27.5% of the Company’s consolidated net assets, except pursuant to a directed sale of assets in connection with a foreclosure by the lenders under the Company’s first lien credit facility.

●	The liquidation, dissolutions or winding up of the Company’s business and affairs, a voluntary filing for bankruptcy, reorganization, insolvency or other relief from creditors, or an assignment for the benefit of creditors other than as contemplated by the definitive agreements for the Company’s first lien credit facility.

●	The issuance of equity securities below fair market value other than in an underwritten public offering or in a private placement in which at least a majority of the securities are purchased by persons or entities that are not affiliates of the Company.

Related Party Transactions

In connection with the Merger, $4,031,887 of related party receivables was repaid to the Company.

Residual Buyout

On July 29, 2016, CardConnect entered into a portfolio purchase agreement with an existing sales agent. Consideration of $4,040,000 was paid, in cash, on August 2, 2016.

F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of FTS Holding Corporation

We have audited the accompanying consolidated balance sheets of FTS Holding Corporation and Subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2015, 2014, and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FTS Holding Corporation and Subsidiaries, as of December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for the years ended December 31, 2015, 2014, and 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
New York, NY
May 4, 2016

F-38

FTS Holding Corporation and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$3,574,661	$1,157,567
Restricted cash	1,603,783	190,715
Accounts receivable	15,670,324	10,172,585
Processing assets	6,929,522	—
Other receivables	1,659,588	960,770
Related-party receivables	145,367	325,470
Prepaid income taxes	168,522	1,444,964
Other prepaid expenses	542,827	516,148
Other current assets	1,248,805	500,694
Deferred tax asset	—	111,749
Total current assets	31,543,399	15,380,662

Property and equipment, net	6,109,009	2,531,221

Other assets:
Long-term related-party receivables	4,140,000	3,675,000
Long-term other receivables	621,844	462,289
Goodwill	40,241,161	31,481,161
Intangible assets, net	63,013,832	57,161,316
Long-term other assets	242,373	275,842
Total assets	$145,911,618	$110,967,491

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,897,056	$781,706
Residuals payable	5,642,386	4,644,566
Processing liabilities	8,533,305	190,715
Settlement obligation	2,691,569	—
Accrued expenses	2,247,030	1,713,761
Deferred revenue	1,382,099	857,040
Contingent consideration	—	3,675,000
Total current liabilities	23,393,445	11,862,788

Long-term liabilities:
Accrued expenses	2,059,011	1,791,641
Long-term debt	59,964,989	36,764,989
Deferred tax liability	1,787,216	2,200,123
Total long-term liabilities	63,811,216	40,756,753

Total liabilities	87,204,661	52,619,541

Commitments and contingencies (Note 13)	—	—

Stockholders’ equity:
Preferred Series A stock, par value $0.0001; 20,365,000 shares authorized; 20,364,981 shares issued and outstanding, liquidation value $48,611,210	2,037	2,037
Common stock, par value $0.0001; 36,000,000 shares authorized; 9,259,634 shares issued; 8,578,096 and 9,118,096 outstanding at December 31, 2015 and 2014, respectively	926	926
Additional paid-in capital	88,701,536	86,815,013
Accumulated deficit	(26,914,073)	(28,086,557)
Less: Treasury stock of 681,538 and 141,538 common shares at December 31, 2015 and 2014, respectively	(3,083,469)	(383,469)
Total stockholders’ equity	58,706,957	58,347,950

Total liabilities and stockholders’ equity	$145,911,618	$110,967,491

The accompanying notes are an integral part of these consolidated financial statements.

F-39

FTS Holding Corporation and Subsidiaries
Consolidated Statements of Operations

	Year Ended December 31,
	2015	2014	2013
Revenue	$458,647,940	$389,984,773	$348,904,726

Cost of services (exclusive of depreciation and amortization shown separately below):
Interchange and pass-through	338,005,409	283,669,202	251,184,948
Other cost of services	71,072,379	62,273,307	59,075,982
Total cost of services	409,077,788	345,942,509	310,260,930
General and administrative	25,366,084	25,970,058	20,565,760
Depreciation	1,187,567	870,136	684,188
Amortization of intangibles	19,174,968	18,544,472	19,405,973
Change in contingent earnout obligations	—	770,854	(24,550)
Total expenses	454,806,407	392,098,029	350,892,301
Income (loss) from operations	3,841,533	(2,113,256)	(1,987,575)

Other expense:
Interest expense, net	(1,203,948)	(1,153,448)	(1,304,160)
Other, net	(81,324)	(145,702)	(173,384)
Total other expense	(1,285,272)	(1,299,150)	(1,477,544)

Income (loss) before income tax provision	2,556,261	(3,412,406)	(3,465,119)
Provision for income taxes	(1,383,777)	(8,598,495)	1,312,796
Net income (loss)	$1,172,484	$(12,010,901)	$(2,152,323)

The accompanying notes are an integral part of these consolidated financial statements.

F-40

FTS Holding Corporation and Subsidiaries
Consolidated Statements of Stockholders’ Equity

	Preferred Stock – Series A		Common Stock		Additional Paid-In	Accumulated	Treasury	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Equity
Balances, December 31, 2012	20,364,981	$2,037	9,086,688	$921	$83,104,664	$(13,923,333)	(283,794)	$68,900,495
Common stock issued	—	—	42,350	4	199,680	—	—	199,684
Stock-based compensation	—	—	—	—	1,563,124	—	—	1,563,124
Repurchase of common stock	—	—	(19,157)	—	—	—	(99,675)	(99,675)
Net loss	—	—	—	—	—	(2,152,323)	—	(2,152,323)
Balances, December 31, 2013	20,364,981	2,037	9,109,881	925	84,867,468	(16,075,656)	(383,469)	68,411,305
Common stock issued	—	—	8,215	1	39,843	—	—	39,844
Stock-based compensation	—	—	—	—	1,907,702	—	—	1,907,702
Net loss	—	—	—	—	—	(12,010,901)	—	(12,010,901)
Balances, December 31, 2014	20,364,981	$2,037	9,118,096	$926	$86,815,013	$(28,086,557)	$(383,469)	$58,347,950
Stock-based compensation	—	—	—	—	1,886,523	—	—	1,886,523
Repurchase of common stock	—	—	(540,000)	—	—	—	(2,700,000)	(2,700,000)
Net income	—	—	—	—	—	1,172,484	—	1,172,484
Balances, December 31, 2015	20,364,981	2,037	8,578,096	926	88,701,536	(26,914,073)	(3,083,469)	58,706,957

The accompanying notes are an integral part of these consolidated financial statements.

F-41

FTS Holding Corporation and Subsidiaries
Consolidated Statement of Cash Flows

	Year Ended December 31,
	2015	2014	2013
Operating activities
Net income (loss)	$1,172,484	$(12,010,901)	$(2,152,323)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in fair value of contingent consideration, net	—	770,854	(24,550)
Depreciation and amortization	20,362,535	19,414,608	20,090,161
Stock-based compensation expense	1,886,523	1,907,702	1,563,124
Relocation loan forgiveness	152,583	331,550	393,601
Agent advance forgiveness	—	153,479	156,395
Deferred taxes	(301,157)	7,888,807	(2,105,803)
Amortization of deferred loan fees	—	—	80,668
Loss on disposal of assets	26,835	279,854	233,076
Common stock issued for services	—	28,750	—
Changes in operating assets and liabilities:
Restricted cash	(1,413,068)	—	—
Accounts receivable	(5,497,739)	(182,365)	(1,475,018)
Processing assets	(6,929,522)	—	—
Other receivables	(1,334,172)	(183,086)	846,803
Other prepaid expenses	(26,679)	(124,653)	3,369
Other current assets	(714,642)	(125,910)	(1,726)
Accounts payable	2,115,350	506	395,482
Residuals payable	997,820	456,764	483,020
Processing liabilities	6,971,979	—	—
Prepaid income taxes	1,276,442	755,433	(229,334)
Contingent consideration paid in excess of acquisition date fair value	—	(255,518)	(495,047)
Accrued expenses	800,639	727,182	36,674
Deferred revenue	525,059	(150,387)	433,237
Net cash provided by operating activities	20,071,270	19,682,669	18,231,809

Investing activities
Change ISO advances	293,248	(264,573)	(2,050,362)
Purchases of property and equipment	(4,765,355)	(1,114,498)	(1,369,452)
Purchases of merchant portfolios and residual buyouts	(6,779,396)	(4,792,843)	(3,552,786)
Acquisitions, net of $1,345,370, – and – cash acquired	(22,654,630)	—	(1,120,000)
Consideration paid for service contracts	(200,000)	(100,000)	(300,000)
Advances to related parties	(437,480)	(706,000)	(3,025,000)
Additions to internally developed software	(2,627,132)	(3,019,956)	(2,899,347)
Net cash used in investing activities	(37,170,745)	(9,997,870)	(14,316,947)

Financing activities
Net change in settlement obligation	2,691,569	—	—
Borrowings on long-term debt	33,200,000	1,125,000	2,000,000
Payments on long-term debt	(10,000,000)	(9,000,000)	(2,000,000)
Purchase of treasury stock	(2,700,000)	—	(99,675)
Payment of contingent consideration	(3,675,000)	(909,075)	(4,188,361)
Net cash provided by (used in) financing activities	19,516,569	(8,784,075)	(4,288,036)

Net increase (decrease) in cash and cash equivalents	2,417,094	900,724	(373,174)
Cash and cash equivalents at beginning of year	1,157,567	256,843	630,017
Cash and cash equivalents at end of year	$3,574,661	$1,157,567	$256,843

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,142,310	$1,132,939	$1,245,424
Cash paid for income taxes, net of refunds	$294,599	$(9,545)	$1,020,602

Supplemental disclosure of non-cash investing and financing activity:
Change in ISO advances	$(207,291)	$(400,000)	$(1,813,333)
Purchases of merchant portfolios and residual buyouts	$207,291	$411,094	$2,432,172
Common stock issued for services	$—	$(11,094)	$(199,684)

The accompanying notes are an integral part of these consolidated financial statements.

F-42

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

1. Company Description, Operations, and Basis of Presentation

Company Description and Operations

FTS Holding Corporation (“FTS”) is a holding company that does not have any operations or material assets other than the direct ownership of CardConnect, LLC (“CardConnect”). Prior to January 14, 2015, CardConnect’s legal name was Financial Transaction Services, LLC, which had been doing business as CardConnect since April 2013.

CardConnect, a Delaware limited liability company, is a provider of card-based payment processing services. CardConnect facilitates the exchange of information and funds between merchants’ and cardholders’ financial institutions by providing electronic payment processing services to merchants, including transaction authorization and electronic draft capture, transaction clearing and settlement, merchant accounting and support, and risk management. CardConnect also offers a broad range of technology solutions, including software, services and peripherals.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of FTS Holding Corporation and its wholly owned subsidiary, CardConnect. All significant intercompany accounts and transactions have been eliminated in consolidation. Collectively, the consolidated group is referred to as “CardConnect.”

Estimates

The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates include, but are not limited to, the value of purchase consideration of acquisitions, goodwill and intangible asset impairment review, revenue recognition for multiple element arrangements, loss reserves, assumptions used in the calculation of stock-based compensation and in the calculation of income taxes, and certain tax assets and liabilities as well as the related valuation allowances. Actual results could differ from those estimates.

Revenue Recognition and Deferred Revenue

Card processing revenues are generated by CardConnect from fees charged to merchants for card-based processing services. Merchants are charged various rates, which are dependent upon various factors including the type of bankcard, card brand, merchant charge volume, the merchant’s industry and the merchant’s risk profile. Fees principally consist of discount fees, which are a percentage of the dollar amount of each credit or debit transaction and transaction fees, which are fixed per transaction. Card processing revenues are also derived from a variety of service fees, including fees for monthly minimum charge volume requirements, statement fees, annual fees, and fees for other miscellaneous services, including handling chargebacks. Discount and other fees related to payment transactions are recognized as revenue at the time the merchants’ transactions are processed.

Card processing revenues are recognized at the time merchant transactions are processed on a gross basis equal to the full amount of the discount charged to the merchant as CardConnect is the primary obligor and has latitude in establishing price. Interchange and pass-through includes interchange fees paid to card-issuing banks and assessments paid to payment card associations. Interchange fees are set by Visa and MasterCard based on transaction processing volume and are recognized at the time merchant transactions are processed.

F-43

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

Revenues from sales of CardConnect’s technology solutions are recognized when they are realized or realizable and earned. Revenue is considered realized and earned when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; and collection of the resulting receivable is reasonably assured. Contractual arrangements are evaluated for indications that multiple element arrangements may exist including instances where more-than-incidental software deliverables are included. Arrangements may contain multiple elements, such as hardware, software products, maintenance, and professional installation and training services. Revenues are allocated to each element based on the selling price hierarchy. The selling price for a deliverable is based on vendor specific objective evidence (“VSOE”) of selling price, if available, third party evidence (“TPE”) if VSOE of selling price is not available, or estimated selling price (“ESP”) if neither VSOE or selling price nor TPE is available. CardConnect establishes ESP, based on the judgment of CardConnect’s management, considering internal factors such as margin objectives, pricing practices and controls, customer segment pricing strategies and the product life cycle. In arrangements with multiple elements, CardConnect determines allocation of the transaction price at inception of the arrangement based on the relative selling price of each unit of accounting.

In multiple element arrangements where more-than-incidental software deliverables are included, CardConnect applied the residual method to determine the amount of software license revenues to be recognized. Under the residual method, if fair value exists for undelivered elements in a multiple-element arrangement, such fair value of the undelivered elements is deferred with the remaining portion of the arrangement consideration recognized upon delivery of the software license or services arrangement. CardConnect allocates the fair value of each element of a software related multiple-element arrangement based upon its fair value as determined by VSOE, with any remaining amount allocated to the software license. If evidence of the fair value cannot be established for the undelivered elements of a software arrangement then the entire amount of revenue under the arrangement is deferred until these elements have been delivered or objective evidence can be established. These amounts are included in deferred revenue in the consolidated balance sheets.

Cost of Services

Cost of services consists of interchange and pass-through and other cost of services. Interchange and pass-through consists of interchange fees, dues and assessment, debit network fees and other pass-through costs. Other cost of services primarily consists of residual payments to independent sales organizations. The residual payments represent commissions paid to sales groups based upon a percentage of the net revenues generated from merchant referrals. Other cost of services also includes merchant supplies and service expenses, bank processing costs and other third-party processing costs directly attributable to payment processing and related services to merchants.

Cash and Cash Equivalents

For purposes of reporting cash flows, CardConnect considers cash on hand, checking accounts, and savings accounts to be cash and cash equivalents. At times, the balances in these accounts may exceed federally insured limits. Cash equivalents are defined as financial instruments readily transferrable into cash with a maturity less than 90 days.

Restricted Cash

Restricted cash consists of processing-related cash collected from bankcard networks that has not been funded to CardConnect’s merchants and merchant deposits. Processing-related cash is generally paid to CardConnect’s merchants within two business days. Merchant deposits are funds held from merchants to offset potential chargebacks, adjustments, and fees. The timing of the payment of these fees is generally within one year.

Accounts Receivable

Accounts receivable consists primarily of amounts due from merchants for discount fees net of interchange fees, monthly statement fees and other merchant revenue, as required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, Offsetting, on transactions processed during the month ending on the balance sheet date. In addition to receivables for transaction fees CardConnect charges its merchants for processing transactions, accounts receivable includes amounts resulting from CardConnect’s practice of advancing interchange fees to most of its merchants during the month. Accounts receivable are typically received within 30 days following the end of each month. Accounts receivable also includes amounts due from sales of CardConnect’s technology solutions. Management has determined an allowance for doubtful accounts is not necessary as of December 31, 2015 and 2014.

F-44

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

Processing Assets

Processing assets consists of amounts due from the bankcard networks. These amounts are recovered the next business day following the date of processing the transaction.

Inventory

Inventory consists primarily of Point-of-Sale (“POS”) terminal equipment held for sale and is valued at the lower of cost or market price. Inventory was $993,595 and $222,529 at December 31, 2015 and 2014, respectively, and is included in other current assets on the consolidated balance sheets.

Property and Equipment

Expenditures for new long-lived assets and expenditures which extend the useful lives of existing long-lived assets are capitalized at cost. Property and equipment are recorded at cost less accumulated depreciation and are depreciated over the estimated useful lives of the assets using the straight-line method, except for leasehold improvements, which are depreciated over the shorter of the estimated useful lives of the assets or the lease term. CardConnect provides depreciation over the estimated useful lives of assets, principally using the straight-line method, as follows:

Furniture and fixtures	3 to 5 years
Computer hardware and software	3 to 5 years
Leasehold improvements	5 to 8 years
Equipment	5 to 6 years
Leasing equipment	5 years

Depreciation for tax purposes is provided using various accelerated methods. Fully depreciated assets are removed from the accounts when they are no longer in service.

Tenant improvement allowances are deferred and amortized on a straight-line basis over the life of the lease agreement as a reduction to rent expense. Repairs and maintenance, which do not extend the useful lives of the applicable assets, are charged to expense as incurred.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $54,364, $42,549 and $89,168 for the years ended December 31, 2015, 2014 and 2013, respectively.

Goodwill

Goodwill represents the excess of acquisition costs over the fair values of net assets acquired in business combinations. CardConnect applies the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other (ASC 350) in accounting for its goodwill. CardConnect tests goodwill for impairment at least annually in the fourth quarter and between annual tests if an event occurs or changes in circumstances suggest a potential decline in the fair value of the reporting unit. A significant amount of judgment is involved in determining if an indicator or change in circumstances relating to impairment has occurred. Such changes may include, among others: a significant decline in expected future cash flows; a significant adverse change in in the business climate; unanticipated competition; and slower growth rates.

F-45

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

CardConnect has the option of performing a qualitative assessment of impairment to determine whether any further quantitative testing for impairment is necessary. The option of whether or not to perform a qualitative assessment is made annually and may vary by reporting unit. Factors CardConnect considers in the qualitative assessment include general macroeconomic conditions, industry and market conditions, cost factors, overall financial performance of CardConnect’s reporting units, events or changes affecting the composition or carrying amount of the net assets of our reporting units, sustained decrease in our share price, and other relevant entity-specific events. If CardConnect determines not to perform the qualitative assessment or if it determines, on the basis of qualitative factors, that the fair value of the reporting unit is more likely than not less than the carrying value, then CardConnect performs a two-step quantitative test for that reporting unit. In the first step, the fair value of each reporting unit is compared to the reporting unit’s carrying value, including goodwill. If the fair value of a reporting unit is less than its carrying value, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the actual carrying value of the goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss is recognized for the difference.

Significant estimates and assumptions are used in CardConnect’s goodwill impairment review and include the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. CardConnect’s assessment of qualitative factors involves significant judgments about expected future business performance and general market conditions. In a quantitative assessment, the fair value of each reporting unit is determined based on a combination of techniques, including the present value of future cash flows, applicable multiples of competitors and multiples from sales of like businesses, and requires us to make estimates and assumptions regarding discount rates, growth rates and our future long-term business plans. Changes in any of these estimates or assumptions could materially affect the determination of fair value and the associated goodwill impairment charge for each reporting unit.

CardConnect has determined that it has two reporting units, card processing services and technology solution services. As of December 31, 2015 and 2014, CardConnect performed a quantitative assessment for each of its reporting units. Based on the quantitative assessment of its reporting units, CardConnect determined that the goodwill for the reporting units was not impaired and no adjustment was necessary.

Intangible Assets

Intangible assets primarily include residual buyouts, employment agreements, merchant and agent relationships, a service contract, tradenames, internally developed software, and website development costs. Intangible assets, which have been acquired in connection with various acquisitions, are recorded at fair value determined using a discounted cash flow model as of the date of the acquisition. After the fair value of all separately identifiable assets has been estimated in a business combination, goodwill is recorded to the extent the consideration paid for the acquisition exceeds the sum of the fair values of the separately identifiable acquired assets and assumed liabilities.

Residual buyouts represent the right to not have to pay a residual to an independent sales agent related to certain future transactions of the agent’s referred merchants. Residual buyout intangible assets are recorded at cost as of the date of acquisition. Employment agreements represent the estimated values of non-solicit and non-compete agreements entered into in business combinations. Trade name intangibles represent the estimated values of trade names acquired in business combinations. Merchant relationships represent the estimated values of card processing revenues acquired in business combinations. Agent relationships represent the estimated values of revenues to be generated from sales agents acquired in business combinations. Service contract intangibles primarily represent the estimated value of the amended and restated merchant processing agreement with First Data Merchant Services Corporation. Technology intangibles represent the estimated values of software, to be sold or licensed, acquired in business combinations.

F-46

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

CardConnect amortizes finite-lived identifiable intangible assets using a method that reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise utilized. The estimated useful lives of CardConnect’s customer-related intangible assets approximate the expected distribution of cash flows generated from each asset. The useful lives of contract-based intangible assets are equal to the terms of the agreement. The assets are amortized over their estimated useful lives, which range from 1 to 14 years. Management periodically evaluates the remaining useful lives and carrying values of the intangible assets, to determine whether events and circumstances indicate that a change in the useful life or impairment in value may have occurred. Indicators of impairment monitored by management include reductions in underlying operating cash flows or increases in attrition rates from estimates. To the extent the estimated cash flows exceed the carrying value, no impairment is necessary. If the estimated cash flows are less than the carrying value, an impairment charge is recorded. Refer to Note 5 for discussion of impairment recorded in 2015, 2014 and 2013.

CardConnect capitalizes software development costs and website development costs incurred in accordance with ASC 350-40, Internal Use Software. These costs include salaries and related employee benefits. Internally developed software and website development costs capitalized during 2015, 2014 and 2013 totaled $2,627,131, $3,019,956 and $2,899,347, respectively. Amortization of internally developed software and website development costs is recorded on a straight-line basis over an estimated useful life of three years. This useful life is consistent with the time period over which CardConnect believes it will obtain economic benefit for these assets. Amortization expense relating to these costs totaled $2,591,185, $1,798,432 and $846,417 in 2015, 2014 and 2013, respectively. The total unamortized development costs at December 31, 2015 and 2014 were $4,973,387 and $4,964,275, respectively.

Total intangible asset amortization expense was $19,175,055, $18,511,139 and $19,405,973 for the years ended December 31, 2015, 2014 and 2013, respectively.

Other Receivables

Other receivables are primarily loans to independent contractors or sales organizations who board merchants onto the CardConnect system in order to fund the growth of these contractors’ businesses. Amounts are payable with interest to CardConnect. The term of these loans normally does not exceed two years and the loan agreements typically include certain performance covenants. Under the terms of the agreements, CardConnect preserves the right to hold residual payments due to the contractors in the event that the covenants are not met. Based on the provisions of these arrangements and historical experience, no reserve has been recorded for uncollectible amounts.

Stock-Based Compensation

CardConnect accounts for grants of stock options to employees in accordance with ASC 718, Compensation—Stock Compensation. This standard requires compensation expense to be measured based on the estimated fair value of the share-based awards on the date of grant and recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. Stock based payments issued to non-employees are recorded at their fair values, are revalued quarterly as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC 505, Equity.

F-47

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

The value of each option grant is estimated on the grant date using the Black-Scholes option pricing model. The option pricing model requires the input of highly subjective assumptions, including the grant date fair value of FTS stock, expected volatility and risk-free interest rates. To determine the grant date fair value of FTS stock CardConnect engages an outside consultant to prepare a valuation of the stock price on an annual basis, using information provided by CardConnect’s management and information obtained from private and public sources. When an observable transaction occurs near the grant date of an option award, such as the purchase of treasury stock, CardConnect will use the observable price to estimate the grant date fair value of the options. CardConnect uses an expected volatility based on the historical volatilities of a group of guideline companies and expected life of its stock options based on historical data. Stock based payments to non-employees are recognized at fair value on the date of grant and re-measured at each subsequent reporting date through the settlement of the instrument. The risk free interest rates were obtained from publicly available U.S. Treasury yield curve rates.

Income Taxes

CardConnect accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. CardConnect recognizes a valuation allowance if, based on the weight of available evidence regarding future taxable income, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Regarding the recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, CardConnect follows a two-step process prescribed by GAAP. The first step for evaluating a tax position involves determining whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities. The second step then requires a company to measure the tax position benefits as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. CardConnect classifies any interest and penalties on tax liabilities on the consolidated statements of income as components of other expenses.

Processing Liabilities

Processing liabilities primarily reflect the differences arising between the amounts CardConnect receives from the bankcard networks and the amounts funded to CardConnect’s merchants. Such differences arise from timing differences, merchant reserves and chargeback processing. Except for merchant reserves, the amounts are generally paid within two business days.

Disputes between a cardholder and a merchant periodically arise due to cardholder dissatisfaction with merchandise quality or a merchant’s services. These disputes may not be resolved in the merchant’s favor, and, in some cases, the transaction is “charged back” to the merchant. The purchase price is then refunded by the merchant to the cardholder through the respective card-issuing bank. However, in the case of merchant insolvency, bankruptcy or other nonpayment, CardConnect may be liable for any such charges disputed by cardholders. CardConnect maintains a deposit from certain merchants as an offset to potential contingent liabilities that are the responsibility of such merchants The merchant reserve balance as of December 31, 2015 and 2014 totaled $422,876 and $190,715, respectively.

Accounting for Preferred Stock

The Series A Convertible Preferred stock does not represent a legal obligation under which its holders have creditor rights in bankruptcy, and, as such, the instrument is not required to be classified as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. Accordingly, the preferred shares are reported as equity on the consolidated balance sheets and are deemed more akin to an equity host instrument.

F-48

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

Fair Value Measurements

CardConnect accounts for fair value measurements in accordance with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or the price paid to transfer a liability as of the measurement date. A three-tier, fair-value reporting hierarchy exists for disclosure of fair value measurements based on the observability of the inputs to the valuation of financial assets and liabilities. The three levels are:

Level 1 —	Quoted prices for identical instruments in active markets.
Level 2 —	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.
Level 3 —	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable in active exchange markets.

The carrying value of CardConnect’s financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, processing assets and liabilities, prepaid expenses, other assets, accounts payable, residuals payable, settlement obligation, accrued expenses, deferred revenue and contingent consideration approximated their fair values as of December 31, 2015 and 2014, because of the relatively short maturity dates on these instruments. The carrying amount of debt approximates fair value as of December 31, 2015 and 2014, because interest rates on these instruments approximate market interest rates.

The following table sets forth a summary of the change in fair value of CardConnect’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

	December 31,
	2015	2014
Beginning balance	$—	$4,068,739
Change in fair value of contingent cash consideration, net	—	770,854
Contingent cash consideration paid	—	(1,164,593)
Transfers out of Level 3		(3,675,000)
Total	$—	$—

In 2014, CardConnect transferred the contingent cash consideration out of Level 3 as this was a contractually agreed upon amount and was paid in February, 2015.

Business Combinations

Business acquisitions have been recorded using the acquisition method of accounting, and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair value as of the date of acquisition. After the purchase price has been allocated, goodwill is recorded to the extent the consideration paid for the acquisition exceeds the sum of the fair values of the separately identifiable acquired assets and assumed liabilities.

The operating results of each acquisition are included in the consolidated statements of operations from the dates of each acquisition.

F-49

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

Related Parties

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-dealing markets may not exist. A description of related-party transactions are provided in Note 14.

Recent Accounting Pronouncements

In May 2014, the FASB issued guidance on revenue from contracts with customers, which requires an entity to recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance addresses in particular contracts with more than one performance obligation as well as the accounting for certain costs to obtain or fulfill a contract with a customer and provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On July 9, 2015, the FASB voted to approve a one-year deferral of the effective date. This made the new guidance effective December 15, 2017 for annual reporting periods beginning after that date. The FASB also approved early adoption of the standard, but not before the original effective date which was for reporting periods beginning after December 15, 2016. CardConnect has not yet selected a transition method and is currently assessing the impact the adoption of this guidance will have on CardConnect’s financial position, results of operations and related disclosures.

In February 2015, the FASB issued amendments to the current consolidation guidance. The amendments affect both the variable interest entity and voting interest entity consolidation models. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years, with early adoption permitted. The new guidance is not expected to have a material impact on the CardConnect’s financial position, results of operations and related disclosures.

In April 2015, the FASB issued guidance on debt issuance costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability instead of being presented as an asset. In August 2015, the FASB issued updated guidance to clarify that an entity may elect to present debt issuance costs related to a line-of-credit arrangement as an asset, regardless of whether or not there are any outstanding borrowings on the line-of-credit arrangement. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The new guidance should be applied on a retrospective basis. The effect of this update is not expected to have a material effect on CardConnect’s financial position, results of operations and related disclosures.

In April 2015, the FASB issued guidance that defines specific criteria entities must apply to determine if a cloud computing arrangement includes an in-substance software license. The new guidance clarifies that software licenses included in a cloud computing software should be accounted for in the same manner as other software licenses. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2015. Early adoption is permitted. The new guidance can be applied on either a prospective or retrospective basis. The effect of this update is still being evaluated and is not expected to have a material effect on CardConnect’s disclosures financial position, results of operations and related disclosures.

In July 2015, the FASB issued guidance to more clearly articulate the requirements for the subsequent measurement of inventory and related disclosures. The new guidance clarifies the basis for measuring inventory at the lower of cost and net realizable value. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. Early adoption is permitted. The new guidance should be applied on a prospective basis. The effect of this update is still being evaluated and is not expected to have a material effect on CardConnect’s financial position, results of operations and related disclosures.

F-50

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2. Summary of Significant Accounting Policies (cont.)

In September 2015, the FASB issued guidance to simplify the accounting for measurement-period adjustments for business combinations. The new guidance eliminates the requirement to retrospectively account for adjustments made to provisional amounts recognized in a business combination. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2015. Early adoption is permitted. The new guidance should be applied on a prospective basis. The effect of this update is still being evaluated and is not expected to have a material effect on CardConnect’s financial position, results of operations and related disclosures.

In November 2015, the FASB issued guidance to simplify the balance sheet classification of deferred taxes. The new guidance requires that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. Early adoption is permitted. The new guidance can be applied on either a prospective or retrospective basis. CardConnect has elected to early adopt this guidance and apply it on a prospective basis in 2015. Adoption of this ASU resulted in a reclassification of our net current deferred tax asset to the net long-term deferred tax liability in our consolidated balance sheets as of December 31, 2015. No prior periods were retrospectively adjusted.

In February 2016, the FASB issued guidance that requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2018. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. CardConnect has not yet determined the effect of the adoption of this standard on CardConnect’s financial position, results of operations and related disclosures.

In March 2016, the FASB issued guidance that simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. CardConnect has not yet determined the effect of the adoption of this standard on CardConnect’s financial position, results of operations and related disclosures.

In March 2016, the FASB issued guidance that clarifies the principal versus agent implementation guidance in ASC 606—Revenue from Contracts with Customers. This guidance clarifies the unit of account to be used in principal versus agent assessments and emphasizes that a principal obtains control of a good or service that it then transfers to the customer. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2017. Early adoption is permitted for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. CardConnect has not yet determined the effect of the adoption of this standard on CardConnect’s financial position, results of operations and related disclosures.

3. Acquisitions

In the years ended December 31, 2015, 2014 and 2013, CardConnect acquired the following businesses and intangible assets described below:

Residual Buyouts

From time to time, CardConnect acquires future commission streams from new and existing sales agents in exchange for an up-front cash payment. For new sales agents, this results in an increase in overall gross volume to CardConnect, and new merchants from these agents which are boarded onto the CardConnect processing platforms. For existing sales agents, this results in an immediate increase in revenues as CardConnect acquires the future portfolio residual stream and is no longer required to compensate the agent on the acquired merchants. The residual buyouts are treated as asset acquisitions, resulting in recording a residual buyout intangible asset at cost on the date of acquisition. These assets are generally being amortized using a method of amortization that reflects the pattern in which the economic benefits of the intangible asset are expected to be utilized over their estimated useful lives of one to eight years. The weighted-average amortization period for all residual buyouts is four years. Acquisition costs related to these transactions, which are typically immaterial in nature, are expensed as incurred and recorded in general and administrative expenses.

F-51

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

3. Acquisitions (cont.)

A summary of residual buyouts for the years ended December 31, 2015, 2014 and 2013 is as follows:

	2015	2014	2013
Cash payments	$6,779,396	$4,672,000	$3,636,354
Advance repayments	207,791	400,000	2,163,333
Contingent payments	—	120,844	81,098
Stock awards	—	11,094	199,687
Purchase price adjustments	—	—	(95,515)
Total consideration	$6,987,187	$5,203,938	$5,984,957

Business Combinations

Vanco Payment Solutions

On October 31, 2015, CardConnect purchased certain assets and assumed certain liabilities of Vanco Payment Solutions, Inc. (“Vanco”) for cash consideration of $24,000,000. FTS expensed $203,529 of acquisition costs associated with this transaction, which are recorded as general and administrative expense in the accompanying consolidated statement of operations for the year ended December 31.

The allocation of the Vanco purchase price and the estimated fair market values of the Vanco assets acquired and liabilities assumed are as follows:

Restricted cash	$1,345,370
Other receivables	25,241
Merchant relationships	8,820,000
Agent relationships	6,080,000
Noncompete agreements	340,000
Goodwill	8,760,000
Total assets acquired	$25,370,611

Processing liabilities	1,370,611
Net assets acquired	$24,000,000

The goodwill associated with the acquisition is deductible for tax purposes. The merchant relationship intangible asset has an estimated amortization period of seven years. The agent relationship intangible asset has an estimated amortization period of eleven years. The noncompete agreement has an estimated amortization period of five years. The weighted-average amortization period for all intangibles acquired is nine years.

The assets CardConnect purchased and liabilities assumed from Vanco do not represent a stand-alone entity. Vanco has never had separate audited financial statements prepared for these assets and liabilities, and distinct accounts needed to present the full financial statements of the portion of Vanco acquired by CardConnect have not been maintained. Therefore, CardConnect concluded it was impracticable to disclose pro forma revenue and earnings, in accordance with ASC 805, Business Combinations.

F-52

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

3. Acquisitions (cont.)

Smartpay, LLC

On July 1, 2013, CardConnect acquired Smartpay, LLC for cash of $1,120,000. CardConnect expensed $192,546 of acquisition costs associated with this transaction, which are recorded as general and administrative expense in the accompanying consolidated statements of operations.

Intangible assets and goodwill related to the acquisition are as follows:

Technology	$833,300
Noncompete agreements	19,800
Nonsolicit agreements	9,800
Trade name	3,100
Goodwill	254,000
$1,120,000

The goodwill associated with the acquisition is deductible for tax purposes. The technology intangible asset has an estimated amortization period of seven years. The noncompete agreement has an estimated amortization period of three years. The nonsolicit agreement has an estimated amortization period of seven years. The trade name intangible has an estimated amortization period of eight years. The weighted-average amortization period for all intangibles acquired is seven years.

Marathon Solutions, Inc.

On July 13, 2012, CardConnect acquired Marathon Solutions, Inc. The transaction included contingent consideration with an estimated fair value of $4,188,361 which was accrued on the acquisition date and is payable based upon operational performance during the first, second and third 12 month periods after closing. In 2013, CardConnect paid $4,683,409 in contingent consideration, of which $495,048 is included in operating expenses on the consolidated statements of earnings. On September 19, 2013, the asset purchase agreement was amended, which modified the terms of the potential contingent consideration to be paid in 2014 and 2015. As a result, CardConnect accrued a contingent liability, which was included in operating expenses on the consolidated statements of income, with an estimated fair value of $2,476,410 on the amendment date. In 2014, CardConnect paid $255,518 in contingent consideration. On December 1, 2014, the asset purchase agreement was amended, which eliminated the potential contingent consideration for the third 12 month period after closing. As a result, CardConnect reduced its contingent liability by $2,220,892, which is included in operating expenses on the consolidated statements of operations.

Dependable Payment Processing, Inc./Discount Payment Processing, Inc.

On November 26, 2012, CardConnect acquired Dependable Payment Processing, Inc. and Discount Payment Processing, Inc (collectively, “DPP”). The transaction included contingent consideration with an estimated fair value of $4,588,337, which was accrued on the acquisition date and payable based upon operational performance during the first and second 12 month periods after closing. At December 31, 2013, CardConnect re-evaluated the expected operational performance of DPP and, as a result, reduced its contingent liability by $2,996,008, which is included in operating expenses on the consolidated statements of earnings. In 2014, CardConnect paid $909,075 in contingent consideration earned for the first 12 month period after closing. In 2014, contingent consideration of $3,675,000 was earned for the second 12 month period after closing, of which $2,991,747 is included in operating expenses on the consolidated statements of operations. The contingent consideration was paid in February, 2015.

F-53

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

4. Property and Equipment

A summary of property and equipment, net as of December 31, 2015 and 2014 is as follows:

	December 31,
	2015	2014
Leasehold improvements	$3,195,291	$573,350
Equipment	409,601	160,106
Leasing equipment	777,804	773,187
Computer hardware and software	3,140,243	2,004,802
Furniture and fixtures	1,573,542	819,681
	9,096,481	4,331,126
Less accumulated depreciation	(2,987,472)	(1,799,905)
Total property and equipment, net	$6,109,009	$2,531,221

Depreciation expense was $1,187,567, $870,136 and $684,188 for the years ended December 31, 2015, 2014 and 2013, respectively.

5. Intangible Assets and Goodwill

Intangible assets and goodwill consisted of the following as of December 31, 2015:

	Cost	Accumulated Amortization	Carrying Value	Amortization Life and Method
Finite-lived intangible assets:
Residual buyouts	$37,703,359	$(25,017,382)	$12,685,977	1 to 14 years – proportional cash flow
Employment agreement	5,815,000	(4,002,952)	1,812,048	1 to 7 years – proportional cash flow
Trade name	1,079,100	(940,787)	138,313	6 years – proportional cash flow
Merchant relationships	34,863,500	(19,046,022)	15,817,478	6 to 7 years – proportional cash flow
Agent relationships	28,835,000	(9,367,772)	19,467,228	11 years – proportional cash flow
Service contract	18,600,000	(12,009,413)	6,590,587	1 to 5 years – proportional cash flow
Internally developed software	8,122,872	(3,247,935)	4,874,937	1 to 4 years – straight line
Technology	2,881,700	(1,352,886)	1,528,814	5 to 7 years – proportional cash flow
Website development	547,008	(448,558)	98,450	3 years – straight line
Total finite-lived intangible assets	138,447,539	(75,433,707)	63,013,832

Indefinite-lived intangible assets:
Goodwill	40,241,161	—	40,241,161
Total identifiable intangible assets and goodwill	$178,688,700	$(75,433,707)	$103,254,993

Refer to Note 2 for discussion of the amortization method of finite-lived intangible assets.

F-54

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

5. Intangible Assets and Goodwill (cont.)

Intangible assets and goodwill consisted of the following as of December 31, 2014:

	Cost	Accumulated Amortization	Carrying Value	Amortization Life and Method
Finite-lived intangible assets:
Residual buyouts	$30,716,172	$(19,464,088)	$11,252,084	2 to 8 years – proportional cash flow
Employment agreement	5,475,000	(2,394,025)	3,080,975	2 to 8 years – proportional cash flow
Trade name	1,079,100	(904,559)	174,541	7 years – proportional cash flow
Merchant relationships	26,043,500	(15,305,958)	10,737,542	7 years – proportional cash flow
Agent relationships	22,755,000	(6,664,504)	16,090,496	12 years – proportional cash flow
Service contract	18,400,000	(9,504,563)	8,895,437	2 to 6 years – proportional cash flow
Internally developed software	6,818,160	(2,116,555)	4,701,605	1 to 4 years – straight line
Technology	2,881,700	(915,734)	1,965,966	6 to 8 years – proportional cash flow
Website development	491,958	(229,288)	262,670	3 years – straight line
Total finite-lived intangible assets	114,660,590	(57,499,274)	57,161,316

Indefinite-lived intangible assets:
Goodwill	31,481,161	—	31,481,161
Total identifiable intangible assets and goodwill	$146,141,751	$(57,499,274)	$88,642,477

At December 31, 2015, 2014 and 2013, CardConnect evaluated the expected remaining cash flows of the residual buyouts and recorded an impairment of $0, $25,730 and $1,095,004, respectively. The impairment is recorded as amortization expense in the consolidated statements of operations.

At December 31, 2015, the estimated future amortization expense of aggregate finite-lived intangible assets is as follows:

Years ending December 31:
2016	$19,965,784
2017	13,619,625
2018	9,614,423
2019	5,985,262
2020	3,960,064
Thereafter	9,868,674
$63,013,832

F-55

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

5. Intangible Assets and Goodwill (cont.)

The change in the carrying amount of goodwill for the years ended December 31, 2015, 2014 and 2013, is as follows:

Balance at January 1, 2013	$31,227,161
Acquisitions	254,000
Balance at December 31, 2013	31,481,161
Acquisitions	—
Balance at December 31, 2014	31,481,161
Acquisitions	8,760,000
Balance at December 31, 2014	$40,241,161

6. Borrowings

Borrowings at December 31, 2015 and 2014, were as follows:

	Weighted-Average		December 31,
	Interest Rate	Maturity	2015	2014
Credit facility:
Revolving credit facility	2.42%	8/30/2017	$59,964,989	$36,764,989
Less current portion			—	—
Total long-term debt			$59,964,989	$36,764,989

On July 12, 2012, CardConnect entered into a credit agreement with two financial institutions that provided a revolving credit facility with maximum borrowings of $50,000,000. The revolving credit facility includes a $1 million sublimit for the issuance of standby letters of credit and a $5 million sublimit for swingline loans. On August 29, 2014, CardConnect amended its credit agreement to increase the maximum borrowing under its revolving credit facility to $65,000,000 and extend the maturity date to August 30, 2017. The amendment also modified the terms of certain covenants.

Borrowings under the revolving credit facility bear an interest rate equal to the BBA LIBOR Daily Floating Rate plus an applicable margin ranging from 200 to 275 basis points. Borrowings under the swingline loans bear an interest rate equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the BBA LIBOR Daily Floating Rate plus 1.00%, plus an applicable margin ranging from 100 to 175 basis points. The applicable margin for both the revolving credit facility and the swingline loans is predicated on the credit agreement’s leverage covenant.

At December 31, 2015, CardConnect had two outstanding standby letters of credit totaling $134,443, which were issued in connection with two of CardConnect’s lease agreements.

●    Covenants

Pursuant to its revolving credit agreement, FTS is required to comply with certain financial covenants, including a maximum Leverage Ratio of 2.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.3 to 1 (each as defined in the credit agreement), and capital expenditures may not exceed $2,000,000. FTS was in compliance with these financial covenants at December 31, 2015, except that capital expenditures exceeded $2,000,000, and CardConnect obtained a waiver letter from the lenders under the credit facility. CardConnect’s debt covenants also require CardConnect to provide audited financials to the lenders under the credit facility by June 14 of each calendar year.

F-56

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

7. Stock Options

On September 15, 2010, the Board of Directors approved the FTS Holding Corporation 2010 Stock Option Plan (the “Plan”). All employees and directors of CardConnect or any affiliate that the Board, in its sole discretion, may designate from time to time are eligible to participate in the Plan. Under the Plan, FTS may issue up to 5,200,000 shares. The exercise price of each option is determined by the Board of Directors and must be equal to or greater than the fair market value of FTS’s common stock on the grant date. Options to purchase shares vest and become exercisable at such time or times and/or upon the occurrence of such events as may be determined by the Board. No option will be exercisable after the expiration of ten years or, in certain cases, five years from the date of grant.

The weighted-average assumptions used and fair value of options are as follows:

	December 31,
	2015	2014	2013
Risk-free interest rate	1.56%	1.78%	1.55%
Expected dividend yield	—	—	—
Expected volatility	36.1	42.1	42.0
Expected life in years	6.25	6.25	6.25
Fair value	$4.29	$2.75	$2.01

As of December 31, 2015, options to purchase 4,189,036 shares were vested and exercisable and had a weighted-average exercise price of $3.55, a weighted-average remaining contractual term of six years, and an aggregate intrinsic value of $21,319,175. As of December 31, 2015 and 2014, there was $3,056,081 and $2,956,322, respectively, of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. Those costs are expected to be recognized over a weighted-average period of three years.

Compensation costs recognized during the years ended December 31, 2015, 2014 and 2013, totaled $1,886,523, $1,907,702 and $1,563,124, respectively.

Stock option activity in the Plan during 2013, 2014 and 2015 was as follows:

	Options	Weighted-Average Exercise Price	Weighted-Average Contractual Term
Outstanding at January 1, 2013	3,881,500	$3.47	8.55
Granted	848,500	4.69	9.83
Forfeited	(32,500)	4.52	—
Outstanding at December 31, 2013	4,697,500	$3.66	7.92
Granted	270,000	4.84	9.87
Forfeited	(37,000)	4.55	—
Outstanding at December 31, 2014	4,930,500	3.72	7.17
Granted	370,500	5.70	9.75
Forfeited	(101,000)	4.73	—
Outstanding at December 31, 2015	5,200,000	$3.84	6.28

Exercisable at December 31, 2015	4,189,036	$3.55	5.76

As of December 31, 2015, options outstanding had an aggregate intrinsic value of $24,961,224.

F-57

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

7. Stock Options (cont.)

Activity in the Plan’s non-vested shares as of December 31, 2013, 2014 and 2015 was as follows:

Non-vested Shares	Options	Weighted-Average Grant Date Fair Value
Non-vested at December 31, 2012	2,796,525	$1.66
Granted	848,500	2.01
Vested	(1,372,082)	1.57
Forfeited	(32,500)	1.98
Non-vested at December 31, 2013	2,240,443	1.85
Granted	270,000	2.75
Vested	(1,031,445)	1.77
Forfeited	(37,000)	1.99
Non-vested at December 31, 2014	1,441,998	2.20
Granted	370,500	4.29
Vested	(700,534)	2.42
Forfeited	(101,000)	5.06
Non-vested at December 31, 2015	1,010,964	$3.09

8. Defined Contribution Plan

CardConnect established a defined contribution savings plan covering substantially all of CardConnect’s employees. The plan provides tax-deferred amounts for each participant, consisting of employee elective contributions, employer matching and discretionary employer contributions. Total expense recognized in connection the plan for the years ended December 31, 2015, 2014 and 2013 was $320,120, $350,519 and $206,753, respectively, and is included in general and administrative expenses in the consolidated statements of operations.

9. Preferred Stock

FTS’s Articles of Incorporation authorized the issuance of 20,365,000 shares of $.0001 par value Series A Convertible Preferred Stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive dividends, as and if declared by the Board of Directors. Dividends on each share of the Series A Convertible Preferred Stock accrue on a daily basis at an annual rate of 8%, compounded and accumulated quarterly from the date of issuance, on the Series A liquidation value plus all accumulated and unpaid dividends. The amount of cumulative preferred dividends in arrears at December 31, 2015 totaled $22,085,999.

The Series A Convertible Preferred Stock is convertible into common stock. The conversion rate is determined by multiplying the number of shares to be converted by the Series A liquidation value ($2.387) and dividing that result by the Series A conversion price then in effect determined in accordance with FTS’s Articles of Incorporation.

In the event of the liquidation or dissolution of CardConnect, the holders of the Series A Convertible Preferred Stock are entitled to receive an amount in cash equal to the greater of (a) the sum of the Series A liquidation value of all shares of Series A Convertible Preferred Stock plus all accrued and unpaid dividends, whether or not declared, and (b) the amount such holder would be entitled to receive upon liquidation, dissolution, or winding up of CardConnect if all outstanding shares of Series A Convertible Preferred Stock were converted into common stock immediately prior to such liquidation event.

If upon a liquidation event the assets of CardConnect available for distribution are insufficient to pay the holders of the Series A Convertible Preferred Stock the full amount as to which they are entitled, then the entire assets available to be distributed to the holders of the Series A Convertible Preferred Stock and the holders of common stock shall be distributed ratably to all holders of Series A Convertible Preferred Stock prior to any distributions to common stockholders.

F-58

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

10. Treasury Stock

During 2015, CardConnect purchased 540,000 outstanding shares of common stock from a related party for $2,700,000 (see Note 14). During 2013, CardConnect purchased 19,157 outstanding shares of common stock from a former employee for $99,675. The transactions were accounted for under the cost method.

11. Income Taxes

The provision for income taxes and liabilities for the years ended December 31, 2015 and 2014, included the following:

	2015	2014
Current:
Federal	$1,428,089	$622,633
State	256,845	87,055
Total current	1,684,934	709,688

Deferred:
Federal	(238,993)	7,202,253
State	(62,164)	686,554
Total deferred	(301,157)	7,888,807
Total	$1,383,777	$8,598,495

A reconciliation of U.S. income tax computed at the statutory rate and to the effective tax rate for the year ended December 31, 2015, is as follows:

Statutory rate:	34.00%
Increase (decrease) in taxes resulting from the following:
State income taxes net of federal tax benefit	2.48
Tax credits	(4.43)
Liability for unrecognized tax benefits	2.93
Nondeductible expenses and other	1.27
Valuation allowance	16.69
Other	1.19
Total	54.13%

The net deferred tax liability was comprised of the following at December 31, 2015 and 2014:

	2015	2014
Deferred tax assets:
Finite-lived intangible assets	$9,138,653	$8,261,803
Indefinite-lived intangible assets	575,661	1,638,564
Stock-based compensation	2,711,579	2,011,047
Reserves and other accrued expenses	708,768	681,517
Other	69,333	41,442
Gross deferred tax assets	13,203,994	12,634,373
Valuation allowance	(10,458,857)	(10,032,291)

Deferred tax liabilities:
Finite-lived intangible assets	(1,857,212)	(1,854,751)
Indefinite-lived intangible assets	(1,787,215)	(2,088,374)
Depreciation	(887,926)	(747,330)
Gross deferred tax liabilities	(4,532,353)	(4,690,455)
Net deferred tax liability	$(1,787,216)	$(2,088,373)

F-59

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

11. Income Taxes (cont.)

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2015 and 2014, a valuation allowance of $10,458,857 and $10,032,291, respectively, has been recorded.

CardConnect accounts for income taxes in accordance with FASB ASC 740, Income Taxes. FASB ASC 740 clarifies the accounting and reporting for uncertainties in income tax law by prescribing a comprehensive model for the financial statement recognition, measurement, presentations, and disclosure for uncertain tax positions taken or expected to be taken in income tax returns.

The liability for total gross unrecognized tax benefits was $221,584, $116,258 and $94,591 of which $144,029, $75,568 and $61,484 as of December 31, 2015, 2014 and 2013, respectively, would affect CardConnect’s effective tax rate. CardConnect does not expect any significant changes within the next twelve months in its unrecognized tax benefits.

A reconciliation of the beginning and ending amount of unrecognized tax benefits for the years ended December 31, 2015, 2014, and 2013 is as follows:

	December 31,
	2015	2014	2013
Beginning of year balance	$116,258	$94,591	$—
Increases in prior period tax positions	—	—	—
Decreases in prior period tax positions	(3,213)	(32,413)	—
Increases in current period tax positions	108,539	54,080	94,591
Decreases relating to settlements	—	—	—
Decreases relating to statutes of limitations	—	—	—
End of year balance	$221,584	$116,258	$94,591

CardConnect records interest as a component of income tax expense. CardConnect’s income tax provision included $6,379 of expense (net of a federal tax benefit of $3,796), $3,505 of expense (net of a federal tax benefit of $2,091) and $0 of expense (net of a federal tax benefit of $0) related to interest for the years ended December 31, 2015, 2014 and 2013, respectively. Such expense brought the balance of accrued interest to $15,771, $5,596 and $0 at December 31, 2015, 2014 and 2013, respectively. The statute of limitations for CardConnect’s income tax returns is generally three years and CardConnect’s income tax returns are closed to examination through 2011.

12. Lease Obligations

CardConnect leases office equipment and office space under operating agreements expiring through 2023. Rent expense on operating leases is recorded on a straight-line basis over the term of the lease agreement. Substantially all of the leases require CardConnect to pay maintenance, insurance, and property taxes. Future minimum lease payments for all non-cancelable leases as of December 31, 2015 were as follows:

Years ending December 31:
2016	$1,801,224
2017	1,766,850
2018	1,740,587
2019	1,647,248
2020	1,620,416
Thereafter	5,099,290
$13,675,615

F-60

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

12. Lease Obligations (cont.)

Rental expense charged to operations for leased facilities and office equipment was $1,885,091, $1,823,798 and $977,238 for the years ended December 31, 2015, 2014 and 2013, respectively. At December 31, 2015, minimum rentals to be received in the future under non-cancelable subleases were $4,158,177.

CardConnect vacated its leased premises at Canonsburg, PA on February 14, 2014, in connection with the transition, employment and general release agreement disclosed in Note 14. CardConnect accounted for its “Cease-Use Liability” in accordance with ASC 420 — Exit or Disposal Cost Obligations.

13. Commitments and Contingencies

CardConnect is party to a contract with First Data Merchant Services Corporation (“FDMS”), under which FDMS provides services related to transaction processing and transmittal, transaction authorization, and data capture and access to reporting tools. The contract expires on December 31, 2021, with successive renewal options of two years. CardConnect is required to pay minimum services fees equal to 70% of the prior year’s services fees paid to FDMS. The minimum services fees to be paid to FDMS in 2016 is $8,725,735. Approximately 98% of CardConnect’s revenues are processed by FDMS.

CardConnect is party to a contract with TSYS Acquiring Solutions, LLC (“TSYS”), under which TSYS provides merchant authorization, accounting and clearing services. The contract expires on October 31, 2020, with successive renewal options of two years. CardConnect is required to pay minimum services fees each month of the contract equal to the greater of the contractually agreed upon amount for each processing year or 70% of the average monthly volume over the last three months of the prior processing year. The minimum services fees to be paid to TSYS in 2016, 2017, 2018, 2019 and 2020 are $1,209,477, $1,220,000, $1,350,000, $1,550,000 and $1,500,000, respectively. In consideration of CardConnect executing the contract, TSYS provided CardConnect with a one-time signing incentive in the amount of $250,000. CardConnect amortizes the signing incentive as a reduction of cost of services over the contract term of five years.

CardConnect is involved in ordinary course legal proceedings, which include all claims, lawsuits, investigations and proceedings, including unasserted claims, which are probable of being asserted, arising in the ordinary course of business. CardConnect has considered all such ordinary course legal proceedings in formulating its disclosures and assessments. In the opinion of CardConnect, based on consultations with outside counsel, material losses are not considered reasonably possible in connection with these ordinary course legal proceedings.

14. Related-Party Transactions

On February 14, 2014, CardConnect entered into a transition, employment and general release agreement with its then Chief Executive Officer (the “Executive”). Under the terms of the agreement, the Executive resigned his positions as Chief Executive Officer of FTS Holding Corporation and Financial Transaction Services, LLC, and was appointed Non-Executive Chairman of the Board of FTS Holding Corporation. CardConnect and the Executive entered into an amended and restated employment agreement where the Executive’s employment was transferred from Financial Transaction Services, LLC to FTS Holding Corporation for consideration of $1,000,000, which was paid in February, 2014. The Executive received additional payments of $500,000 each in June and September, 2014, and a payment of $950,000 in December, 2014. CardConnect was also required to make donations to two organizations, totaling $250,000, which were paid in January, 2014.

On March 21, 2013, the Executive was provided a line of credit by CardConnect in the amount of $1.5 million. The line of credit has a maturity date of (i) the earlier of March 31, 2018, and (ii) the date of sale of CardConnect. The line of credit is subject to an interest rate of the greater of 2.0% or an applicable federal rate. On June 18, 2013, the line of credit provided to the Executive was amended to increase the principal amount to $1.7 million. On September 25, 2013, CardConnect provided a non-negotiable promissory note to the Executive in the amount $2,000,000. The note had an original maturity date of the earlier of (i) three business days prior to the date CardConnect sells all or substantially all of its assets, merges or is otherwise acquired or (ii) June 30, 2015. In connection with the transition, employment and general release agreement, the maturity date was amended to the earlier of (i) the date CardConnect sells all or substantially all of its assets, merges or is otherwise acquired and (ii) March 31, 2018.

F-61

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

14. Related-Party Transactions (cont.)

On February 26 2015, CardConnect purchased 540,000 outstanding shares of common stock from the Executive for $2,700,000.

On May 9, 2013, the then President, and current Chief Executive Officer (the “CEO”), of CardConnect was provided a non-negotiable promissory note by CardConnect in the amount of $500,000. The note has a maturity date of (i) the earlier of March 31, 2018, and (ii) the date of sale of CardConnect. The note is subject to an interest rate of the greater of 2.0% or an applicable federal rate. On June 12, 2013, the note was amended to increase the principal amount to $650,000. On July 7, 2014, the note was amended to increase the principal amount to $950,000. On June 11, 2015, the note was amended to increase the principal amount to $1,250,000.

As of December 31, 2015 and 2014, the outstanding principal balance of these loans was $3,700,000 and $3,375,000, respectively, and is classified as related-party receivables on the consolidated balance sheets.

On October 13, 2014, CardConnect entered into an independent contractor agreement with a sales agent who is a related party. In connection with the agreement, CardConnect provided a $200,000 revolving line of credit note to the sales agent. The sales agent may draw down a maximum of $15,000 per month for the time period of 12 months after the effective date. The note matures in November, 2018, and is subject to an interest rate of 5.0%, which begins accruing one year after the effective date of the note. Payments commence 25 months after the effective date of the note and the outstanding balance will be paid in 24 monthly installments. If certain performance targets are met within 24 months of the effective date, either 50% or 100% of the outstanding loan balance shall be forgiven. As of December 31, 2015 and 2014, the outstanding loan balance was $170,000 and $25,000, respectively.

On January 16, 2013, CardConnect entered into an independent contractor agreement with a sales agent who is a related party. In connection with the agreement, CardConnect provided a $250,000 revolving line of credit note to the sales agent. The note matures in August, 2016, and is subject to an interest rate of 5.0%, which begins accruing one year after the effective date of the note. Payments commence 19 months after the effective date of the note and the outstanding balance will be paid in 24 monthly installments. If certain performance targets are met, either 50% or 100% of the outstanding loan balance shall be forgiven. On May 9, 2014, the note was amended to extend the repayment to 25 months after the effective date of the original note. As of December 31, 2014, the outstanding loan balance was $237,693 and CardConnect accrued a reserve of $125,000 as the sales agent was expected to achieve the performance target to forgive 50% of the outstanding balance. During 2015, $125,000 of the outstanding balance was forgiven and the remaining balance was repaid, primarily through a residual buyout. During 2015, CardConnect entered into residual buyout agreements with the independent contractor. Total consideration under these agreements was $560,000, of which $352,209 was paid in cash to the independent contractor and $207,791 repaid all outstanding loan balances.

In connection with CardConnect relocating its corporate headquarters during 2012, CardConnect provided certain employees with loans to assist with the purchase of new residences. Interest on the loans accrues semi-annually on the unpaid principal balance at the then-applicable Federal Short-Term Rate. The loans are being forgiven by CardConnect in 36 equal monthly installments beginning the first month following the funding date. If CardConnect terminates the employee without cause, then the outstanding principal amount and any unpaid interest accrued will be forgiven. If CardConnect terminates the employee with cause, or the employee voluntarily terminates his/her employment, then the outstanding principal amount and any unpaid interest accrued shall become due immediately. As of December 31, 2015 and 2014, the outstanding principal balance of these loans was $116,887 and $269,470, respectively, and is classified as related-party receivables on the consolidated balance sheets. The balance of relocation loans forgiven was $152,583, $331,550 and $393,601 for the years ended December 31, 2015, 2014 and 2013, respectively. No relocation loans were provided to CardConnect employees during 2015 and 2014.

F-62

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

14. Related-Party Transactions (cont.)

On March 6, 2012, CardConnect entered into Management Carve-Out Agreements with certain of its executive officers providing for payments to such executives upon a change in control. Pursuant to the agreement, CardConnect’s CEO, Chief Operating Officer, Executive Vice President of Sales and a CardConnect director will receive $1,250,000, $329,150, $254,240 and $5,505,000, respectively, upon closing of the Merger disclosed in Note 15.

CardConnect relies on Trustwave Holdings, Inc. (“Trustwave”) to provide certain PCI compliance services. A non-executive director of FTS is also a non-executive director of Trustwave. For the years ended December 31, 2015, 2014 and 2013, CardConnect recorded expenses of $647,302, $632,626 and $456,056, respectively, for these services. At December 31, 2015 and 2014, amounts due to Trustwave totaled $128,655 and $50,916, respectively.

15. Subsequent Events

Management’s practice is to evaluate subsequent events through the date for which their approval regarding issuance of the consolidated financial statements is granted.

On March 7, 2016, CardConnect entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FinTech Acquisition Corp. (the “Company”) and FinTech Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), which provides for the acquisition of CardConnect by the Company pursuant to the proposed merger of CardConnect with and into Merger Sub (the “Merger”). As a result of the Merger, (i) each outstanding share of FTS Series A Preferred Stock (“FTS Series A Stock”) and each outstanding share of FTS common stock (“FTS Common Stock”) will convert into the right to receive a combination of cash and shares of the Company’s common stock (“Company Common Stock”), and (ii) a portion of outstanding options to purchase shares of FTS Common Stock (“FTS Options”) will be cancelled in exchange for the right to receive a cash payment, and the remaining outstanding FTS Options shall be converted into options to receive Company Common Stock, in each case as calculated pursuant to the terms of the Merger Agreement. Pursuant to the Merger Agreement, the aggregate consideration to be paid to FTS equity holders will consist of an amount in cash equal to $180,000,000 plus the amount of Excess Cash (as defined in the Merger Agreement) and $170,000,000 in shares of Company Common Stock, subject to adjustment in accordance with the terms of the Merger Agreement.

Subsequent events were evaluated through May 4, 2016, which is the date the consolidated financial statements were available to be issued.

16. Segment

CardConnect’s core business is providing Merchant Acquiring Services to Small and Medium sized Businesses (“SMB”). CardConnect also provides services to larger Enterprise customers that primarily utilize sophisticated Enterprise Resource Planning (“ERP”) systems to manage their business. These services are primarily ERP integration services utilizing our secure hosted payment gateway, and may also include secure, point-to-point encryption (“P2PE”) payment terminals and acceptance devices. CardConnect also provides Merchant Acquiring services to certain of its Enterprise customers. Merchant Acquiring services provided to both SMB and Enterprise customers are aggregated for financial reporting purposes in the Merchant Acquiring segment, as they both provide processing services related to bankcard transactions, exhibit similar economic characteristics, and share the same systems to provide services. The Enterprise Services business activity does not meet applicable materiality thresholds for separate segment disclosure but is included as the primary component of an “all other” category under GAAP as set forth below. The other category also includes corporate overhead expenses and non-recurring changes unrelated to Merchant Acquiring Services and Enterprise Services.

F-63

FTS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

16. Segment (cont.)

	Year Ended December 31,
	2015	2014	2013
Revenue
Merchant Acquiring Services	$453,286,973	$387,329,552	$347,245,142
Other	5,360,967	2,655,221	1,659,584
	$458,647,940	$389,984,773	$348,904,726

Income/(loss) from operations
Merchant Acquiring Services	$6,398,571	$3,767,650	$601,439
Other	(2,557,038)	(5,880,906)	(2,589,014)
	$3,841,533	$(2,113,256)	$(1,987,575)

Cost of services (exclusive of depreciation and amortization)
Merchant Acquiring Services	$407,162,016	$345,813,559	$309,994,665
Other	1,915,772	128,950	266,265
	$409,077,788	$345,942,509	$310,260,930

General and administrative
Merchant Acquiring Services	$19,815,058	$18,018,744	$16,800,336
Other	5,551,026	7,951,314	3,765,424
	25,366,084	25,970,058	20,565,760

Amortization expense
Merchant Acquiring Services	$18,945,882	$18,315,386	$19,368,987
Other	229,086	229,086	36,986
	$19,174,968	$18,544,472	$19,405,973
Interest expense, net
Merchant Acquiring Services	$1,203,948	$1,153,448	$1,304,160
Other	—	—	—
	$1,203,948	$1,153,448	$1,304,160

	As of December 31,
	2015	2014
Assets
Merchant Acquiring Services	$140,164,642	$105,267,315
Other	5,746,976	5,700,176
	$145,911,618	$110,967,491

F-64

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of April 30, 2016 combines the unaudited historical consolidated balance sheet of CardConnect as of June 30, 2016 with the unaudited historical condensed consolidated balance sheet of FinTech as of April 30, 2016, giving effect to the Merger as if it had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the six months ended April 30, 2016 combines the unaudited historical consolidated statement of operations of CardConnect for the six months ended June 30, 2016 with the unaudited historical condensed consolidated statement of operations of FinTech for the six months ended April 30, 2016, giving effect to the Merger as if it had occurred on November 1, 2015.

The following unaudited pro forma condensed combined income statement for the year ended October 31, 2015 combines the audited historical consolidated statement of operations of CardConnect for the year ended December 31, 2015 with the audited historical statement of operations of FinTech for the year ended October 31, 2015, giving effect to the Merger as if it had occurred on November 1, 2014.

The historical financial information has been adjusted to give pro forma effect to final events that are related and/or directly attributable to the Merger, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger.

The historical financial information of CardConnect was derived from the audited consolidated financial statements of CardConnect as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 included elsewhere in the prospectus. The historical financial information for CardConnect as of June 30, 2016 and for the six months ended June 30, 2016 has been derived from CardConnect’s unaudited financial statements. The historical financial information of FinTech was derived from the audited financial statements of FinTech for the years ended October 31, 2015 and 2014 and the unaudited condensed consolidated financial statements of FinTech for the six months ended April 30, 2016 and 2015 included elsewhere in the prospectus. This information should be read together with CardConnect’s and FinTech’s audited and unaudited financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. CardConnect and FinTech have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Merger will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, FinTech will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on CardConnect comprising the ongoing operations of the combined entity, CardConnect’s senior management comprising the senior management of the combined company, and CardConnect’s stockholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of CardConnect issuing stock for the net assets of FinTech, accompanied by a recapitalization. The net assets of FinTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of CardConnect.

F-65

Pursuant to the Merger Agreement, the aggregate consideration paid in the Merger consisted of an amount in cash equal to $177,000,000 plus the amount of CardConnect’s “Excess Cash,” which is referred to as the Cash Merger Consideration, and $170,000,000 in shares of FinTech common stock and options to purchase FinTech common stock, which is referred to as the Common Stock Merger Consideration. The Cash Merger Consideration and Common Stock Merger Consideration together are referred to as the Merger Consideration.

The final number of shares comprising the Common Stock Merger Consideration of 15,162,470 was calculated in accordance with the terms of the Merger Agreement, which includes 300,000 shares of common stock issued to the FTV Entities upon their exercise of the right to elect to receive up to 300,000 shares of our common stock in lieu of a portion of the Cash Merger Consideration payable to them.

Simultaneously with the closing of the Merger, the Company consummated the sale of 467,647 shares (the “Private Placement”) of the Company’s common stock in a private placement to certain CardConnect and third party individuals, generating gross proceeds of $4,700,000.

FinTech funded a portion of the Cash Consideration using proceeds held in the trust account maintained for the benefit of its public stockholders, if any, after giving effect to the exercise by the public stockholders of their redemption rights. The remainder of the Cash Consideration was paid from the proceeds of the Private Placement, the Company’s first lien term loan credit facility and second lien term loan credit facility (the “Debt Financing”) and the sale of 1,500,000 shares of FinTech’s Series A Preferred Stock (the “Equity Financing”). In addition, a portion of the remaining proceeds of the Debt Financing and Equity Financing was used to repay CardConnect’s indebtedness under its existing revolving credit facility. Any remaining proceeds of the trust account, Debt Financing and Equity Financing will be used for general corporate purposes, including, but not limited to working capital for operations, capital expenditures and future acquisitions.

In connection with the Equity Financing, the Company issued $37,500,000 in shares of Series A Preferred Stock.

As a result of the Merger, after 1,119,051 shares were redeemed for cash at the redemption price of $10.01 per share (which is the full pro rata share of the trust account as of July 27, 2016), former CardConnect stockholders own approximately 54.6% of the Company’s common stock outstanding immediately after the Merger, and the former FinTech stockholders own approximately 43.6% of the Company’s outstanding common stock.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 15,162,470 shares of the Company’s common stock issued to CardConnect stockholders.

F-66

 PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF APRIL 30, 2016
(UNAUDITED)

	(A)	(B)	Pro Forma Adjustments		Pro Forma Balance
	CardConnect	FinTech	Assuming		Sheet
Assets
Current assets:
Cash and cash equivalents	$9,355,825	$65,259	$100,074,557	(1)
			100,000,000	(2)
			(4,177,024)	(3)
			40,000,000	(4)
			(1,870,116)	(5)
			37,500,000	(6)
			(7,500,000)	(7)
			(750,000)	(8)
			(11,201,701)	(10)
			(87,500)	(12)
			(4,125,000)	(13)
			(6,332,956)	(14)
			(57,964,989)	(15)
			(177,000,000)	(16)
			4,232,616	(17)
			(2,109,840)	(18)
			(2,250,000)	(19)
			4,700,000	(20)	$20,559,131
Restricted cash	1,805,756	—	7,500,000	(7)	9,305,756
Accounts receivable	18,655,858	—	—		18,655,858
Processing assets	7,154,284	—	—		7,154,284
Other receivables	1,594,039	—	—		1,594,039
Related party receivables	4,517,616	—	(4,517,616)	(17)	—
Prepaid income taxes	246,295	—	—		246,295
Other prepaid expenses and current assets	2,407,690	61,248	—		2,468,938
Total Current Assets	45,737,363	126,507	14,120,431		59,984,301
Long term assets:
Cash and securities held in trust account	—	100,074,557	(100,074,557)	(1)	—
Property and equipment, net	5,849,146	—	—		5,849,146
Goodwill	40,241,161	—	—		40,241,161
Intangible assets	56,776,438	—	—		56,776,438
Other assets	1,204,613	—	—		1,204,613
Total Long Term Assets	104,071,358	100,074,557	(100,074,557)		104,071,358

Total Assets	$149,808,721	$100,201,064	$(85,954,126)		$164,055,659
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$5,221,578	$361,758	$—		$5,583,336
Promissory note – related party	—	285,000	(285,000)	(17)	—
Short-term debt	57,964,989	—	5,000,000	(2)
			(57,964,989)	(15)	5,000,000
Residuals payable	6,520,510	—	—		6,520,510
Processing liabilities	8,960,040	—	—		8,960,040
Settlement obligation	2,766,679	—	—		2,766,679
Deferred revenue	1,553,703	—	—		1,553,703
Total Current Liabilities	82,987,499	646,758	(53,249,989)		30,384,268

F-67

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF APRIL 30, 2016
(UNAUDITED)
(Continued)

	(A)	(B)	Pro Forma		Pro Forma
	CardConnect	FinTech	Adjustments		Balance Sheet
Long term liabilities:
Note payable, net of current portion	—	—	95,000,000	(2)
			(4,177,024)	(3)
			40,000,000	(4)
			(1,870,116)	(5)	128,952,860
Revolving credit facility	—	—	—		—
Deferred underwriting fees	—	4,000,000	(4,000,000)	(13)	—
Deferred legal fees payable	—	125,000	(125,000)	(13)	—
Accrued expenses	1,933,115	—	—		1,933,115
Deferred tax liability	1,787,216	—	—		1,787,216
Total Liabilities	86,707,830	4,771,758	71,577,871		163,057,459
Commitments and Contingencies
Common stock subject to possible redemption	—	90,429,305	(90,429,305)	(10)	—
Redeemable preferred stock	—	—	37,500,000	(6)	37,500,000

Stockholders’ Equity (Deficit)
Preferred stock	2,037	—	(2,037)	(9)	—
Common stock	929	4,697	(929)	(9)
			15,162	(9)
			7,917	(10)
			481	(11)
			468	(20)
			26	(21)	28,751
Additional paid-in capital	89,701,686	4,923,088	(750,000)	(8)
			(3,023,449)	(9)
			79,219,687	(10)
			(481)	(11)
			(87,500)	(12)
			(177,000,000)	(16)
			(2,109,840)	(18)
			4,699,532	(20)
			279,974	(21)
			4,147,303	(22)	—
Treasury stock	(3,083,469)	—	3,083,469	(9)	—
(Accumulated deficit) Retained earnings	(23,520,292)	72,216	(72,216)	(9)
			(6,332,956)	(14)
			(2,250,000)	(19)
			(280,000)	(21)
			(4,147,303)	(22)	(36,530,551)
Total Stockholders’ Equity (Deficit)	63,100,891	5,000,001	(104,602,692)		(36,501,800)
Total Liabilities and Stockholders’ Equity (Deficit)	$149,808,721	$100,201,064	$(85,954,126)		$164,055,659

F-68

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the unaudited consolidated balance sheet of CardConnect as of June 30, 2016.

(B)	Derived from the unaudited consolidated balance sheet of FinTech as of April 30, 2016.

(1)	To liquidate investments held in trust account.

(2)	To record proceeds received from the First Lien Facilities.

(3)	To record debt issuance costs incurred in connection with the First Lien Facilities.

(4)	To record proceeds received from the Second Lien Term Loan Facility.

(5)	To record debt issuance costs incurred in connection with the Second Lien Term Loan Facility.

(6)	To record issuance of $37,500,000 of redeemable Series A Preferred Stock in connection with the Equity Financing.

(7)	To record restricted cash required to be maintained for the payment of dividends on the Series A Preferred Stock.

(8)	To record payment of Equity Financing costs.

(9)	To reflect recapitalization of CardConnect through the issuance of 15,162,470 shares of FinTech’s common stock and elimination of the historical retained earnings of FinTech, the accounting acquiree.

(10)	To reflect (a) the cancellation of 1,119,051 shares of common stock for stockholders who elected cash conversion for cash payment of $11,201,701 and (b) the reclassification of 7,917,142 shares of common stock subject to redemption to permanent equity for those stockholders who did not exercise their redemption rights.

(11)	To record the issuance of 480,544 shares of common stock to the investor in the Equity Financing. The issuance is being recorded as a cost of the Equity Financing.

(12)	To record fees payable to the Equity Financing investor in connection with the issuance of FinTech common stock under the Equity Financing.

(13)	To record payment of deferred underwriters fee to Cantor and deferred legal fee from FinTech’s IPO, paid at the consummation of the Merger.

(14)	To record payment of legal, financial advisory, accounting, printing and other professional fees related to the Merger.

(15)	To record repayment of CardConnect’s outstanding revolving credit facility.

(16)	To record payment of $177,000,000 cash consideration in connection with the Merger, $3,551,000 of which is used to fund the payment to certain CardConnect executives pursuant to the terms of the management carve-out agreements with such executives.

(17)	To record repayment of related party receivables and promissory note payable to related party.

(18)	To record payment of $2,109,840 Excess Cash in connection with the Merger.

(19)	To record payment of fees and expenses incurred by CardConnect related to the Merger.

(20)	To reflect $4,700,000 Private Placement of 467,647 shares of the Company’s common stock, of which 350,000 shares were issued to CardConnect holders for proceeds of $3,500,000 and 117,647 shares were issued to third parties for proceeds of $1,200,000.

(21)	To reflect issuance of 26,388 restricted shares of the Company’s common stock to directors in connection with the Merger.

(22)	To reflect allocation of additional paid in capital deficit to accumulated deficit.

F-69

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED APRIL 30, 2016
(UNAUDITED)

	(A)	(B)
	CardConnect	FinTech	Pro Forma Adjustments		Pro Forma Income Statement
Revenue	$278,453,796	$—	$—		$278,453,796

Cost of services	248,425,866	—	—		248,425,866
General and administrative	14,353,934	745,103	169,034	(5)
			1,627,428	(6)	16,895,499
Depreciation	853,455	—	—		853,455
Amortization of intangibles	10,095,706	—	—		10,095,706
Total expenses	$273,728,961	$745,103	$1,796,462		$276,270,526

Other income (expense):
Unrealized gain on securities held in trust account	—	61,284	(61,284)	(3)	—
Interest income	—	28,231	(28,231)	(3)	—
Interest expense	(872,198)	—	(573,545)	(1)
			(2,090,000)	(2)	(3,535,743)
Gain on reduction of deferred underwriting fee payable	—	1,000,000	(1,000,000)	(4)	—
Other, net	(166,689)	—	—		(166,689)
Income (loss) before income taxes	$3,685,948	$344,412	$(5,549,522)		$(1,519,162)
Provision (benefit) for income taxes	292,168	—	(854,258)	(7)	(562,090)
Net income (loss)	$3,393,780	$344,412	$(4,695,264)		$(957,072)

Weighted average shares outstanding, basic and diluted		4,728,248	24,054,191	(8)	28,782,439
Basic and diluted net income (loss) per share		$0.07			$(0.03)

F-70

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2015
(UNAUDITED)

	(C)	(D)
	CardConnect	FinTech	Pro Forma Adjustments		Pro Forma Income Statement
Revenue	$458,647,940	$—	$—		$458,647,940

Cost of services	409,077,788	—	—		409,077,788
General and administrative	25,366,084	228,649	338,166	(5)
			3,254,860	(6)	29,187,759
Depreciation	1,187,567	—	—		1,187,567
Amortization of intangibles	19,174,968	—	—		19,174,968
Total operating expenses	$454,806,407	$228,649	$3,593,026		$458,628,082

Other income (expense):
Unrealized loss on securities held in trust account	—	(49,804)	49,804	(3)	—
Interest income	—	34,846	(34,846)	(3)	—
Interest expense	(1,203,948)	—	(1,147,091)	(1)
			(4,332,000)	(2)	(6,683,039)
Other, net	(81,324)	—	—		(81,324)
Income (loss) before income taxes	$2,556,261	$(243,607)	$(9,057,159)		$(6,744,505)
Provision (benefit) for income taxes	1,383,777	—	(3,879,244)	(7)	(2,495,467)
Net income (loss)	$1,172,484	$(243,607)	$(5,177,915)		$(4,249,038)

Weighted average shares outstanding, basic and diluted		4,316,202	24,054,191	(8)	28,370,393
Basic and diluted net loss per share		$(0.06)			$(0.15)

F-71

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

(A)	Derived from the unaudited consolidated statements of operations of CardConnect for the six months ended June 30, 2016.

(B)	Derived from the unaudited condensed consolidated statements of operations of FinTech for the six months ended April 30, 2016.

(C)	Derived from the audited consolidated statements of operations of CardConnect for the year ended December 31, 2015.

(D)	Derived from the audited statements of operations of FinTech for the year ended October 31, 2015.

(1)	To record amortization of debt issuance costs to interest expense in connection with the Debt Financing.

(2)	To record interest expense in connection with the Debt Financing.

(3)	To eliminate unrealized gain (loss) and interest income on securities held in the trust account as of the beginning of the periods.

(4)	To eliminate gain on reduction of deferred underwriting fee payable as of the beginning of the period.

(5)	To record the effect of the Amended and Restated Employment Agreements for executive officers as of the beginning of the periods.

(6)	To record the effect of stock options granted to executives and employees as of the beginning of the periods.

(7)	To record normalized income tax benefit of 37.0% for pro forma financial presentation purposes.

(8)	As the Merger is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger have been outstanding for each of the periods presented. Weighted average common shares outstanding—basic and diluted is calculated as follows:

	Combined
	Six Months Ended April 30, 2016	Year Ended October 31, 2015
FinTech shares issued to Equity Financing investor	480,544	480,544
FinTech shares issued in Private Placement	467,647	467,647
FinTech shares issued to directors	26,388	26,388
FinTech weighted average shares outstanding	4,728,248	4,316,202
FinTech shares subject to redemption reclassified to equity	7,917,142	7,917,142
FinTech shares issued in Merger	15,162,470	15,162,470
Weighted average shares outstanding	28,782,439	28,370,393
Percent of shares owned by CardConnect	53.9%	54.7%
Percent of shares owned by FinTech stockholders, directors and Equity Financing investor	46.1%	45.3%

Weighted average shares calculation, basic and diluted
Existing CardConnect holders	15,512,470	15,512,470
FinTech holders, directors and Equity Financing investor	13,269,969	12,857,923
Weighted average shares, basic and diluted	28,782,439	28,370,393

The computation of diluted loss per share excludes the effect of 3,463,950 options issued as Merger Consideration and 3,390,479 options issued to executives and employees because their inclusion would be anti-dilutive.

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10,300,000 Shares of Common Stock

CardConnect Corp.

PROSPECTUS

    , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$12,447
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous expenses	27,553
Total	$100,000

Item 14. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our charter provides for that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

We expect to maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Item 15. Recent Sales of Unregistered Securities

On July 27, 2016, the Company entered into securities purchase agreements providing for the issuance and sale of the Company’s common stock in a private placement to certain CardConnect stockholders and an affiliate of Betsy Cohen, a director of the Company. See “Certain Relationships and Related Transactions—FinTech Related Person Transactions—Private Placement” for additional information, which is incorporated herein by reference.

On July 29, 2016, pursuant to a purchase agreement dated June 23, 2016 and in connection with the partial financing of the Merger, FinTech issued (a) 1,500,000 shares of FinTech’s newly created Series A Preferred Stock and (b) 480,544 shares of common stock to the Series A Purchaser. FinTech sold the shares of Series A Preferred Stock and common stock to the Series A Purchaser in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC. See “Description of Securities—Authorized and Outstanding Stock—Series A Preferred Stock” for additional information, which is incorporated herein by reference.

On February 19, 2015, FinTech sold 300,000 placement units in a private placement for an aggregate purchase price of $3,000,000, or $10.00 per unit, to the Sponsor (200,000 Units) and Cantor Fitzgerald (100,000 Units), pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. Each placement unit consists of one share of common stock and a placement warrant.  See “Description of Securities—Placement Warrants” for a description of the placement warrants, which is incorporated by reference herein.

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On March 29, 2015 the underwriter’s over-allotment option in connection with the FinTech initial public offering expired without exercise and the Sponsor, and certain of FinTech’s initial shareholders returned to FinTech an aggregate of 500,000 founder shares, which were subsequently cancelled.

Item 16. Exhibits and Financial Statement Schedules

(a)	The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement.

(b)	See the Index to Consolidated Financial Statements included on page F-1 for a list of the financial statements included in this registration statement. All schedules not identified above have been omitted because they are not required, are inapplicable, or the information is included in the consolidated financial statements or notes contained in this registration statement.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on August 25, 2016.

CARDCONNECT CORP.

/s/ Jeffrey Shanahan
Jeffrey Shanahan
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey Shanahan and Charles Bernicker and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey Shanahan Jeffrey Shanahan	Chief Executive Officer and President (principal executive officer)	August 25, 2016

/s/ Charles Bernicker Charles Bernicker	Chief Financial Officer (principal financial and accounting officer)	August 25, 2016

/s/ Richard Garman Richard Garman	Chairman of the Board of Directors	August 25, 2016

/s/ Peter Burns Peter Burns	Director	August 25, 2016

/s/ Betsy Cohen Betsy Cohen	Director	August 25, 2016

/s/ Toos Daruvala Toos Daruvala	Director	August 25, 2016

/s/ Ronald Taylor Ronald Taylor	Director	August 25, 2016

/s/ Christopher Winship Christopher Winship	Director	August 25, 2016

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EXHIBIT INDEX

Exhibit No.	Description

2.1(a)	Agreement and Plan of Merger, dated March 7, 2016, between the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

2.1(b)	Amendment No. 1, dated June 24, 2016, to Agreement and Plan of Merger, dated March 7, 2016, among the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

3.1	Second Amended and Restated Certificate of Incorporation(2)

3.2	Second Amended and Restated Bylaws. (2)

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock. (2)

4.2	Specimen Common Stock Certificate. (2)

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Warrant Agreement, dated February 12, 2015, between Continental Stock Transfer & Trust Company and the Company.(1)

4.5	Shareholder Agreement, dated July 29, 2016, between the Company and the stockholders of the Company signatory thereto(2)

5.1	Legal Opinion of Ledgewood PC

10.1	Letter Agreement, dated February 12, 2015, by and between the Company and Cantor Fitzgerald & Co.(1)

10.2	Letter Agreement, dated February 12, 2015, by and among the Company and certain security holders, officers and directors of the Company.(1)

10.3	Registration Rights Agreement, dated February 12, 2015, between the Company and certain security holders.(1)

10.4	Form of Indemnity Agreement.(1)

10.5	Letter Agreement by and among the Company, certain stockholders of the Company and stockholders of CardConnect(2)

10.6	Registration Rights Agreement by and among the Company and certain stockholders of CardConnect(2)

10.7*	Amended and Restated Employment Agreement with Jeffrey Shanahan(2)

10.8*	Amended and Restated Employment Agreement with Charles Bernicker(2)

10.9*	Amended and Restated Employment Agreement with Patrick Shanahan(2)

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10.10*	Amended and Restated Employment Agreement with Robert Nathan(2)

10.11*	Employment Agreement with Angelo Grecco(2)

10.12*	Amended and Restated Employment Agreement with Abraham Marciano(2)

10.13(a)*	CardConnect Corp. 2016 Omnibus Equity Incentive Plan(3)

10.13(b)	Form of Director Stock Grant under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan(2)

10.13(c)	Form of Option Grant (ISO) under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan(2)

10.13(d)	Form of Option Grant (ISO – Named Executive Officer) under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan(2)

10.14	Securities Purchase Agreement, dated June 23, 2016, between the Company and Falcon Strategic Partners V, LP(1)

10.15	Credit Agreement, dated as of July 29, 2016, with Bank of America, N.A. as syndication agent and BMO Harris Bank N.A. as Administrative Agent(2)

10.16	Second Lien Credit Agreement, dated July 29, 2016, with Babson Capital Finance LLC as Administrative Agent(2)

14.1	Code of Business Conduct and Ethics.(1)

21.1	Subsidiaries of the Registrant(2)

23.1	Consent of Marcum LLP

23.2	Consent of Ledgewood PC (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

(1)	Filed with the Company’s Registration Statement on Form S-4 (File No. 333-211139), initially filed on May 5, 2016, as amended.
(2)	Filed with the Company’s Current Report on Form 8-K filed on August 4, 2016.
(3)	Filed with the Company’s Current Report on Form 8-K/a filed on August 12, 2016.
(*)	Indicated management contract or compensatory plan or arrangement

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